Filed pursuant to Rule 424(b)(4) and Rule 424(b)(8)

Registration No. 333-289229

AUREUS GREENWAY HOLDINGS INC.

Up to 92,045,975 Shares of Common Stock Comprised of

728,988 Shares of Common Stock,

Up to 29,156,069 Shares of Common Stock Underlying the Pre-Funded Warrants,

29,885,057 Shares of Common Stock Underlying the Common Warrants A,

29,885,057 Shares of Common Stock Underlying the Common Warrants B and

2,390,804 Shares of Common Stock Underlying the Placement Agent Warrants

This prospectus relates to the proposed resale or other disposition, from time to time by selling stockholders identified herein, of up to (i) 728,988 shares of common stock, par value $0.001 per share of Aureus Greenway Holdings Inc., a Nevada corporation (the “Company”), (ii) 29,156,069 shares of our common stock underlying pre-funded warrants,(iii) 29,885,057 shares of our common stock underlying common warrants A, (iv) 29,885,057 shares of our common stock underlying common warrants B, and (v) 2,390,804 shares of our common stock underlying placement agent warrants.

The shares of common stock, pre-funded warrants, common warrants A and common warrants B were issued and sold to the selling stockholders in a private placement that closed on July 25, 2025 (the “Private Placement”), and the placement agent warrants were issued to the placement agent in the Private Placement. The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 79 of this prospectus for more information. We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares of common stock by the selling stockholders. However, if the pre-funded warrants, common warrants A, common warrants B, and placement agent warrants are exercised in cash, we would receive gross proceeds of approximately $69.6 million.

Some selling stockholders received pre-funded warrants in lieu of shares of our common stock that would otherwise result in such selling stockholder’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of the Private Placement. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant is exercisable for one share of common stock. The purchase price of each pre-funded warrant will be equal to the price per share of common stock, minus $0.001, and the remaining exercise price of each pre-funded warrant will equal $0.001 per share of common stock. The pre-funded warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant sold (without regard to any limitation on exercise set forth therein), the number of shares of common stock sold will be decreased on a one-for-one basis. We are also registering the shares of common stock issuable from time to time upon the exercise of the pre-funded warrants offered in the Private Placement.

The shares of common stock being registered for resale were acquired or may be acquired by the selling stockholders for prices below the current market price of the shares of common stock. Accordingly, the selling stockholders may have an incentive to sell because they have purchased or have the right to purchase the resale shares at effective prices lower than our public investors or the current trading price of the common stock and may profit significantly even under circumstances in which our other stockholders would experience losses in connection with their investment. For additional information, see “Risk Factors — Risks Relating to this Offering by the Selling stockholders — Certain existing stockholders, including the selling stockholders, purchased or may purchase, common stock at a price below the current trading price of such common stock, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.”

Our shares of common stock are quoted on the Nasdaq Capital Market under the symbol “AGH”. The closing price of our common stock on September 12, 2025 as reported on Nasdaq, was $4.315 per share of common stock.

On May 6, 2025 (the “Notification Date”), the Company received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2), because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. The notification does not impact the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the Notification Date, until November 3, 2025, to regain compliance with the Minimum Bid Price Requirement. During this period, the Company’s common stock will continue to trade on the Nasdaq Capital Market. If at any time before November 3, 2025, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company has achieved compliance with this Minimum Bid Price Requirement. In the event the Company does not regain compliance by November 3, 2025, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify for the additional 180-day period, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company. The Company intends to take all reasonable measures to regain compliance under the Nasdaq Listing Rule 5550(a)(2). However, there can be no assurance that the Company will be able to maintain compliance with the Nasdaq Capital Market’s continued listing requirements or regain compliance with the Minimum Bid Price Requirement.

The may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. This prospectus provides a general description of the securities being offered. You should read this prospectus before you invest in any of our securities.

As of the date of this prospectus, the Company is authorized to issue 500,000,000 shares of capital stock, consisting of 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001. 20,000,000 shares of our preferred stock are designated into shares of series A preferred stock (the “Series A Preferred Stock”). Each share of our common stock is entitled to one vote, and each share of Series A Preferred Stock is entitled to twenty (20) votes on any matter on which action of the stockholders of the corporation is sought, respectively. Shares of our Series A Preferred Stock vote together with shares of our common stock. Shares of our common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends.

Additionally, we are a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). This “controlled company” status is due to the fact that The Steven Scopellite 2021 Irr beneficially owns all 10,000,000 shares of our Series A Preferred Stock and 650,000 shares of common stock of the Company and will be able to exercise 93.5% of our voting power and will be able to determine all matters requiring approval by our stockholders. For further information, see “Principal Stockholders.” We do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. However, our decision not to rely on the “controlled company” exemption could change. See “Risk Factors” and “Management — Controlled Company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in the offered securities involves significant risks. See “Risk Factors” beginning on page 10 to read about factors you should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 12, 2025

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You should rely only on the information contained in this prospectus, inclusive of the documents incorporated by reference herein, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling stockholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling stockholder take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

Except as otherwise set forth in this prospectus, neither we nor the selling stockholders have taken any action to permit an offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, in this prospectus, the term(s) “we”, “us”, “our”, “Company”, “our company”, and “our business” refer to Aureus Greenway Holdings Inc.

ABOUT THIS PROSPECTUS

Basis of Presentation

We are a holding company that owns 100% of the equity interest in Pine Ridge. Pine Ridge holds the entire issued common stock of Chrome I and Chrome II which in turn holds the entire issued common stock of FSC I and FSC II respectively. Pine Ridge is considered the predecessor of Aureus Greenway Holdings Inc. for accounting purposes, and its historical consolidated financial statements are our historical consolidated financial statements. See “Corporate History and Structure” in this prospectus for a diagram depicting our organizational structure.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus that may be filed with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources we believe to be reliable, although we do not guarantee the accuracy or completeness of such information. We believe these industry publications and third-party research, surveys and studies are reliable, however you are cautioned not to give undue weight to the information contained or cited therein.

Numerical figures included in this prospectus may have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

This prospectus may contain additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

“Association” refers to the Kissimmee Bay Community Association, Inc. a not-for-profit corporation homeowners association;

“Aureus Greenway” “our business”, “our Company”, “Company”, “we”, “us”, “our” and “Group” refers to Aureus Greenway Holdings Inc., a corporation incorporated under the laws of the State of Nevada and, unless the context requires otherwise, its subsidiaries;

“BVI” refers to the British Virgin Islands;

“CCR” refers to the master declaration of covenants, conditions, restrictions, easements, and reservations of the Kissimmee Bay Community Association;

“Chrome I” refers to Chrome Fields I, a corporation formed in the State of Delaware and an indirect wholly-owned subsidiary of the Company;

“Chrome II” refers to Chrome Fields II, a corporation formed in the State of Delaware and an indirect wholly-owned subsidiary of the Company;

“FSC I” refers to FSC Clearwater LLC, a limited liability company formed in the State of Florida and an indirect wholly-owned subsidiary of the Company;

“FSC II” refers to FSC Clearwater II LLC, a limited liability company formed in the State of Florida and an indirect wholly-owned subsidiary of the Company;

“Kissimmee Bay” refers to Kissimmee Bay Country Club in Florida and which is owned by FSC I;

“Mr. C. P. Cheung” refers to Mr. ChiPing Cheung, our executive director, Chief Executive Officer and stockholder indirectly holding 16.9% of our listed common stock and the brother of Mr. S. Cheung and the son of Mr. Y. C. Cheung and Ms. C. Lee;

“Mr. S. Cheung” refers to Mr. Stephen Ching Ping Cheung, our designated executive director, Executive Chairman and stockholder indirectly holding 23.7% of our issued common stock and the brother of Mr. C. P. Cheung and the son of Mr. Y. C. Cheung and Ms. C. Lee;

“Mr. Y. C. Cheung” refers to Mr. Yick Chung Cheung, a stockholder indirectly holding 4.3% of our issued common stock and the father of Mr. C. P. Cheung and Mr. S. Cheung;

“Ms. C. Lee” refers to Ms. Chan Lee, a stockholder indirectly holding 4.3% of our issued common stock and the mother of Mr. C. P. Cheung and Mr. S. Cheung;

“Pine Ridge” refers to Pine Ridge Group Limited, a company formed in the BVI on May 3, 2013, a direct wholly-owned subsidiary of the Company;

“Remington” refers to Remington Golf Club in Florida and which is owned by FSC II;

“U.S. dollars,” “$,” and “dollars” refers to the legal currency of the United States.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our common stock, discussed under “Risk Factors,” before deciding whether to buy our common stock.

Business Overview

We own and operate two public golf country clubs in Florida that each features a golf-club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. We believe our golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. The property underlying both of our golf country clubs and the owner of that property are part of and subject to the Association, a not-for-profit corporation homeowners association. Leveraging our two golf country clubs, we plan to (i) continue to develop customer loyalty and capture a greater share of the golf-players who live in, or visit the greater Orlando region and (ii) increase our revenue from the operation of our golf country clubs. We believe the quality of our golf-courses and the amenities we offer will continue to enhance our ability to attract and retain golf-players across a number of demographic groups and skill levels

Each of our golf country clubs is organized into four principal business sectors: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities. Each of the golf-courses featured at our golf country clubs present a different set of physical and strategic challenges depending on the layout and where we place the position of a ball-hole and flagstick on a green from time to time during the golf-season. We believe this variation helps to create an enjoyable experience for our customers, no matter how many times they have visited our golf-courses before.

We acquired both of our golf country clubs in 2014, and since then, our management team has grown alongside the business. Similarly, our revenue has increased steadily during the last five years due to efforts from our greens superintendent as well as the executive management team. We believe recent capital improvements at both golf country clubs will help the facilities and our golf-courses progressively grow in stature and reputation in order to keep up to date with future infrastructure needs that can meet future demand and structural wherewithal. As a result of these upgrades and our management’s plans for growth, we believe they have gained valuable experience and are well-equipped to take on additional assets and continue to enhance the performance of both golf country clubs since our initial acquisition in 2014.

Our Business Model

We are the manager and operator of golf country clubs just south of Orlando, Florida. We believe that our golf country clubs are designed to appeal to a wide-ranging population that attracts customers across a number of local and tourism-driven demographic groups. We believe the combination of our geographic location and approachable golf-courses allow us to capture a greater share of a broad base of customers’ discretionary leisure spending. We believe our golf country clubs are designed to provide customers with lush and serene backdrops where they can enjoy leisure and social activities.

Both of our golf-courses are conveniently located just south of Orlando, Florida and both Remington and Kissimmee Bay are an approximate 23-minute drive to popular attractions such as Walt Disney World Resort. Similarly, both our golf-courses are easily accessible via major highways and in close proximity to Orlando International Airport. According to Frost & Sullivan Limited, who we commissioned in December 2023 to produce the “The Golf Country Clubs Market Research Report” that covers and analyzes the golf club industry for a period of 2018-2022 (the “Frost & Sullivan Report”), Orlando, Florida is one of the most visited cities in the world for leisure travelers with domestic and international visitors combined rising from 111.8 million in 2018 to 137.4 million in 2022.

Strategies

We plan to continue to promote, market, manage and operate our golf country clubs with the intent to (i) attract and retain customers across a number of demographic groups to further develop customer loyalty and capture a greater share of customers in the greater Orlando Florida region and (ii) increase revenue from managing and operating our golf country clubs.

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Club Renovation

Over fiscal years 2014 through 2022, we invested certain of our total revenues in our golf country clubs to maintain existing facilities and upgrade, replace, and build new facilities and amenities that focus on enhancing our customer experience. Through capital investment we have sought to renovate our facilities to provide customers with a modern golf-club experience to enhance our facilities. We believe that enhancing our facilities will promote higher usage, and customer engagement to ultimately result in additional ancillary spend, such as food and beverage purchases, and improved customer and brand loyalty.

Long-term Growth of Residential Community

Residential communities surround both of our golf country clubs and we believe they often refer one another via word of mouth after a positive experience at our golf country clubs. Based on our experience, word-of-mouth advertising has the lowest customer acquisition cost and is most effective way of attracting new customers. Anecdotally, we have noticed many of our customers have social media platforms to share information of their experiences at our golf country clubs. If our customers positively report our golf-course conditions and their experience on their social media platforms, we believe this segment of organic social media content is very powerful in terms of our marketing purposes. This strategic position provides us with a local customer base, allowing nearby residents to become regular patrons and contribute to our golf country clubs consistent revenue.

Acquisitions

We believe the growth of residential population provides us a significant growth opportunity in pursuing acquisitions to expand our portfolio of clubs and variety of amenities. We believe our management team is capable of running multiple golf country clubs because they have grown alongside our company since 2014. We believe that the unique benefits we have to offer, such as a policy which does not assess members for capital improvements as well as our ability to consummate acquisitions and improve operations, provide us a unique competitive advantage in pursuing potential transactions. We believe there are many attractive acquisition opportunities available, and we continually evaluate and selectively pursue these opportunities to expand our business.

Corporate Information

Our principal executive office is located at 2995 Remington Boulevard, Kissimmee, Florida 34744. Our telephone number is (407) 344 4004 and our website address is www.aureusgreenway.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

Reverse Stock Split

On June 11, 2024, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock implemented a reverse stock split in a ratio of 1.25-for-1 (the “Reverse Stock Split”) upon approval of which we filed articles of amendment to the articles of incorporation of the Company (the “Articles of Incorporation”), in order to implement the Reverse Stock Split.

Unless otherwise indicated, all information in this prospectus reflects a 1.25-for-1 reverse split of our issued and outstanding shares of common stock, effected on June 12, 2024.

After completion of the Reverse Stock Split, all references to our common stock, share data, per share data and related information has been adjusted for the Reverse Stock Split ratio of 1-for-1.25 as if it had occurred at the beginning of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split. The prospective Reverse Split will decrease each one and one quarter (1.25) share of common stock of our outstanding common stock into one (1) share of common stock, without any change in the par value per share. Upon completion of the Reverse Stock Split, no fractional shares were issued, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share.

Summary of Risk Factors

Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our common stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

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Risks Related to this Offering by the Selling Stockholders

Risks and uncertainties related to this offering include but are not limited to, the following:

●	Sales of a substantial number of our securities in the public market by the selling stockholders and/or by our existing stockholders could cause the price of our shares of common stock to fall.

●

Sales, or the perception of sales, of our common stock, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our common stock to decline.

●	Certain existing stockholders, including the selling stockholders, purchased or may purchase, common stock at a price below the current trading price of such common stock, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	Aureus Greenway Holdings Inc. is a holding company and may rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock;

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Severe weather patterns may adversely affect the ability for our customers play at our golf courses, create damage to our course greens and properties and may adversely affect the value of our golf courses or negatively impact our business and results of operations;

●	Economic downturns could negatively affect our business, financial condition and results of operations;

●	We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives;

●	Increasing property taxes, Association fees, and insurance costs may negatively affect results of operations;

●	Our property is subject to a CCR that may unreasonably restrict our ability to operate on and use our property;

●	We may not be able to attract and retain customers that consistently utilize our golf country clubs and pay green fees, which could harm our business, financial condition and results of operations;

●	Our property is part of the Association, and we are subject to the rules and regulations the Association, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with the Association, which would be costly;

●	Changes in consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are susceptible to factors beyond our control that may reduce demand for our products and services;

●	We have significant operations concentrated in a specific geographic state and any disruptions or highly successful competitor in this limited region could harm our results of operations;

●	Our business operation is subject to seasonality;

●	Our golf course maintenance is highly dependent on a third-party golf-club consultant which subjects us to risks, including disruptions in our business and increased costs;

●	Our golf courses and facilities are subject to future renovation projects which may result in in an extended period of continued partial or full business disruption and timing, budgeting and other risks could delay our efforts to renovate our properties all of which could reduce our profits or impair our ability to compete effectively;

●	Negative publicity could reduce sales at some or all of our golf country clubs and adverse litigation against us could materially affect our financial condition and results of operations;

●	We rely on a small number of suppliers, supplier concentration may expose us to significant financial credit or performance risk;

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●	Increases in our cost of equipment rentals, consultant services, insurance premiums, Association fees, food vendors and taxes could reduce our operating margins and harm our business, financial condition and results of operations;

●	Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively;

●	Our success is dependent on the continued service of our senior management and key employees;

●	Competition in the industry may have a material adverse effect on our business and results of operations;

●	Navigating workforce challenges is an inherent aspect of our operations, exposing us to potential risks associated with the historical rise in labor costs;

●	We may seek to expand through acquisitions of, or investments in, other businesses and properties each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations (see page 18 of this prospectus);

●	Accidents or injuries at our golf country clubs or in connection with our operations may subject us to liability, negatively affect our reputation and attendance at our golf country clubs, which could harm our business, financial condition and results of operations (see page 18 of this prospectus);

●	We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs;

●	Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations;

●	Our insurance coverage may be inadequate for the claims asserted or in relation to the risks associated with our business operations;

●	Our properties are subject to environmental regulation;

●	We may experience material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors;

●	We will incur substantial costs as a result of being a public company and become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports. These additional costs could reduce or eliminate our ability to operate profitability;

●	We are controlled by The Steven Scopellite 2021 Irr, whose interests may be different than the interests of other investors;

Risks Related to Customer Privacy, Cybersecurity and Data

Risks and uncertainties related to customer privacy, cybersecurity and data include, but are not limited to, the following:

●	Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business;

●	We may be subject to theft, loss, or misuse of personal data about our employees, customers, or other third parties, which could increase our expenses, damage our reputation, or result in legal or regulatory proceedings;

●	If our information technology systems or sensitive information, or those of our collaborators or other contractors or consultants, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to, a significant disruption of services and our ability to operate our business effectively, regulatory investigations or actions, litigation, fines and penalties, reputational harm, loss of revenue or profits, and other adverse consequences;

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Risks Related to Our Common Stock and Organizational Structure

In addition to the risks described above, we are subject to general risks and uncertainties relating to our common stock, including, but not limited to, the following:

●	We cannot predict the impact our multi-class structure may have on the stock price of our common stock;

●	Holders of our Series A Preferred Stock will continue to have significant influence over us, including control over decisions that require the approval of stockholders of our common stock;

●	The market price of our common stock has recently declined significantly, and our common stock could be delisted from Nasdaq or trading could be suspended;

●	In the event that our common stock are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our common stock because they may be considered penny stocks and thus be subject to the penny stock rules;

●	The resale of the shares of common stock offered pursuant to this prospectus (or the perception that such sales may occur) will result in substantial dilution and may materially and adversely affect the market price our common stock;

●	Our common stock price may be volatile similar to the stocks of other early-stage companies, and the value of our common stock may decline;

●	There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements could result in a de-listing of our common stock;

●	We have broad discretion in the use of our existing cash, cash equivalents and may not use them effectively;

●	We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future;

●	Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline;

●	We do not intend to pay dividends for the foreseeable future;

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors;

●	As a “controlled company” under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders;

●	Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

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Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer (“CEO”) pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). This “controlled company” status is due to the fact that The Steven Scopellite 2021 Irr exercises 93.5% of our voting power and will be able to determine all matters requiring approval by our stockholders. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq Marketplace Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors must be independent directors;

●	the requirement that our director nominees must be selected or recommended to the board for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors;

●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	the requirement that compensation of the chief executive officer must be determined, or recommended to the board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Marketplace Rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Marketplace Rules.

THE OFFERING

This prospectus relates to the offer and sale from time to time of up to 89,655,171 of our common stock by the selling stockholders consisting of (i) 728,988 shares of common stock and 29,156,069 pre-funded warrants in lieu thereof, each to acquire a share of common stock, (ii) 29,885,057 common warrants A, each to acquire a share of common stock, (iii) 29,885,057 common warrants B, each to acquire a share of common stock, (iv) 2,390,804 placement agent warrant shares each to acquire a single share of our common stock and (v) 2,390,804 shares of our common stock underlying placement agent warrants. If the warrants are exercised in cash, we would receive gross proceeds of approximately $69.6 million.

In connection with the Private Placement, under the terms of the registration rights agreement entered into with the selling stockholders in connection with a securities purchase agreement, we must register with the U.S. Securities and Exchange Commission all of the common stock being offered hereby. The number of shares of common stock ultimately offered for resale by the selling stockholders depends upon whether the warrants are ever exercised.

Common Stock Offered by the Selling Stockholders:	The selling stockholders are offering (i) 728,988 shares of common stock and 29,156,069 pre-funded warrants in lieu thereof, (ii) 29,885,057 shares of common stock underlying shares of common stock issuable upon the exercise of 29,885,057 common warrants A, (iii) 29,885,057 shares of common stock underlying shares of common stock issuable upon the exercise of 29,885,057 common warrants B sold in the Private Placement, (iv) 2,390,804 placement agent warrant shares each to acquire a single share of our common stock and (v) 2,390,804 shares of our common stock underlying placement agent warrants.

Pre-Funded Warrants	The selling stockholders are offering up to 29,156,069 pre-funded warrants that would otherwise result in the selling stockholders’ beneficial ownership exceeding 4.99% of our outstanding common stock. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant will be equal to the price per share of common stock, minus $0.001, and the remaining exercise price of each pre-funded warrant will equal $0.001 per common share of common stock. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis.

Common Warrants:	Certain of the selling Stockholders are offering shares of common stock underlying warrants that were issued in the Private Placement. All such common warrants A and common warrants B are immediately exercisable upon issuance for a term of five years and have an exercise price of $1.00 and $1.25, respectively, as may be adjusted. The exercise of the warrants is restricted to the degree that such exercise would result in such selling stockholder’s beneficial ownership exceeding 4.99% or 9.99% of our outstanding common stock immediately following such exercise.

Placement Agent Warrants:	The placement agent warrants have an exercise price of $1.00 per share and a term of five years from their issuance and will be exercisable for cash or on a cashless net exercise basis. There are placement agent warrants outstanding to purchase 2,390,804 shares of our common stock.

Capital stock outstanding immediately after this offering:	105,925,975 shares of common stock will be outstanding immediately after the offering assuming exercise of the pre-funded warrants, the common warrants A, the common warrants B and the placement agent warrants by the selling stockholders on such date, without regard to any limitations on conversions or exercises.

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Use of proceeds:

We will not receive any proceeds from the sale of common stock by the selling stockholders. However, we will receive gross proceeds of up to approximately $69.6 million if the pre-funded warrants, the common warrants A, the common warrants B and the placement agent warrants are exercised.

Market for our Common Stock:	Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “AGH”, and the closing price of one share of common stock on July 31, 2025 was $2.48. From the date of the start of our last fiscal year to the date hereof, the highest closing price of our common stock on the Nasdaq Capital Market was $5.47 and the lowest such closing price was $0.55.

Risk Factors:	Investing in these offered securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest.

Shares outstanding after the offering is based on 14,608,988 shares of common stock outstanding as of August 1, 2025.

Recent Developments

Securities Purchase Agreement and Registration Rights Agreement

Effective July 23, 2025 (the “Effective Date”), we entered into a securities purchase agreement (the “Securities Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with institutional and accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers purchased (i) 728,988 shares of common stock and 29,156,069 pre-funded warrants in lieu thereof, each to acquire a share of common stock, (ii) 29,885,057 common warrants A, each to acquire a share of common stock, and (iii) 29,885,057 common warrants B, each to acquire a share of common stock. The purchase price was $0.87 for (i) one share of common stock (or pre-funded warrant in lieu thereof), (ii) one common warrant A, and (iii) one common warrant B, for gross proceeds of $26,000,000. The common warrant A and common warrant B have exercise price equal to $1.00, and $1.25, respectively, subject to adjustment therein, which expire on the five (5)-year anniversary of the issue date.

Additionally, in connection with the Private Placement, the Company issued to Revere Securities LLC and Dominari Securities LLC (the “Placement Agents”) in the Private Placement 2,390,804 placement agent warrants with a strike price of $1.00 expiring five years from their issuance.

In connection with the Securities Purchase Agreement, on the Effective Date, the Company entered into the Registration Rights Agreement with the Purchasers. Pursuant to the Registrations Rights Agreement, the Company shall file with the United States Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the resale of shares issued to Purchasers, all shares of common stock of the Company underlying the pre-funded warrants, common warrants A, common warrants B and placement agents warrants. The Company must cause the Registration Statement to be declared effective by the SEC within forty-five (45) calendar days of July 23, 2025 (or 75 calendar days if subject to a “full review” by the SEC). The Company also agreed to maintain the effectiveness of such registration and fulfill customary obligations to facilitate resale of the underlying shares. The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

Securities Purchase Agreement and Private Sale

On July 23, 2025, the Company entered into a stock purchase agreement (the “Private SPA”) among certain existing stockholders of the Company (the “Sellers”), certain investors (the “Buyers”). Pursuant to the Private SPA, the Sellers agreed to sell, and the Buyers agreed to purchase, an aggregate of 10,000,000 shares of the Company’s Series A Preferred Stock, and 4,000,000 shares of the Company’s common stock at purchase prices of $0.01 per share and $0.975 per share, respectively.

The transaction closed on July 25, 2025. Although the Company was a party to the Private SPA and facilitated the closing, no proceeds were paid to the Company in connection with this transaction, as the shares of common stock and Series A Preferred Stock were sold by existing stockholders in a private secondary sale. The Private SPA contains customary representations, warranties, covenants, and indemnification provisions among the parties.

The transaction was for securities exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) and Regulation D Rule 506(b).

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data set forth below for the years ended December 31, 2024 and 2023 from our audited financial statements, and for the six months ended June 30, 2025 and 2024 from our unaudited condensed consolidated financial statements. Our financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the following summary financial data together with our historical financial statements and the notes thereto incorporated by reference into this prospectus and the other financial information incorporated by reference in this prospectus from our SEC filings

Statement of Income Data:

	For the years ended December 31,
	2024	2023

Revenue	$3,298,361	$3,554,712
Total Operating Costs	3,480,293	3,301,554
(Loss) Income from Operations	(182,032)	253,158
Total Other Income (Expense), net	19,268	(2,295)
(Loss) Income before Income Tax	(162,764)	250,863
Income tax expenses (benefits)	20,936	(135,263)
Net (Loss) Income	(183,700)	386,128
Basic and Diluted (Losses) Earnings per Share of Common Stock	$(0.02)	$0.04
Basic and Diluted Weighted Average No. of Shares of Common Stock Outstanding	10,880,000	10,880,000

	For the six months ended June 30,
	2025	2024

Revenue	1,930,603	2,202,172
Total Operating Costs	2,004,069	1,816,837
(Loss) Income from Operations	(73,466)	385,335
Total Other Income, net	141,228	12,785
Income before Income Tax	67,762	398,120
Income tax expense	90,811	137,837
Net Income	(23,049)	260,283
Basic and Diluted (Losses) Earnings per Share of Common Stock	(0.002)	0.024
Basic and Diluted Weighted Average No. of Shares of Common Stock Outstanding	13,167,293	10,880,000

Balance Sheet Data:

	As of June 30,	As of December 31,
	2025	2024	2023

Cash and cash equivalents	$7,625,413	$457,142	$646,294
Total current assets (including cash and cash equivalents)	7,943,073	1,125,272	991,386
Total Assets	$12,663,194	$5,211,893	$4,749,169
Total current liabilities (including bank and other borrowings)	1,153,127	3,403,513	2,664,011
Bank and other borrowings	-	192,378	785,315
Total liabilities	1,704,913	4,142,429	3,502,533
Total stockholders’ equity	10,958,281	1,069,464	1,246,636
Total Liabilities and stockholders’ equity	$12,663,194	$5,211,893	$4,749,169
Working capital assets (deficiency)	$6,789,946	$(2,278,241)	$(1,672,625)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our common stock if you can bear the risk of loss of your entire investment.

Risks Related to this Offering by the Selling Stockholders

Sales of a substantial number of our securities in the public market by the selling stockholder and/or by our existing stockholders could cause the price of our shares of common stock to fall.

The selling stockholders can sell, under this prospectus, up to 92,045,975 shares of common stock, constituting approximately 86.6% of our outstanding shares of common stock (assuming and after giving effect to the exercise of the pre-funded warrant shares, the common warrant shares A and common warrant shares B and placement agent warrants), as of the date of this prospectus. The selling stockholders hold 728,988 shares of common stock, representing approximately 4.99% of our outstanding shares of common stock and 19.44% of our public float (without giving effect to the exercise of the pre-funded warrant shares, the common warrant shares A and common warrant shares B, and placement agent warrants), as of the date of this prospectus. Depending on the price, the public stockholders may have paid significantly more than the Selling Stockholder for any common stock they may have purchased in the open market based on variable market price. The securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the selling stockholders may still experience a positive rate of return on the securities it purchased due to the price at which the selling stockholders initially purchased the securities.

Sales, or the perception of sales, of our common stock, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our common stock to decline.

The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of the common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement, shares held by certain of our stockholders, including the selling stockholders, will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of common stock could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

Certain existing stockholders, including the selling stockholders, purchased or may purchase, common stock at a price below the current trading price of such common stock, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

This prospectus relates to the offer and sale from time to time of up to 92,045,975 of our common stock by the selling stockholders consisting of (i) 728,988 shares of common stock and 29,156,069 pre-funded warrants in lieu thereof, each to acquire a share of common stock, (ii) 29,885,057 common warrants A, each to acquire a share of common stock, and (iii) 29,885,057 common warrants B, each to acquire a share of common stock. If the warrants are exercised in cash, we would receive gross proceeds of approximately $69.6 million, (iv) 2,390,804 placement agent warrant shares each to acquire a single share of our common stock with a strike price of $1.00 and (v) 2,390,804 shares of our common stock underlying placement agent warrants. The shares of common stock, pre-funded warrants, common warrants A and common warrants B were issued and sold to the selling stockholders in a private placement that closed on July 25, 2025 (the “Private Placement”), and the placement agent warrants were issued to the placement agent in the Private Placement. The purchase price was $0.87 for (i) one share of common stock (or pre-funded warrant in lieu thereof), (ii) one common warrant A, and (iii) one common warrant B, for gross proceeds of $26,000,000. We will not receive any proceeds from the sale of shares of common stock or the warrants by the selling stockholders pursuant to this prospectus.

The selling stockholders can sell, under this prospectus, up to 92,045,975 shares of common stock, constituting approximately 86.6% of our outstanding shares of common stock (assuming and after giving effect to the exercise of the warrants). The selling stockholders hold 728,988 shares of our common stock representing approximately 4.99% of our outstanding shares of common stock and 19.44% of our public float (without giving effect to the exercise of the warrants), as of the date of this prospectus. Given the substantial number of shares of our common stock being registered for potential resale by the selling stockholders pursuant to this prospectus, the sale of all of the shares by the selling stockholders, or the perception that these sales could occur, could increase the volatility of the market price of our common stock or result in a significant decline in the market price of our common stock, even if our business is doing well. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities and/or raise additional capital through the sale of equity securities in the future and at a price that we deem appropriate. The selling stockholders have purchased, or may purchase, the securities at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the selling stockholders are able to recognize a greater return on their investment than stockholders acquired in the public market. Furthermore, the selling stockholders may earn a positive rate of return even if the price of our common stock declines. As a result, the selling stockholders may be willing to sell its shares at a price less than stockholders that acquired their common stock in the public market or at higher prices than the price paid by the selling stockholders, the sale of which would result in the selling stockholders realizing a significant gain even if other stockholders experience a negative rate of return. The selling stockholders will be able to sell their shares for so long as the registration statement of which this prospectus forms a part is available for use.

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Risks Related to Our Corporate Structure

Aureus Greenway Holdings Inc. is a holding company and may rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock.

Because Aureus Greenway Holdings Inc. is a holding company, we conduct substantially all of our business through our subsidiaries in the United States, and Aureus Greenway Holdings Inc. may rely on dividends to be paid by its subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay its operating expenses. If any of the subsidiaries incurs debt on its behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to the Company.

There are no restrictions in our Articles of Incorporation or bylaws of the Company (the “Bylaws”) that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

●	the Company would not be able to pay its debts as they become due in the usual course of business; or

●	the total assets of the Company would be less than the sum of the total liabilities of the Company plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

Risks Related to Our Business

Severe weather patterns may adversely affect the ability for our customers to play at our golf courses, create damage to our course greens and properties and may adversely affect the value of our golf courses or negatively impact our business and results of operations.

As the game of golf is an outdoor activity, our business is susceptible to extreme weather conditions such as heavy rains, extreme or prolonged heat waves and high winds, all of which could reduce the playability of our golf courses and thereby reduce our revenues causing material adverse impact on our business and results of operations.

We regularly keep our golf courses irrigated and groomed in order to ensure a quality course for our customers to enjoy. Our ability to irrigate and groom our golf courses could be adversely impacted by a drought or other causes of water shortage. On the other hand, too much water or a flooding of the courses or the failure to properly aerate could result in soggy turf leading to inability to play, groom, maintain or run maintenance machinery or golf carts over the courses. A severe drought of extensive duration or extensive flooding due to non-seasonal and severe weather patterns could adversely affect our business and results of operations.

Our golf clubs are based in Florida which can experience periods of unusually or extremely weather conditions due to a variety of global climate phenomenon, such as the El Niño. If these phenomena and their impacts on weather patterns persist for extended periods of time causing the inability to play at our golf courses, our business and results of operations could be materially and adversely affected.

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Economic downturns could negatively affect our business, financial condition and results of operations.

A majority of our revenue is derived from discretionary or leisure spending by our customers and such spending can be particularly affected by changes in general economic conditions. An economic downturn or recession may lead to unemployment, decreased business and consumer confidence, reduced corporate spending etc. which in turn may adversely affect the spending culture of our customers and patrons and may result in a material adverse affect on our business, financial condition and results of operations. With the current high interest rates and a perceived economic bubble in the United States, this may lead to a loss of consumer confidence which translates into fewer customers playing golf and reduction in functions and activities held at our golf country clubs. As a result, we may be unable to increase green fees, membership dues or the price of our products and services, and our business, financial condition and results of operations may be materially adversely affected.

In an unfavorable economic situation, we may also find it difficult to access funding through the financial markets or face increased funding costs, which could make it more difficult or more expensive for us to obtain additional funding and therefore have a negative affect on our results of operations.

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives.

We have a limited operating history. As a result, an investment in our common stock entails more risk than an investment in the common stock of a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to effectively manage any renovation, maintenance, marketing and other operating costs for our golf country clubs;

●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and golf country club industry and the economy, in general;

●	our ability to maintain high customer loyalty;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our strategy;

●	our ability to compete with other regional golf country clubs;

●	costs that are beyond our control, litigation with customers, the Association, legal compliance, real estate taxes, Association assessments and insurance;

●	judicial and regulatory developments affecting the golf clubs industry that may affect or delay our ability to operate in the normal course of business;

●	reversal of population growth, employment or homeownership trends in central Florida or similar regional markets; and

●	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms.

In addition, we face significant competition in acquiring attractive golf country clubs on advantageous terms, and the value of the golf country clubs that we acquire may decline substantially after we purchase them.

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Increasing property taxes, Association fees, and insurance costs may negatively affect results of operations.

Property taxes and the costs of insuring our property are components of our expenses. Our property is subject to real property taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If real property taxes increase, expenses will increase. In addition, our property is subject to Association rules and regulations under the CCR. Powers under the CCR include the annual levy of regular property assessments, capital property expenditure assessments, and special property assessments for common expenses incurred by the Association in performance of its duties and obligations. The Association has the power to increase annual charges and make assessments for capital improvements, the establishment of reasonable reserves for the maintenance and replacement of and repairs to common property, and the Association’s surface water management system.

Similarly, property taxes, and insurance premiums are subject to significant increases, which may be outside of our control. If we fail to pay any such taxes, or annual assessments the applicable taxing authority or Association may place a lien on our property which could make it more difficult or more expensive for us to make improvements to our property, and therefore could harm our business and results of operations.

In particular, under a Florida statutory scheme implemented by certain Florida jurisdictions, a violation of the relevant building codes, zoning codes or other similar regulations applicable to a property may result in a lien on that property and all other properties owned by the same violator and located in the same county as the property with the code violation, even though the other properties might not be in violation of any code. Until a municipal inspector verifies that the violation has been remedied and any applicable fines have been paid, additional fines accrue on the amount of the lien and lien may not be released, in each case even at those properties that are not in violation. As a practical matter, it might be possible to obtain a release of these liens without remedying the property in violation through other methods, such as payment of an amount to the relevant county, although no assurance can be given that this will necessarily be an available option or how long such a process would take.

Our property is subject to a CCR that may unreasonably restrict our ability to operate on and use our property.

Our property is subject to a CCR that restrict certain uses of operation of such property, enforces certain conditions and restrictions on our property owner and property on which the Company operates. The CCR further subjects our property to easements, and regulates the design- and requirements-of any physical improvements or alterations on our property. Moreover, the operation and ownership of the contiguous properties within the subdivision the Association is situated in may impact the use of our property. Non-compliance with the CCR may result in or constitute default under our lease agreement with the Association and adversely affect our operating costs.

We may not be able to attract and retain customers that consistently utilize our golf country clubs and pay green fees, which could harm our business, financial condition and results of operations.

The engagement by customers of our golf-club facilities that the Florida golfing market determines to be desirable and willing to repeatedly utilize is critically important to our success. Our success will depend on our ability to attract and retain customers at our golf country clubs and maintain or increase usage of our golf courses and club facilities. Changes in consumer tastes and preferences, particularly those affecting the popularity of golf, and other social and demographic trends could adversely affect our business.

Our property is part of the Association, and we are subject to the rules and regulations the Association, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with the Association, which would be costly.

Our property is part of the Association, which is a private non-for-profit entity that regulates the activities of owners and occupants of, and levy assessments on, properties in the subdivision our property is a part of. The Association in which we own our property may have enacted or may, from time to time enact onerous or arbitrary rules that restrict our ability to use, design, renovate, or operate our property in accordance with our business strategy or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Additionally, the governing bodies of the Association in which we own property may not make important disclosures about our property or may block our access to Association records, initiate litigation, restrict our ability to freely use portions of our properties, impose assessments or arbitrarily change the Association rules. We may be unaware of or unable to review or comply with Association rules after their change, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss or prevent us from renting such property to a third party or otherwise reduce our cash flow from such property, which would have an adverse effect on our business and results of operations.

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Changes in consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are susceptible to factors beyond our control that may reduce demand for our products and services.

Consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are particularly susceptible to factors beyond our control that may reduce demand for our products and services, including demand for golf, vacation and business travel and food and beverage sales. These factors include:

●	low consumer confidence;
●	changes in the desirability of particular locations, residential neighborhoods, office space or travel patterns of customers;
●	deferrals or renegotiations of group business (e.g., tournaments and golf outings);
●	natural disaster, such as earthquakes, tornadoes, hurricanes, wildfires and floods;
●	outbreaks of pandemic or contagious diseases, such as COVID-19;
●	war, terrorist or threats and heightened travel security measures instituted in response to these events; and
●	the financial condition of the airline, automotive and other transportation-related industries and its impact on travel.

These factors and other global, national and regional conditions can adversely affect, and from time to time have adversely affected, individual properties, particular regions or our business as a whole. Any one or more of these factors could limit or reduce demand or the rates our golf country clubs are able to charge for green fees or services, which could harm our business and results of operations.

We have significant operations concentrated in a specific geographic state and any disruptions or highly successful competitor in this limited region could harm our results of operations.

We currently operate our golf country clubs solely in the state of Florida. If there is any prolonged disruption in the operations of our golf country clubs in this state, whether due to internal or external factors, club locations may become unsuitable and we may be forced to close clubs. Similarly, our concentration in the Florida market increases our exposure to adverse developments related to competition, as well as economic and demographic changes in these areas in response to heightened competition.

Our approach to identifying clubs in suitable locations typically favors locations where our facilities are or can become a part of the community. As a result, our golf country clubs are typically located near residential centers that we believe are consistent with our visitors’ lifestyle choices. Sales at these locations are derived, in part, from proximity to key local landmarks, business centers, facilities and residential areas. We may be forced to close clubs or club locations may become unsuitable due to, and such clubs’ results of operations may be harmed by, among other things:

●	economic downturns in a particular area;
●	competition from nearby recreational or entertainment venues;
●	changing demographics in a particular market or area;
●	changing lifestyle choices of consumers in a particular market;
●	weather conditions, technical difficulties, power failures or destruction or damage to the region as a result of a natural disaster, or fire; and
●	the closing or declining popularity of other businesses and entertainment venues located near our golf country clubs.

Our business operation is subject to seasonality.

Given that golf is an outdoor sport, our financial results fluctuate as a result of seasonal factors. Usage of our golf country clubs and golf facilities decline during the second and third quarters, because of hotter and humid temperatures that cause less tourist and customers to seek outdoor recreational activities. As a result of these factors, we usually generate a disproportionate share of our revenues and cash flows during a calendar year. This seasonality means our business and results of operations are disproportionately vulnerable to the occurrence of other risks during the periods of increased customer usage due to the larger percentage of revenues we generate during such times.

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Our golf course maintenance is highly dependent on a third-party golf-club consultant which subjects us to risks, including disruptions in our business and increased costs.

We have engaged DTE, an independently contracted golf consultancy and maintenance company to manage both of our golf country clubs. Our engagement with DTE includes core consultancy services for DTE to advise on, manage, and maintain our golf-club facilities which include, but are not limited to capital, staffing, accounting, marketing, landscaping, regulatory, and other operations at our golf country clubs on a weekly basis. In the future, we may outsource other functions to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively, we may not be able to achieve the expected cost savings and may have to incur additional costs in connection with such failure to perform. Depending on the skillset involved, such failures may also lead to business disruption, management errors, inefficiencies of our golf facilities, the loss of sales and customers, the loss of or damage to intellectual property through security breach, and the loss of sensitive data through security breach or otherwise. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers or prevent us from paying our collective suppliers or employees or receiving payments on a timely basis. Moreover, the failure to renew our contract with DTE or find an alternative golf-club consultant on a timely basis could have an adverse effect on our business and results of operations.

Our golf courses and facilities are subject to future renovation projects which may result in in an extended period of continued partial or full business disruption and timing, budgeting and other risks could delay our efforts to renovate our properties all of which could reduce our profits or impair our ability to compete effectively.

We may regularly expend capital to construct, maintain and renovate our properties in order to remain competitive, pursue our business strategies, maintain and build the value and brand standards of our properties and comply with applicable laws and regulations. The ultimate impact of renovations of our facilities or gold courses in the future on our operations is unknown and will depend on future developments, including the duration which may result in an extended period of continued business disruption. Disruptions during renovation periods may include reduced customer traffic, damage to our reputation and reduced operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, periodic upgrades to our facilities, greens, furniture, fixtures and equipment necessary to operate our business are subject to a number of risks, including:

●	construction delays or cost overruns (including labor and materials) that may increase project costs;

●	obtaining occupancy and other required permits or authorizations;

●	force majeure events, including hurricanes or floods;

●	design defects that could increase costs; and

●	environmental concerns which may create delays or increase costs.

These projects create an ongoing need for cash, which if not generated by operations or otherwise obtained is subject to the availability of credit in the capital markets. Our ability to spend cash necessary to maintain the quality of our properties is significantly impacted by the cost and availability of capital, over which we have little control. The timing of capital improvements can affect our golf-country club performance, including green fees, retention and usage, particularly if we need to close portions of golf courses or a significant number of other facilities, such as meeting spaces or dining areas. Moreover, the investments that we make may fail to improve the performance of the properties in the manner that we expect. If we are not able to begin operating properties as scheduled, or if investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our business and results of operations could be adversely affected.

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Negative publicity could reduce sales at some or all of our golf country clubs and adverse litigation against us could materially affect our financial condition and results of operations.

We may, from time to time, be faced with negative publicity relating to our golf country clubs, food quality, the safety, sanitation and welfare of our club facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our golf country clubs. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one of our golf-club may extend far beyond the sole golf-club involved, especially due to the proximity of our golf country clubs to one another.

During the normal course of our business, we may be involved in various legal proceedings. If any of these proceedings were to be determined adversely against us or a settlement involving a payment of a material sum of money, this could have a material adverse impact on our financial condition and results of operations. Similarly, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

We rely on a small number of suppliers, supplier concentration may expose us to significant financial credit or performance risk.

Our golf country clubs rely on the supply of services, equipment, or products which we may contract to purchase from a small number of third-party suppliers. As we continue to grow our business, we may need to establish a more diverse supplier network, while attempting to continue to leverage our purchasing power to obtain favorable pricing and delivery terms. The failure to diversify our supplier network could have an adverse effect on our results of operations, financial condition and cash flows.

Furthermore, despite our efforts to maintain good relationships with our existing suppliers, we could lose one or more of our existing suppliers at any time. The loss of one or more key suppliers could increase our reliance on higher cost or lower quality supplies, which could negatively affect our profitability. Any interruptions to, or decline in, the amount or quality of our supplies could materially disrupt our golf country clubs and adversely affect our business, financial condition and financial prospects.

Increases in our cost of equipment rentals, consultant services, insurance premiums, Association fees, food vendors and taxes could reduce our operating margins and harm our business, financial condition and results of operations.

Increases in operating costs due to inflation, property taxes, or Association fees and other factors may not be directly offset by increased revenue. Our most significant operating costs, other than labor, and our engagement with DTE are our cost of equipment leases, insurance premiums, food vendors, Association fees, and property taxes. Many, and in some cases all, of the factors affecting these costs are beyond our control. If certain of these significant operating costs of increase significantly and we are not able to pass along those increased costs to our customers in the form of higher prices or otherwise, our operating margins would suffer, which would have an adverse effect on our business, financial condition and results of operations.

Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively.

We must regularly expend capital to construct, maintain and renovate our properties in order to remain competitive, pursue our business strategies, maintain and build the value and brand standards of our properties and comply with applicable laws and regulations. Our ability to spend the money necessary to maintain the quality of our properties is significantly impacted by the cost and availability of materials and capital, over which we have little control over. In addition, we must periodically upgrade or replace the furniture, fixtures and equipment necessary to operate our business. These capital intensive efforts are subject to a number of risks, including:

●	construction delays or cost overruns (including labor and materials) that may increase project costs;
●	obtaining zoning, occupancy and other required permits or authorizations;

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●	governmental restrictions on the size or kind of development;
●	force majeure events, including earthquakes, tornadoes, hurricanes or floods;
●	design defects that could increase costs; and
●	environmental concerns which may create delays or increase costs.

If we are not able to keep up with the capital demands of our golf courses as scheduled, or if such capital investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our business and results of operations could be adversely affected.

Our success is dependent on the continued service of our senior management and key employees.

The loss of the services of any of our senior management could affect our operation and ability to achieve our business goals. We also may be unable to retain existing management and key employees, including club managers and maintenance staff, which could result in harm to our relationships with our members and customers and unanticipated recruitment and training costs. In addition, we have not obtained key man life insurance policies for any of our senior management team. As a result, it may be difficult to cover the financial loss if we were to lose the services of any members of our senior management team. The loss of members of our senior management team or key employees could have an adverse affect on our business and results of operations.

Competition in the industry may have a material adverse effect on our business and results of operations.

Our industry is competitive and compete primarily on the basis of reputation, quality and comprehensives of facilities, location and price. As a result, competition for market share in the industry in which we compete is significant. In order to succeed, we must increase our market share from local and regional competitors and sustain our customer base in the face of increasing recreational alternatives available to our prospective customers and current members.

Our golf and club facilities compete on a local and regional level with other golf country clubs, and at a regional level with restaurants and social clubs for leisure activities. The level of competition in the golf and country club business varies from region to region and is subject to change as existing facilities are renovated or new facilities are developed. According to the Frost & Sullivan Report, in 2022 there were more than 1,200 golf courses within the State of Florida most if not all of which have similar service offerings to those of ours. If we cannot differentiate ourselves from our competitor and provide more superior or better quality courses and facilities as compared to them, our financial performance could be materially affected. An increase in the number or quality of similar clubs and other facilities in a particular region could significantly increase competition, which could have a negative impact on our business and results of operations.

Navigating workforce challenges is an inherent aspect of our operations, exposing us to potential risks associated with the historical rise in labor costs.

We face workforce challenges which may arise from heightened competition for skilled employees, increased turnover rates, mandatory wage hikes, health benefit coverage, or potential legal issues.

Potential labor shortages or increased labor costs could emerge due to intensified competition for talent, elevated turnover rates, or regulatory changes such as increases in minimum wages or other employee benefit expenses. The ongoing evaluation of the impact of regulatory reforms on benefit costs, like healthcare, is a part of our proactive approach. A surge in labor-related expenses might result in an overall increase in operating costs, potentially affecting our business, financial well-being, and operational outcomes.

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We may seek to expand through acquisitions of, or investments in, other businesses and properties each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations.

Our business strategy may, from time to time, include acquiring or investing in additional golf country clubs, technologies or businesses. We cannot assure you that we will successfully identify suitable acquisition candidates, integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment. Any such acquisition or investment could materially and adversely affect our results of operations. Acquisitions and other strategic investments involve significant risks and uncertainties, including:

●	the potential failure to achieve the expected benefits of the combination or acquisition;

●	unanticipated costs and liabilities;

●	difficulties in integrating branding, services and products, businesses, operations and technology infrastructure in an efficient and effective manner;

●	difficulties in maintaining customer relations;

●	the potential loss of key employees of the acquired businesses;

●	the diversion of the attention of our senior management from the operation of our daily business;

●	the potential adverse effect on our cash position to the extent that we use cash for the purchase price;

●	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition;

●	the potential issuance of securities that would dilute our stockholders’ percentage ownership;

●	the potential to incur large and immediate write-offs and restructuring and other related expenses; and

●	the inability to maintain uniform standards, controls, policies and procedures.

Any acquisition or investment could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition or investment. In addition, our inability to successfully operate and integrate newly acquired businesses appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as on our revenues, gross margins and expenses. We continually evaluate opportunities to expand our business through strategic and complementary acquisitions. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. In addition, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all.

Accidents or injuries at our golf country clubs or in connection with our operations may subject us to liability, negatively affect our reputation and attendance at our golf country clubs, which could harm our business, financial condition and results of operations.

There are inherent risks of accidents or injuries at our properties or in connection with our operations including injuries from slips, trips and falls. If accidents or injuries occur at our properties, we may be held liable for costs related to the injuries. Although we maintain liability insurance, which we believe is commercially reasonable, there can be no assurance that our liability insurance will be adequate to cover all circumstances or the entire amount of liability. Our business, financial condition and results of operations could be materially and adversely affected to the extent claims and associated costs resulting from accidents or injuries exceed our insurance recoveries. Even if our insurance coverage were sufficient, any claims made by us could increase the premium payable in the future.

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We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain trademarks or other proprietary rights that would prevent or limit our ability to market our golf country clubs, which could make it more difficult for us to operate our business. We may receive inquiries from trademark owners inquiring whether we infringe on their proprietary rights. Companies owning intellectual property related to golf-services in Florida, or elsewhere may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease marketing, sales, or use of materials that incorporate the asserted trademarks or intellectual property;
●	pay substantial damages;
●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all;
●	or redesign one or more aspects or systems of our marketing plans.

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations.

Cyber incidents may result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation and damage to us. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. Any processes, procedures and internal controls that we implement, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that our financial results, operations, business relationships, confidential information or price of the common stock will not be negatively impacted by such an incident.

Insider or employee cyber and security threats are increasingly a concern for all companies, including ours. Moreover, social engineering and phishing are a particular concern for companies with employees including ours.

As a smaller company, we use third-party vendors to assist us with our network and information technology requirements. While we carefully select these third-party vendors, we cannot control their actions. Any problems caused by these third parties, including those resulting from breakdowns or other disruptions in communication services provided by a vendor, cyber-attacks and security breaches at a point-of-sale system or via our wireless internet network, could adversely affect our business and results of operations.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

Our insurance coverage may be inadequate for the claims asserted or in relation to the risks associated with our business operations.

We maintain insurance coverage for our major assets and operations, including insurance covering for fire, flood, natural disasters etc. However, we do not have or are unable to obtain insurance in respect of losses arising from certain operating risks, such as acts of terrorism. Our insurance policies may be insufficient to cover all of our losses in all events. The occurrence of certain incidents, including fraud, confiscation by investigating authorities or misconduct committed by our employees or third parties, severe weather conditions, war, flooding and power outages may not be covered adequately, if at all, by our insurance policies. If our losses exceed the insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses. Our insurance premiums may also increase substantially due to claims made. In such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected. Similarly, if we incur any loss not covered by such insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

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Our properties are subject to environmental regulation.

Our properties and operations are subject to compliance with a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources, environmental discharges; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by discharge of regulated materials. Certain of the foregoing environmental laws may impose clean up responsibility and liability on us without regard to whether we were aware of the discharge or waste or knew of or caused the presence of the environmental hazard at issue. We may use certain substances and generate certain wastes that may be deemed hazardous or toxic pursuant to such laws, and in the future we may incur costs related to cleaning up contamination resulting from historic uses of our golf country clubs when they were owned by others and for our treatment, storage or disposal of any waste from such use. The costs of investigation, remediation, or removal of regulated materials may be substantial, and the presence of any such substances, or the failure to remediate any golf property properly, may impair our ability to use that golf property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements. Failure to comply with these environmental laws could result in temporary or permanent cessation of the use of our golf country clubs and/or facilities.

Our growth strategy contemplated by our business plan may not be achievable or successful

We may not be able to implement the growth strategy contemplated in our business plan. Our growth strategy is dependent on a number of factors, including continued market acceptance of our golf country clubs and stable revenue. We can provide no assurance that customers will continue to utilize the facilities of our properties or that those customers will utilize the facilities of our golf country clubs at the prices and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

●	we are unable to continue to attract sufficient customers to utilize the facilities of our golf country clubs, considering the price and other terms required for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;
●	we fail to generate revenue sufficient to fund our operations;
●	we are forced to significantly adapt our business plan to meet changes in our markets; and
●	for any reason, we are unable to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully. Our failure to meet the encountered challenges could cause us to lose money and investments in us could be lost.

We may experience material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

The Company is a reporting company under section 15(d) of the Exchange Act and therefore the Company is subject to the Sarbanes- Oxley Act of 2002. Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of each of our fiscal years. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

Because we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act of 2012. During that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

We will incur substantial costs as a result of being a public company and become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports. These additional costs could reduce or eliminate our ability to operate profitability.

Due to the effectiveness of our registration statement on Form S-1 in November 2024, we expect to incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. These additional costs could negatively affect our financial results. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Similarly, following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses other than through shares of our common stock sold under this offering. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares of common stock you may purchase, if at all. These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Compliance with these laws, rules, and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. These laws, regulations, and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are controlled by The Steven Scopellite 2021 Irr, whose interests may be different than the interests of other investors.

The Steven Scopellite 2021 Irr beneficially owns approximately 93.5% of the voting rights of our common stock. As a result, he will have the ability to elect all of the members of our board of Directors and thereby may be able to indirectly control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our amended and restated articles of incorporation and amended and restated bylaws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with your interests. In addition The Steven Scopellite 2021 Irr may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other stockholders.

Risks Related to Customer Privacy, Cybersecurity and Data

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and stores personally identifiable information and other data relating to the employees, booking order processing, and sales transactions. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure, and protection of certain types of data. These laws, rules and regulations evolve frequently, and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. Changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

Further, if we expand our geographic reach, our services and user base, we may become subject to additional privacy-related laws and regulations. Additionally, we may incur significant expenses in an effort to comply with privacy, data protection and information security standards and protocols imposed by law, regulation, industry standards or contractual obligations. In particular, with laws and regulations imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices and may incur significant costs and expenses in an effort to do so.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, product sales platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. The failure, or the failure by third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other rider data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing customers from using our services or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

We may be subject to theft, loss, or misuse of personal data about our employees, customers, or other third parties, which could increase our expenses, damage our reputation, or result in legal or regulatory proceedings.

Our business relies on the use of customer accounts linked to bank accounts or credit cards as well as tracking certain movements of our customers. The theft, loss, or misuse of personal data collected, used, stored, or transferred by us to run our business could result in significantly increased business and security costs or costs related to defending legal claims. Global privacy legislation, enforcement, and policy activity in this area are rapidly evolving and expanding, creating a complex regulatory compliance environment. Costs to comply with and implement these privacy-related and data protection measures could be significant. In addition, even our inadvertent failure to comply with federal, state, or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others.

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If our information technology systems or sensitive information, or those of our collaborators or other contractors or consultants, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to, a significant disruption of services and our ability to operate our business effectively, regulatory investigations or actions, litigation, fines and penalties, reputational harm, loss of revenue or profits, and other adverse consequences.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we and the third parties upon which we rely process sensitive information, and, as a result, we and the third parties upon which we rely face a variety of evolving threats that could cause security incidents. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party vendors and other contractors and consultants who have access to our sensitive information. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party service providers experience a security incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award.

Our internal computer systems, cloud-based computing services and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage or interruption from a variety of sources, including cyberattacks, malicious internet-based activity, and online and offline fraud. These threats include, but are not limited to, social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), data corruption, intentional or accidental actions or inactions by our employees or others with access to our network, supply chain attacks, ransomware attacks, denial-of-service attacks (such as credential stuffing), credential harvesting, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, attacks enhanced or facilitated by artificial intelligence, natural disasters, terrorism, war and telecommunication and electrical failures, and other similar threats that affect service reliability and threaten the confidentiality, integrity, and availability of information. Attacks upon information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise, including traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including cyber-attacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services.

Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties and infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems or the third-party information technology systems that support us. We may also face increased cybersecurity risks due to the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations. Future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

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Because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security incidents that may remain undetected for an extended period. If any of the previously identified or similar threats were to occur and cause interruptions in our operations, it could result in a disruption of our development programs and our business operations, whether due to a loss of our sensitive information or other similar disruptions. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Furthermore, our software systems include cloud-based applications that are hosted by third-party service providers with security and information technology systems subject to similar risks.

If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we could incur liability, our competitive position could be harmed. Security incidents could lead to adverse consequences, including but not limited to: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; diversion of management attention; interruptions in our operations (including availability of data); financial loss; and other similar harms. Additionally, applicable data privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

We may expend significant resources or modify our business activities (including our research and development activities) to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We may be unable in the future to detect vulnerabilities in our information technology systems because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Despite our efforts to identify and address vulnerabilities, if any, in our information technology systems, our efforts may not be successful. Further, we may experience delays in deploying remedial measures designed to address any such identified vulnerabilities.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims. Additionally, sensitive information of the Company could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s, or vendors’ use of generative artificial intelligence technologies.

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Risks Related to this Offering and Our Common Stock

We cannot predict the impact our multi-class structure may have on the stock price of our common stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our common stock or in adverse publicity or other adverse consequences. For example, certain index providers have policies that restrict or prohibit the inclusion of companies with multiple-class share structures in certain of their indices, including the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure will make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies may depress the valuations of publicly traded companies that are excluded from the indices compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our common stock less attractive to other investors. As a result, the market price of shares of our common stock could be adversely affected.

The Holder of our Series A Preferred Stock will continue to have significant influence over us after this offering, including control over decisions that require the approval of stockholders of our common stock.

The holder of our Series A Preferred Stock will control, in the aggregate, approximately 93.5% of the voting power represented by all our outstanding shares of capital stock. As a result, the holder of our Series A Preferred Stock will continue to exercise significant influence over all matters on which holders of common stock are entitled to vote, including the election and removal of directors, amendments to our amended and restated articles of incorporation or amended and restated bylaws, and any approval of significant corporate transactions (including a sale of all or substantially all of our assets), and will continue to have significant control over our business, affairs, and policies, including the appointment of our management, through their influence over the board composition. The directors, whom the holder of our Series A Preferred Stock will have the ability to elect through their voting power, will have the authority to incur additional debt, issue or repurchase stock, declare dividends, and make other decisions that could be detrimental to stockholders.

We expect that certain members of our board will continue to be holder of our Series A Preferred Stock. The holder of our Series A Preferred Stock can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. The concentration of voting power with the holder of our Series A Preferred Stock may have an adverse effect on the price of our common stock. The holder of our Series A Preferred Stock may have interests that are different from yours and may vote in a way with which you disagree and that may be adverse to your interests.

As a result, for so long as the holder of our Series A Preferred Stock own a controlling or significant voting power in our issued and outstanding shares of capital stock, he generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

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●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

The market price of our common stock has recently declined significantly, and our common stock could be delisted from Nasdaq or trading could be suspended.

The listing of our common stock on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On May 6, 2025 (the “Notification Date”), the Company received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2), because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. The notification does not impact the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the Notification Date, until November 3, 2025, to regain compliance with the Minimum Bid Price Requirement. During this period, the Company’s common stock will continue to trade on the Nasdaq Capital Market. If at any time before November 3, 2025, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company has achieved compliance with this Minimum Bid Price Requirement. In the event the Company does not regain compliance by November 3, 2025, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify for the additional 180-day period, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company. The Company intends to take all reasonable measures to regain compliance under the Nasdaq Listing Rule 5550(a)(2). The Company’s common stock will continue to trade under the symbol “AGH.” On August 6, 2025, the Company received formal written notice from Nasdaq indicating that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) and that this matter is now closed.

Our common stock will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our common stock could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our common stock. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common stock, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common stock. A suspension or delisting would likely decrease the attractiveness of our common stock to investors and cause the trading volume of our common stock to decline, which could result in a further decline in the market price of our common stock.

In the event that our common stock are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

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The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common stock could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of such common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The resale of the shares of common stock offered pursuant to this prospectus (or the perception that such sales may occur) will result in substantial dilution and may materially and adversely affect the market price our common stock.

The selling stockholders can sell, under this prospectus, up to 92,045,975 shares of common stock, constituting approximately 86.6% of our outstanding shares of common stock (assuming and after giving effect to the exercise of the pre-funded warrant shares, the common warrant shares A and common warrant shares B and placement agent warrants), as of the date of this prospectus. The selling stockholders hold 728,988 shares of common stock, representing approximately 4.99% of our outstanding shares of common stock and 19.44% of our public float (without giving effect to the exercise of the pre-funded warrant shares, the common warrant shares A and common warrant shares B, and placement agent warrants), as of the date of this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. Sales of a substantial number of shares of our common stock by the selling stockholders in the public market could occur at any time. Given the substantial number of shares being registered for potential resale by the selling stockholders pursuant to this prospectus, whether as a result of substantial sales of our common stock by the selling stockholders or the perception in the market that holders of a large number of shares intend to sell their shares, the market price of shares of our common stock could decline significantly and the volatility of the market price of our common stock could increase significantly, even if our development efforts are going well.

Our common stock price may be volatile similar to the stocks of other early-stage companies, and the value of our common stock may decline.

The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

●	our future financial performance, including expectations regarding our revenue, expenses and other operating results;

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●	changes in customer acceptance rates or the pricing of our services;

●	delays in any proposed facility renovations or expansion;

●	our ability to establish new partnerships and successfully retain existing partnerships;

●	our ability to anticipate market needs and develop and introduce new and enhanced services or facilities to adapt to changes in our industry;

●	the success of our competitors;

●	our operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;

●	the stock price performance of other companies that investors deem comparable to us;

●	announcements by us or our competitors of significant business developments, acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

●	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

●	changes in our capital structure, including future issuances of securities or the incurrence of debt;

●	changes in senior management or key personnel;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, investigations, inquiries or litigation;

●	the inherent risks related to the golf country club industry;

●	the trading volume of our common stock; and

●	general economic and market conditions.

Broad market and industry fluctuations, as well as general economic, political, regulatory, and market conditions, may also negatively impact the market price of our common stock. In addition, stocks of early stage companies have historically experienced high levels of volatility. In 2025, the closing price of our Common Stock on the Nasdaq Capital Market fluctuated between a high of $5.44 to a low of $0.59. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

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There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements could result in a de-listing of our Common Stock.

We cannot assure you that we will be able to comply with the standards that we are required to meet in order to maintain a listing of our Common Stock on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”). If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the minimum stockholder’s equity requirement, the minimum bid price requirements or the minimum market value of publicly held shares requirement, Nasdaq staff may take steps to de-list our Common Stock. A notice of de-listing or any de-listing would likely have a negative effect on the price of our Common Stock and may impair our stockholders’ ability to sell our Common Stock when they wish to do so. In the event that we receive a notice of de-listing, we would plan to take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our Common Stock maintaining its listing, or that any such action would stabilize the market price or improve the liquidity of our Common Stock.

We have broad discretion in the use of our existing cash, cash equivalents and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of Common Stock will be our stockholders’ sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

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We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are subject to various requirements of the SEC, including record-keeping, financial reporting, and corporate governance rules. The registration statement of which this prospectus forms a part was initially submitted with the SEC on June 20, 2024 and became effective on November 12, 2024. Therefore, we became a reporting company under Section 15(d) of the Exchange Act and became subject to the periodic reporting requirement under Section 13 of the Exchange Act. We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we have the ability to advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenue exceeds $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, or (ii) our annual revenue is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

As a “controlled company” under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

The Steven Scopellite 2021 Irr beneficially owns Series A Preferred Stock and common stock of the Company and is able to exercise a majority of our voting power. Under the Nasdaq Marketplace Rules 5615(c), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”. A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Marketplace Rules, the requirement that our director nominees must be selected or recommended to the board of directors for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors, the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws, and the requirement that compensation of the chief executive officer must be determined, or recommended to the board of directors for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board of directors for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Marketplace Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Marketplace Rules corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

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Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Nevada corporation, and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. An interested stockholder is a person who, together with the affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) ten percent or more of the Company’s capital stock entitled to vote.

In addition, our Articles of Incorporation and Bylaws may discourage, delay, or prevent a change in our management or control over us that stockholders may consider favorable. Our Articles of Incorporation and our Bylaws (i) provide that vacancies on our board, including newly created directorships, may be filled by a majority vote of directors then in office, (ii) authorize the issuance of preferred stock that could be issued by our board to thwart a takeover attempt; and (iii) provide that the board shall have the sole power to amend, modify or repeal the Bylaws.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	market conditions in Florida;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	increases in the inflation rate;

●	fluctuations in our quarterly operating results due to the seasonal nature of our business;

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●	changes in, or the failure or inability to comply with, federal, state and local laws, regulations and ordinances, including those dealing with the environment;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competitive conditions in the golf country club industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. All net proceeds from the sale of common stock covered by this prospectus will go to the selling stockholders.

However, we will receive cash proceeds equal to the total exercise price of the common warrants A and common warrants B, and placement agent warrants that are exercised. We cannot predict when and in what amounts or if the common warrants A and common warrants B or placement agent warrants will be exercised, and it is possible that the common warrants A and common warrants B and placement agent warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We anticipate that any proceeds we receive from the exercise of the common warrants A and common warrants B and placement agent warrants will be used for working capital and general corporate purposes.

We have agreed to bear all of the expenses incurred in connection with the registration of the securities registered under this prospectus. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the securities registered under this prospectus.

We expect that the selling stockholders will sell their securities as described under “Plan of Distribution.”

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer our common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for our common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends on our common stock, and our board of directors intends to continue a policy of retaining earnings, if any, for use in our operations. We are organized under the Nevada Revised Statutes (the “NRS”), which prohibits the payment of a dividend if, after giving it effect, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities. Our board of Directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of stockholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes to those financial statements included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations related to future events and our future financial performance that involve risks, uncertainties and assumptions, such as statements regarding our intentions, plans, objectives, expectations, forecasts and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Disclosure Regarding Forward-Looking Statements.” All amounts included herein with respect to the fiscal years ended December 31, 2024 and 2023 are derived from our audited consolidated financial statements and for the six months ended June 30, 2025 and 2024 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus, each of which we prepared in accordance with U.S. Generally Accepted Accounting Principles or U.S. GAAP.

General Overview of Operations

We own and operate two public golf country clubs in Florida that we acquired in 2014. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfers. Our two golf country clubs are situated on over 289 acres of multi-service recreational property.

Each of our golf country clubs is organized into four revenue streams: (i) golf operations, (ii) sales of food and beverage; (iii) sales of merchandise; and (iv) ancillary income.

On February 13, 2025, the Company announced the closing of its initial public offering (“IPO”) of 3,000,000 shares of common stock, US$0.001 par value per stock share at an offering price of US$4.00 per share for a total of US$12,000,000 in gross proceeds. The Company raised total net proceeds of approximately US$10.6 million after deducting underwriting discounts and commissions and offering expenses.

Recent Developments

The Private Placement

As previously disclosed and further described in our Current Report on Form 8-K filed on July 25, 2025, on July 25, 2025, we closed the Private Placement pursuant to which the Company issued (i) 728,988 shares of common stock and 29,156,069 pre-funded warrants in lieu thereof, each to acquire a share of common stock, (ii) 29,885,057 common warrants A, each to acquire a share of common stock, and (iii) 29,885,057 common warrants B, each to acquire a share of common stock. The purchase price was $0.87 for (i) one share of common stock (or pre-funded warrant in lieu thereof), (ii) one common warrant A, and (iii) one common warrant B, for gross proceeds of $26,000,000. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Management’s Plans

Over the next twelve months, we plan to continue to promote, market, manage and operate our golf country clubs with the intent to (i) attract and retain customers across a number of demographic groups to further develop customer loyalty and capture a greater share of customers in the greater Orlando Florida region and (ii) increase revenue from managing and operating our golf country clubs.

We believe attracting and retaining customers while increasing customer engagement and loyalty by providing what we believe to be a high quality golfing experience will drive our revenue. Drivers of our revenue growth will require further steps to maintain and build on quality experiences at our golf country clubs. To achieve the foregoing, we intend to focus on:

●	Renovating and modernizing our golf country clubs to promote more enjoyable use of our facilities;
●	Retaining new regional customers from the growth of the surrounding greater Orlando Florida region through marketing efforts; and
●	Expanding our portfolio through regional country club acquisitions.

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Key Factors Affecting our Results of Operations

a.	Seasonality and weather

Our businesses are subject to seasonality and typically the first quarter of each year is our busiest season of the year. Then, even during our busy season, our business activities are affected by weather conditions. In 2024, we believe that we experienced very few rainy days during the first quarter making almost every day of the busiest season a suitable day for playing golf. In 2025, we believe that we experienced more than average rainy days during the first two months causing our revenue to be under pressure

b.	Cost of maintenance due to inflation

Our maintenance contract with our major vendor, SSS Down to Earth, LLC (“DTE”) an independently contracted country club consultancy and golf maintenance company, was only renewed in 2022 and the renewed contractual price did not fully reflect the inflationary environment that subsequently impacted the labor, fertilizer and chemical markets. In order to maintain our golf courses at a quality level that is consistent with our price points, after thorough discussions with the management of DTE, we had agreed to increase our contract price with DTE by a total of $200,000 starting in October 2023. This increase did not fully impact our cost basis in 2023 but will be in 2024. The maintenance cost and contract with DTE may be subject to further increases in 2024 if the inflationary environment continues to impact our maintenance needs.

The DTE Agreement was renewed in 2022 and the renewed contractual price has been fully reflected in Q1 2025, the higher contractual price is a reflection of the inflationary environment that subsequently impacted the labor, fertilizer and chemical markets. The maintenance cost and contract with DTE may be subject to further increases in 2025 if the inflationary environment continues to impact our maintenance needs.

c.	Renovation and upgrading of our golf courses and clubhouses

As disclosed in our prospectus dated February 11, 2025, some of the net proceeds from the initial public offering will be used for renovation and upgrading of our golf courses, clubhouse and facilities. We have completed the roof replacement and exterior painting of our clubhouse located at Kissimmee Bay Country Club and there is no disruption to daily golf operations. Regarding Remington Golf Club, the greens are currently under renovation and upgrading. The golf course at Remington Golf Club has been temporarily closed for renovation starting from May 17, 2025 and the expected re-opening date will be in late September 2025. Therefore, the renovation project will cause an adverse effect on our business and results of operations and the impact was partially reflected in our results for the six months ended June 30, 2025.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company transactions and balances between members of the Group are eliminated upon consolidation.

The unaudited condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted in accordance with SEC rules and regulations. In the opinion of the Company’s management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of June 30, 2025, and results of operations and cash flows for the six months ended June 30, 2025 and 2024. The unaudited condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

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Critical Accounting Policies, Judgments and Estimates

We have identified certain accounting policies that are significant to the preparation of our Group’s financial information. Some of our accounting policies involve subjective assumptions and estimates, as well as complex judgements relating to accounting items. In each case, the determination of these items requires management judgements based on information and financial data that may change in future periods. When reviewing our financial statements, you should consider: (i) our selection of accounting policies; and (ii) the results to changes in conditions and assumptions. We set forth below those accounting policies that we believe are of critical importance to us or involve the most significant estimates and judgements used in the preparation of our Group’s financial statements. The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the consolidated financial statements include allowance for expected credit loss, allowance for deferred tax assets, the impairment assessment of property and equipment and estimated incremental borrowing rate of lease. Actual results may differ from these estimates.

Accounts Receivable, net

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for expected credit losses. The credit cards payment is to be settled either within few days after the year end date due to the timing difference for the payment transfer from credit card center to the bank accounts of the Company or within one month after the services were utilized by the customers who have authorized the Company to make the payment through their credit cards. The Company reviews accounts receivable periodically for collectability and establishes an allowance for expected credit losses and records provision for allowance for expected credit losses expense when deemed necessary. The Company records an allowance for expected credit losses that is based on historical trends, customer knowledge, any known disputes, future expectation, future economic situation consideration and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts receivable are written off against the allowance after all attempts to collect a receivable have failed. As of June 30, 2025 and December 31, 2024, the Company had no allowance for expected credit losses due to no experiences on default from customers or failure of transfer from credit card center after payment authorization was made by customers and all outstanding accounts receivable as of June 30, 2025 and December 31, 2024 were subsequently settled before this report date.

Impairment for Long-Lived Assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. If an impairment is identified, The Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group as of June 30, 2025 and December 31, 2024 are accounted for as operating leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

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Revenue Recognition

All revenue recognized in the consolidated statements of operations is considered to be revenue from contracts with customers in accordance with Accounting Standards Codification (“ASC”) 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services are transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are incurred as the Company satisfies the related performance obligations.

Revenue from golf operations

There are two types of service charges maintained by the Company, the players can either (1) subscribe to the entertainment services for a period of time of one year at a discount (i.e. annual subscription green fees); or (2) purchase the services at the counter by one-time payment (i.e. one-time green fees). The golf courses are open to public and hence our customers include both local and overseas citizens. The charges comprise of both the cart fee and fees for playing in the golf course, which is fixed without variable consideration, and the customers either pay via cash or credit card. The entire service fee from customers is non-refundable and required to be paid in advance.

The Company sells annual green fee subscriptions to local patrons. The performance obligation of the annual subscription is for the Company to provide a patron with access to the golf course and cart, subject to availability of a tee time for a patron to play a single round on the 18-hole course; the round of golf is expected to be completed before sunset of the day of the booking of that tee time. The Company recognizes revenue from these annual subscriptions on a monthly basis over twelve months. The annual subscriptions are non-refundable. Payments for subscriptions in the form of cash or credit card are received in advance, and are recorded as contract liabilities-deferred revenue, and recognized to revenue at the end of each month. Management believes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar for each month, even though the exact volume of services may vary. The Company concludes that the annual green fees subscription satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The annual subscriptions fees are fixed and there is no variable consideration, significant financing components or noncash consideration. There is no contract asset related to these annual green fee subscriptions. As of June 30, 2025 and December 31, 2024, the Company recorded contract liabilities - deferred revenue of $154,386 and $162,226, respectively.

One-time green fees require the Company to provide to a patron access to a designated 18-hole golf course and cart to play a single round of golf subject to non-hazardous weather conditions that is expected to be completed before sunset of the day of booking of that tee time. Management believes access to the golf course and the card constitute a single performance obligation as either service is not available to be purchased separately. Payments for tee times are non-refundable and are received via cash or credit card immediately prior to the initiation of the patron playing the round of 18-hole golf; therefore, and one-time green fees are not refundable. Typically, in the event that weather is not expected to permit the patron to play and complete the single round of golf, the Company will not undertake the transaction and take payment from the patron. The one-time green fees are fixed and there is no variable consideration.

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Sales of merchandise, food and beverage

Golf course patrons regularly buy golf balls, clothing, paraphernalia, and gloves, or will enjoy food and beverage offered at the clubhouses. Patrons make orders at the counter. The price is fixed without variable consideration. The Company recognizes revenue when the merchandise or food and beverage are delivered, net of discounts, if any and control of the product has been passed to the customer. If the clothing or wearables have product defects, they are subject to exchange, but all sales are final and not subject to return. Product delivery is evidenced by a payment receipt record. Payments are settled via cash or credit card. The respective revenue is recognized at a point in time. There are no warranties, sales returns and refunds after the orders are delivered to the customers at the counter.

Ancillary revenue

Ancillary revenue represented the lease of its clubhouse for several hours for events held by associations or individuals such as golf tournaments and lease of golf club to individuals for one day playing golf in the Company’s golf course. The revenue was recognized upon services were rendered (i.e. on daily basis when the venue or golf club was used that day). Deposit was received in advance for booking of clubhouse and recognized as contract liabilities – deferred income upon receipt and recognized as revenue in the statements of income when service was rendered or no show after booking. Deposit received is non-refundable.

Income Tax

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of June 30, 2025 and December 31, 2024, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements, respectively.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the six months ended June 30, 2025 and 2024, respectively.

Results of Operations

	For the Years Ended December 31,
	2024	2023	2022
Revenue
Golf operations	2,443,178	2,643,856	2,310,615
Sales of food and beverage	648,738	682,281	517,694
Sales of merchandise	115,262	138,450	99,366
Ancillary revenue	91,183	90,125	80,979
Total revenue	3,298,361	3,554,712	3,008,654

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	1,367,958	1,189,889	1,015,852
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	186,602	209,226	167,614
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	54,876	92,675	56,228
Salaries and benefits	724,157	683,941	556,880
Depreciation	201,113	174,207	163,371
Other general and administration expenses	945,687	951,616	580,463
Total operating costs	3,480,393	3,301,554	2,540,408

(Loss) income from operations	(182,032)	253,158	468,246

Other income (expense)
Interest expense	(25,550)	(30,393)	(36,196)
Other income	44,818	28,098	8,900
Total other income (expense), net	19,268	(2,295)	(27,296)

(Loss) income before income tax	(162,764)	250,863	440,950

Income tax (benefits) expenses	20,936	(135,265)	117,757

Net (Loss) Income	(183,700)	386,128	323,193

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	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue
Golf operations	$415,868	$458,728	$1,444,808	$1,679,609
Sales of food and beverage	147,587	146,824	373,390	392,085
Sales of merchandise	20,904	24,732	65,408	75,824
Ancillary revenue	17,873	18,253	46,997	54,654
Total revenue	602,232	648,537	1,930,603	2,202,172

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	326,232	315,464	649,491	706,695
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	59,162	43,232	125,044	114,040
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	12,671	9,968	35,969	34,084
Salaries and benefits	248,953	141,795	522,940	377,643
Depreciation	52,013	50,031	102,797	100,038
Other general and administration expenses	329,704	182,822	567,828	484,337
Total operating costs	1,028,735	743,312	2,004,069	1,816,837

(Loss) income from operations	(426,503)	(94,775)	(73,466)	385,335

Other income (expense)
Interest expense	-	(6,296)	(4,491)	(16,482)
Other income	83,724	9,825	145,719	29,267
Total other income, net	83,724	3,529	141,228	12,785

(Loss) income before income tax	(342,779)	(91,246)	67,762	398,120

Income tax (benefits) expenses	(53,518)	(22,145)	90,811	137,837

Net (Loss) Income	$(289,261)	$(69,101)	$(23,049)	$260,283

Revenue

Revenues disaggregated by major revenue streams for years ended December 31, 2024, 2023 and 2022 are disclosed in the table below:

	For the Years Ended			2024 vs 2023		2023 vs 2022
	December 31,			Changes		Changes
	2024	2023	2022	$	%	$	%
Golf operations
- annual membership dues	$303,542	$168,723	$230,874	$134,819	80%	$(62,151)	(27)%
- one-time green fees	2,139,636	2,475,133	2,079,741	(335,497)	(14)%	395,392	19%
Sales of food and beverage	648,738	682,281	517,694	(33,543)	(5)%	164,587	32%
Sales of merchandise	115,262	138,450	99,366	(23,188)	(17)%	39,084	39%
Ancillary revenue	91,183	90,125	80,979	1,058	1%	9,146	11%
	$3,298,361	$3,554,712	$3,008,654	$(256,351)	(7)%	$546,058	18%

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Comparison for the years ended December 31, 2024 and 2023

Our revenue is mainly comprised of golf operations, sales of food and beverage and sales of merchandise. Overall decrease in revenue period over period by $256,351 or 7% was mainly due to the decrease in one-time green fees from golf operations and the associated sales of food and beverage and merchandise, and partially offset by the increase in annual membership dues.

Revenue from golf operations decreased by $200,678 or 8% from $2,643,856 for the year ended December 31, 2023 to $2,443,178 for the year ended December 31, 2024, which was mainly driven by the decrease in one-time green fees from golf operations by $335,497 or 14%, partially offset by the increase in annual membership dues by $134,819 or 80%.

Revenue from annual membership dues accounted for 9% and 5% of total revenue for the years ended December 31, 2024 and 2023. It increased by $134,819 or 80% mainly due to more receipts in advance closed to the year ended December 31, 2023 and deferred to be recognized as revenue during the year ended December 31, 2024.

One-time green fees from golf operations accounted for 65% and 70% of total revenue for the years ended December 31, 2024 and 2023 respectively. Decrease in one-time greens fees by 14% resulted from the decrease in total number of rounds by approximately 15% from approximately 66,000 rounds during the year ended December 31, 2023 to approximately 56,000 rounds during the year ended December 31, 2024 despite the increase in average price per round by approximately 3% from $37 per round for the year ended December 31, 2023 to $38 per round for the year ended December 31, 2024. Decrease in number of rounds was mainly due to more rainy days during the year ended December 31, 2024.

Decrease in revenue from sales of food and beverage by $33,543 or 5% from $682,281 for the year ended December 31, 2023 to $648,738 for the year ended December 31, 2024 was contributed by a decrease in quantities sold by 11% from approximately 116,000 pieces of food and beverage for the year ended December 31, 2023 to approximately 103,000 pieces of food and beverage for the year ended December 31, 2024 while the average unit price remained stable at $6 per unit for both periods. The decrease in quantities sold was in line with decrease in golf operations.

Decrease in revenue from sales of merchandise by $23,188 or 17% from $138,450 for the year ended December 31, 2023 to $115,262 for the year ended December 31, 2024 was contributed by a decrease in sales of golf balls, men’s wear and headwear by 17% as a result of the decrease in customers playing golf during the year ended December 31, 2024 which was mainly due to the decrease in revenue from golf operations as a result of decrease in customers visiting our pro shops.

Ancillary revenue mainly represented the equipment and facilities rental, including the lease of our clubhouse and lease of golf club to our customers. The increase slightly by $1,058 or 1% was mainly due to an increase in demand for rental services for activities and events during the year ended December 31, 2024.

Comparison for the years ended December 31, 2023 and 2022

Our revenue is comprised of golf operations, sales of food and beverage and sales of merchandise. Overall increase in revenue year over year by $546,058 or 18% was mainly due to the increase in one-time green fees from golf operations, sales of food and beverage and sales of merchandise which was partially offset by decrease in annual membership dues from golf operations.

Revenue from golf operations increased by $333,241 or 14% from $2,310,615 for the year ended December 31, 2022 to $2,643,856 for the year ended December 31, 2023, which was driven by the increase in one-time green fees from golf operations by $395,392 or 19% which partially offset the decrease in annual membership dues from golf operations by $62,151 or 27%.

One-time green fees from golf operations accounted for 70% and 69% of total revenue for the years ended December 31, 2023 and 2022 respectively. Increase in one-time greens fees by 19% resulted from the increase in total number of rounds by 10% from approximately 50,000 rounds during fiscal year ended 2022 to approximately 55,000 rounds during fiscal year ended 2023 as well as the increase in average price per round by 8% from $39 per round December 31, 2022 to $42 per round for the year ended December 31, 2023.

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Annual memberships decreased by 27% was mainly due to most of the annual membership dues being received during the third quarter during the year ended December 31, 2023 and the remaining unused monthly services were deferred to the year of 2024.

Increase in revenue from sales of food and beverage by $164,587 or 32% from $517,694 for the year ended December 31, 2022 to $682,281 for the year ended December 31, 2023, which was contributed by the increase in quantities sold by 16% from approximately 100,000 for the year ended December 31, 2022 to approximately 116,000 for the year ended December 31, 2023 and the average unit price remained stable at $6 per unit for the year ended December 31, 2022 and $6 for the year ended December 31, 2023. The increase in quantity sold was in line with increase in golf operations.

Increase in revenue from sales of merchandise by $39,084 or 39% from $99,366 for the year ended December 31, 2022 to $138,450 for the year ended December 31, 2023, which was contributed by the increase in sales of golf balls, men’s and ladies’ wear and gloves by 44% as a result of the increase in sales to customers playing golf during the year ended December 31, 2023.

Ancillary revenue mainly represented the equipment and facilities rental, including the lease of our clubhouse and lease of golf club to our customers. The increase by $9,146 or 11% was mainly due to increase in demand for rental services for activities and events during the year ended December 31, 2023.

Revenues disaggregated by major revenue streams for the three months and six months ended June 30, 2025 and 2024 are disclosed in the table below:

	For the three months ended				For the six months ended
	June 30,		Changes		June 30,		Changes
	2025	2024	$	%	2025	2024	$	%
Golf operations
– annual membership dues	111,052	76,157	34,895	46%	$145,218	$150,380	$(5,162)	(3)%
– one-time green fees	304,816	382,571	(77,755)	(20)%	1,299,590	1,529,229	(229,639)	(15)%
Sales of food and beverage	147,587	146,824	763	1%	373,390	392,085	(18,695)	(5)%
Sales of merchandise	20,904	24,732	(3,828)	(15)%	65,408	75,824	(10,416)	(14)%
Ancillary revenue	17,873	18,253	(380)	(2)%	46,997	54,654	(7,657)	(14)%
	602,232	648,537	(46,305)	(7)%	$1,930,603	$2,202,172	$(271,569)	(12)%

Comparison for the six months ended June 30, 2025 and 2024

Our revenue is primarily comprised of golf operations, sales of food and beverage and sales of merchandise. Overall decrease in revenue period over period by $271,569 or 12% was mainly due to the decrease in all revenue streams.

Revenue from golf operations decreased by $234,801 or 14% from $1,679,609 for the six months ended June 30, 2024 to $1,444,808 for the six months ended June 30, 2025, which was driven by the decrease in one-time green fees from golf operations by $229,639 or 15%.

Revenue from annual membership dues accounted for 8% and 7% of total revenue for the six months ended June 30, 2025 and 2024. It remained stable for the six months ended June 30, 2025 and 2024.

One-time green fees from golf operations accounted for 67% and 69% of total revenue for the six months ended June 30, 2025 and 2024, respectively. Decrease in one-time green fees by 15% resulted from the decrease in total number of rounds by 11% from approximately 36,000 rounds during the six months ended June 30, 2024 to approximately 32,000 rounds during the six months ended June 30, 2025 as well as the decrease in average price per round by 5% from $42 per round for the six months ended June 30, 2024 to $40 per round for the six months ended June 30, 2025 due to lower price was offered to the players as a result of less tourists visiting Florida during the current period because the inflation hinders the customers sentiment to play golf. The decrease in revenue was also due to one of our golf courses, Remington Golf Club, was closed for renovation since mid-May in 2025, in which the number of rounds for Remington Golf Club decreased by 17% in the second quarter.

Decrease in revenue from sales of food and beverage by $18,695 or 5% from $392,085 for the six months ended June 30, 2024 to $373,390 for the six months ended June 30, 2025, which was contributed by the decrease in quantities sold by 6% from approximately 63,000 for the six months ended Jue 30, 2024 to approximately 59,000 for the six months ended June 30, 2025 and the average unit price remained stable at $6 per unit for the six months ended June 30, 2025 and 2024. The decrease in quantity sold was in line with decrease in golf operations.

Decrease in revenue from sales of merchandise by $10,416 or 14% from $75,824 for the six months ended June 30, 2024 to $65,408 for the six months ended June 30, 2025, which was contributed by the decrease in sales of golf balls, men’s and ladies’ wear and gloves by 16% as a result of the decrease in sales to customers playing golf during the six months ended June 30, 2025.

Ancillary revenue mainly represented the equipment and facilities rental, including the lease of our clubhouse and lease of golf club to our customers. The decrease by $7,657 or 14% was mainly due to the decrease in demand for rental services for activities and events during the six months ended June 30, 2025.

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Comparison for the three months ended June 30, 2025 and 2024

Our revenue is primarily comprised of golf operations, sales of food and beverage and sales of merchandise. Overall decrease in revenue period over period by $46,305 or 7% was mainly due to the decrease in one-time green fees from golf operations and being partially offset by an increase in annual membership dues.

Revenue from golf operations decreased by $42,860 or 9% from $458,728 for the three months ended June 30, 2024 to $415,868 for the three months ended June 30, 2025, which was driven by the decrease in one-time green fees from golf operations by $77,755 or 20% and offset by an increase in annual membership dues from golf operations by $34,895 or 46%.

Revenue from annual membership dues accounted for 18% and 12% of total revenue for the three months ended June 30, 2025 and 2024. It increased by $34,895 or 46% mainly due to the increase in demand from customers who paid annual membership dues for the three months ended June 30, 2025.

One-time green fees from golf operations accounted for 51% and 59% of total revenue for the three months ended June 30, 2025 and 2024, respectively. Decrease in one-time green fees by 20% resulted from the decrease in total number of rounds by 23% from approximately 13,000 rounds during the three months ended June 30, 2024 to approximately 10,000 rounds during the three months ended June 30, 2025 and the average price per round remained stable at $30 per round for the three months ended June 30, 2024 and 2025. The decrease in revenue was also due to one of our golf courses, Remington Golf Club, was closed for renovation since mid-May in 2025, in which the number of rounds for Remington Golf Club decreased by 17% in the second quarter.

Increase in revenue from sales of food and beverage by $763 or 1% from $146,824 for the three months ended June 30, 2024 to $147,587 for the three months ended June 30, 2025, which was contributed by the increase in average unit price by 17% from $6 per unit for the three months ended June 30, 2024 to $7 for the three months ended June 30, 2025, being offset by the decrease in quantities sold by 4% from approximately 23,000 for the three months ended June 30, 2024 to approximately 22,000 for the three months ended June 30, 2025. The decrease in quantity sold was in line with decrease in golf operations.

Decrease in revenue from sales of merchandise by $3,828 or 15% from $24,732 for the three months ended June 30, 2024 to $20,904 for the three months ended June 30, 2025, which was contributed by the decrease in sales of golf balls, men’s and ladies’ wear and gloves by 17% as a result of the decrease in sales to customers playing golf during the three months ended June 30, 2025.

Ancillary revenue mainly represented the equipment and facilities rental, including the lease of our clubhouse and lease of golf club to our customers. It remained stable for the three months ended June 30, 2025 and 2024.

Operating expenses

Operating expenses consisted of the following:

	For the Years Ended			2024 vs 2023		2023 vs 2022
	December 31,			Changes		Changes
	2024	2023	2022	$	%	$	%
Golf operating costs(1)	$1,367,958	$1,189,889	$1,015,852	$178,069	15%	$174,037	17%
Cost of food and beverage sales(1)	186,602	209,226	167,614	(22,624)	(11)%	41,612	25%
Cost of merchandise sales(1)	54,876	92,675	56,228	(37,799)	(41)%	36,447	65%
Salaries and benefits	724,157	683,941	556,880	40,216	6%	127,061	23%
Depreciation	201,113	174,207	163,371	26,906	15%	10,836	7%
Other general and administrative expenses	945,687	951,616	580,463	(5,929)	(1)%	371,153	64%
	$3,480,393	$3,301,554	$2,540,408	$178,839	5%	$761,146	30%

(1)	Exclusive of depreciation and salaries and benefits shown separately above.

Comparison for the years ended December 31, 2024 and 2023

The operating expenses of the Company mainly consist of costs related to golf operations, costs related to sales of food and beverage and merchandise, salaries and benefits, depreciation and other miscellaneous administrative expenses. The overall operating expenses increased by $178,839 or 5% from $3,301,554 for the year ended December 31, 2023 to $3,480,393 for the year ended December 31, 2024, which was primarily due to increases in golf operating costs, salaries and benefits and depreciation and partially offset by the decrease in cost of food and beverages sales and cost of merchandise sales during the current year with details discussed below.

Golf operating expenses consisted of course upkeep expenses including the regular repair and maintenance of the golf courses and landscaping. Golf operating expenses increased by $178,069 or 15% from $1,189,889 for the year ended December 31, 2023 to $1,367,958 for the year ended December 31, 2024, which was attributable to the increase in contractual landscaping and repair and maintenance by $115,715 with our largest vendor, Down to Earth, during the year ended December 31, 2024 as a result of inflation.

The decrease in cost of food and beverage sales by $22,624 or 11% from $209,226 for the year ended December 31, 2023 to $186,602 for the year ended December 31, 2024 was in line with the decrease in sales of food and beverage.

Our cost of merchandise sales consisted of mainly the purchase cost of golf balls, men’s and ladies’ wear, gloves and headwear. Decrease in cost of merchandise sales by $37,799 was in line with the decrease in revenue from golf operations.

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Our salaries and benefits mainly consisted of the director’s remuneration, the staff costs and welfare of management, operating team, cashier and administrative personnel. The increase in salaries and benefits by $40,216 or 6% was primarily due to the increase in mandatory minimum wage by $1 per hour and the salaries paid to the Chief Financial Officer who had joined the Company since November 2023.

Our depreciation is mainly derived from depreciation of the recreational building, golf carts, pump stations and other operating equipment. The increase in depreciation was mainly due to the replacement of a pump station having 15 years useful life and air-conditioning system having 5 years of useful life with total acquisition costs of $181,471, of which $103,436 was paid and recognized as prepayment for acquisition of property and equipment in the prior year.

Other general and administrative expenses mainly consisted of professional fees, repair and maintenance of restaurant machinery and equipment, utilities, liability insurance, personal property tax and real estate tax, credit card charges and other miscellaneous administrative expenses. Other general and administrative expenses remained stable at $951,616 for the year ended December 31, 2023 and $945,687 for the year ended December 31, 2024.

Comparison for the years ended December 31, 2023 and 2022

The operating expenses of the Company mainly consists of costs related to golf operations, costs related to sales of food and beverage and merchandise, salaries and benefits, depreciation and other miscellaneous administrative expenses. The overall operating expenses increased by $761,146 or 30% from $2,540,408 for the year ended December 31, 2022 to $3,301,554 for the year ended December 31, 2023 which was primarily due to increases across all operating cost categories during the current year discussed below.

Golf operating expenses consisted of course upkeep expenses including the regular repair and maintenance of the golf courses and landscaping. Increase in golf operating expenses increased by $174,037 or 17% from $1,015,852 for the year ended December 31, 2022 to $1,189,889 for the year ended December 31, 2023 which was attributable to the increase in number of rounds by golf players as discussed in revenue above which was resulted in increase in the frequency of landscaping and repair and maintenance of equipment required by 16%.

The increase in cost of food and beverage by $41,612 or 25% from $167,614 for the year ended December 31, 2022 to $209,226 for the year ended December 31, 2023 was in line with the increase in sales of food and beverage.

Our cost of merchandise sales consisted of mainly the purchase cost of golf balls, men’s and ladies’ wears and gloves. Increase in cost of merchandise sales was mainly due to the combined effect of (i) increase in revenue from sales of merchandise; and (ii) average purchase costs for golf balls, men’s and ladies’ wear and gloves increased by 43%.

Our salaries and benefits mainly consisted of the director’s remuneration, the staff costs and welfare of management, operating team, cashier and administrative personnel. The increase in salaries and benefits by 23% was primarily due to increased mandatory minimum wage and inflation driven cost of living adjustments to key management members and staff by 23% as compared to prior year.

Our depreciation is mainly derived from the recreational building, golf carts, pump stations and other operating equipment. The increase in depreciation was mainly due to the acquisition of a pump station, cooler and freezer and air-conditioning system resulting in an aggregate depreciation of approximately $148,000 during the year ended December 31, 2023.

Other general and administrative expenses mainly consisted of professional fees, repair and maintenance of restaurant machineries and equipment, utilities, liability insurance, personal property tax and real estate tax, credit card charges and other miscellaneous administrative expenses. Increase in other general and administrative expenses by $371,153 or 64% from $580,463 for the year ended December 31, 2022 to $951,616 for the year ended December 31, 2023 was attributable to the increase in insurance expenses by approximately $35,000 resulted in obtaining coverage in the State of Florida; (ii) increase in repair and maintenance of restaurant machineries and equipment by $30,000; and (iii) increase in audit fee of $268,000 for listing purpose.

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Other income (expenses)

Other income (expenses) mainly includes interest expenses regarding the bank other borrowings incurred, bank interest income and additional service charges from customers who paid by credit cards. The increase in other income by $21,563 for the year ended December 31, 2024 and the decrease in other expenses by $25,001 for the year ended December 31, 2023 was mainly due to the increase in service charges from customers due to more usage of credit cards by the customers and increase in bank interest income.

Income tax expenses (benefits)

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company is incorporated in the State of Nevada and is not subject to tax on income or capital gains under current Nevada law. In addition, upon payments of dividends by these entities to their shareholders, no Nevada withholding tax will be imposed.

The Company’s deferred tax asset and income tax expenses are computed at the federal statutory rate of 21% and state of Florida tax rate of 5.5% to the income tax amount recorded for the years ended December 31, 2024 and 2023.

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating losses and temporary difference can be utilized.

As of December 31, 2024, the Company had $857,177 of net operating losses (“NOLs”) which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

The Company recorded income tax expenses of $20,936 for the year ended December 31, 2024 while income tax benefits of $135,265 for the year ended December 31, 2023 and income tax expenses of $117,757 for the year ended December 31, 2022. Please refer to Note 12 - Income Tax to the Consolidated Financial Statements for more details.

Net (loss) income

Our net loss for the year ended December 31, 2024 was $183,700 as compared to a net income of $386,128 for the year ended December 31, 2023. The decrease in net income by $569,828 or 148% was mainly due to the decrease in our revenue by $256,351 and increase in our operating costs by $178,839 mainly due to the increase in golf operating costs as mentioned above and increase in income tax expense due to utilization of NOLs for the year ended December 31, 2024.

Our income for the years ended December 31, 2023 and 2022, was $386,128 and $323,193, respectively. The increase of net income by $62,935 or 19% was mainly due to the increase in our revenue during the year ended December 31, 2023 and recognition of deferred tax assets on NOLs as discussed above.

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	For the three months ended				For the six months ended
	June 30,				June 30,
	2025	2024	Changes	%	2025	2024	Changes	%
Golf operating costs(1)	326,232	315,464	10,768	3%	$649,491	$706,695	$(57,204)	(8)%
Cost of food and beverage sales(1)	59,162	43,232	15,930	37%	125,044	114,040	11,004	10%
Cost of merchandise sales(1)	12,671	9,968	2,703	27%	35,969	34,084	1,885	6%
Salaries and benefits	248,953	141,795	107,158	76%	522,940	377,643	145,297	38%
Depreciation	52,013	50,031	1,982	4%	102,797	100,038	2,759	3%
Other general and administrative expenses	329,704	182,822	146,882	80%	567,828	484,337	83,491	17%
	1,028,735	743,312	285,423	38%	$2,004,069	$1,816,837	$187,232	10%

(1)	Exclusive of depreciation and salaries and benefits shown separately above.

Comparison for the six months ended June 30, 2025 and 2024

The operating expenses of the Company mainly consist of costs related to golf operations, costs related to sales of food and beverage and merchandise, salaries and benefits, depreciation and other miscellaneous administrative expenses. The overall operating expenses increased from $1,816,837 for the six months ended June 30, 2024 to $2,004,069 for the six months ended June 30, 2025, which was primarily due to the increase in salaries and benefits and other general and administrative expenses and partially offset by the decreases in golf operating costs during the current period with details discussed below.

Golf operating costs consisted of course upkeep expenses including the regular repair and maintenance of the golf courses and landscaping. Decrease in golf operating costs by $57,204 or 8% from $706,695 for the six months ended June 30, 2024 to $649,491 for the six months ended June 30, 2025 which was attributable to the decrease in golf course maintenance related expenses as a result of decrease in number of rounds by golf players and resulted in reduction in course maintenance and improvements projects carried out by Down-to-Earth prior to the renovation project started.

The increase in cost of food and beverage by $11,004 or 10% from $114,040 for the six months ended June 30, 2024 to $125,044 for the six months ended June 30, 2025 was mainly due to higher raw material prices for food and beverages during the period.

Our cost of merchandise sales consisted of mainly the purchase cost of golf balls, men’s and ladies’ wears and gloves. Increase in cost of merchandise sales by $1,885 was mainly due to the increase in purchasing cost of merchandise goods by our suppliers because inflation increases their production and operational costs.

Our salaries and benefits mainly consisted of the director’s remuneration, the staff costs and welfare of management team, operating team, cashier and administrative personnel. The increase in salaries and benefits by $145,297 or 38% was primarily due to the increase in salaries paid to the Chief Financial Officer by approximately $90,000 and the directors fee paid to the audit committee members by approximately $71,000 and partially offset by the decrease in director’s remuneration paid to Mr. Chi Ping Cheung by approximately $10,000.

Our depreciation mainly derived from the recreational building, golf carts, pump stations and other operating equipment. The depreciation remained stable at $102,797 and $100,038 for the six months ended June 30, 2025 and 2024 respectively.

Other general and administrative expenses mainly consisted of professional fees, repair and maintenance of restaurant machineries and equipment, utilities, liability insurance, personal property tax and real estate tax, credit card charges and other miscellaneous administrative expenses. Increase in other general and administrative expenses by $83,491 or 17% from $484,337 for the six months ended June 30, 2024 to $567,828 for the six months ended Jue 30, 2025 was mainly attributable to the increase in rental expenses, travelling expenses and director’s and officer’s liability insurance.

Comparison for the three months ended June 30, 2025 and 2024

The operating expenses of the Company mainly consist of costs related to golf operations, costs related to sales of food and beverage and merchandise, salaries and benefits, depreciation and other miscellaneous administrative expenses. The overall operating expenses increased from $743,312 for the three months ended June 30, 2024 to $1,028,735 for the three months ended June 30, 2025, which was primarily due to the increases in salaries and benefits and other general and administrative expenses during the current period with details discussed below.

Golf operating costs consisted of course upkeep expenses including the regular repair and maintenance of the golf courses and landscaping. Increase in golf operating costs by $10,768 or 3% from $315,464 for the three months ended June 30, 2024 to $326,232 for the three months ended June 30, 2025 which was attributable to the increase in equipment repairs and maintenance by approximately $8,000 during the period.

The increase in cost of food and beverage by $15,930 or 37% from $43,232 for the three months ended June 30, 2024 to $59,162 for the three months ended June 30, 2025 was mainly due to higher raw material prices for food and beverages during the period.

Our cost of merchandise sales consisted of mainly the purchase cost of golf balls, men’s and ladies’ wears and gloves. Increase in cost of merchandise sales by $2,703 mainly due to the increase in purchasing cost of merchandise goods by our suppliers because inflation increases their production and operational costs.

Our salaries and benefits mainly consisted of the director’s remuneration, the staff costs and welfare of management team, operating team, cashier and administrative personnel. The increase in salaries and benefits by $107,158 or 76% was primarily due to the increase in salaries paid to the Chief Financial Officer by approximately $15,000, the increase in the directors fee paid to the audit committee members by approximately $39,000 and the increase in director’s remuneration paid to Mr. Chi Ping Cheung by approximately $30,000.

Our depreciation is mainly derived from the recreational building, golf carts, pump stations and other operating equipment. The depreciation remained stable at $52,013 and $50,031 for the three months ended June 30, 2025 and 2024, respectively.

Other general and administrative expenses mainly consisted of professional fees, repair and maintenance of restaurant machineries and equipment, utilities, liability insurance, personal property tax and real estate tax, credit card charges and other miscellaneous administrative expenses. Increase in other general and administrative expenses by $146,882 or 80% from $182,822 for the three months ended June 30, 2024 to $329,704 for the three months ended June 30, 2025 was mainly attributable to the increase in professional fees by approximately $92,000, rental expenses by approximately $30,000, travelling expenses by approximately $18,000 and director’s and officer’s liability insurance by approximately $14,000.

Comparison for the three and six months ended June 30, 2025 and 2024

Other income (expense)

Other income (expense) mainly includes interest expenses regarding the bank and other borrowings incurred, bank interest income, dividend from money market accounts and additional service charges from customers who paid by credit cards. The increase in other income (expense) by $154,013 for the six months ended June 30, 2025 and $87,254 for the three months ended June 30, 2025 was mainly due to the dividend income generated from the cash deposit in money market accounts upon successful listing of common stocks in Nasdaq.

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Income tax expenses

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new federal statutory rate of 21% to the income tax amount recorded for the three and six months ended June 30, 2025 and 2024.

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the NOLs and temporary difference can be utilized.

As of June 30, 2025, the Company had $498,464 of net operating losses (“NOLs”) which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

The Company recorded income tax expenses of $90,811 for the six months ended June 30, 2025 and income tax expenses of $137,837 for the six months ended June 30, 2024. The effective tax rate increased from 34.6% for the six months ended June 30, 2024 to 134.0% for the six months ended June 30, 2025, which was mainly due to the increase in operating costs of approximately $270,000 incurred by the Company which is not subject to income tax. The Company recorded income tax benefits of $53,518 and $22,145 for the three months ended June 30, 2025 and 2024, respectively, the increase in income tax benefits was mainly due to the reversal of deferred tax liabilities for the period.

Please refer to Note 11 – Income Tax to the Unaudited Condensed Consolidated Financial Statements for more details.

Net (loss) income

Our net loss for the six months ended June 30, 2025 was $23,049 while our net income for the six months ended June 30, 2024 was $260,283. The decrease in net income by $283,332 or 109% was mainly due to the decrease in our revenue and the increase in our operating costs, being partially offset by the increase in our other income during the six months ended June 30, 2025.

Our net loss for the three months ended June 30, 2025 and 2024, was $289,261 and $69,101, respectively. The increase in net loss by $220,160 or 319% was mainly due to the decrease in our revenue and the increase in our operating costs, being partially offset by the increase in our other income during the three months ended June 30, 2025.

Liquidity and Capital Resources

The following table sets forth a breakdown of our current assets and current liabilities as of dates indicated:

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Working Capital

The following table summarizes our cash and working capital as of December 31, 2024 and 2023:

	December 31,	December 31,
	2024	2023	Changes	%
Cash and cash equivalents	$457,142	$646,294	$(189,152)	(29)%
Accounts receivable - net	20,778	36,299	(15,521)	(43)%
Short-term investment	6,778	-	6,778	100%
Inventories, net	55,817	55,704	113	0%
Deferred offering costs	582,679	252,964	329,715	130%
Other current assets	2,078	125	1,953	1,562%
Total currents assets	$1,125,272	$991,386	$133,886	14%

Accounts payable and accrued liabilities	$420,005	$495,930	$(75,925)	(15)%
Contract liabilities - deferred revenue	162,226	158,429	3,797	2%
Bank and other borrowings - current	94,007	135,970	(41,963)	(31)%
Operating lease liabilities - current	195,115	222,275	(27,160)	(12)%
Due to related parties	2,532,160	1,651,407	880,753	53%
Total current liabilities	$3,403,513	$2,664,011	$739,502	28%

Working Capital Deficiency	$(2,278,241)	$(1,672,625)	$(605,616)	36%

Accounts receivables

Accounts receivable mainly represent amounts due from customers paid by credit cards from provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for expected credit losses. The decrease in accounts receivables from $36,299 as of December 31, 2023 to $20,778 as of December 31, 2024 was mainly due to the less customers who paid by credit cards near the year end.

Inventories

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears, food and beverages. The Company keeps low inventories since the turnaround time is short.

Deferred offering costs

Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of our proposed initial public offering (“IPO”). Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of operations. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds and recognized in equity of the Company. The increase of $329,715 was due to additional payment for expenses for listing purpose during the year ended December 31, 2024.

Accounts payable and accrued liabilities

Accounts payable and accrued liabilities represented the payable to the vendors for the course upkeep costs, credit cards charge payables, sales tax payables and property tax payable. Decrease in accounts payable and accrued liabilities balance by $75,925 or 15% from $495,930 as of December 31, 2023 to $420,005 as of December 31, 2024 was mainly due to the decrease in accounts payable by $121,708 as a result of settlement of payables to vendors outweighed the costs incurred to vendors during the year ended December 31, 2024 and offset by the increase in accrued expenses of $65,042 in relation to the audit fee.

Contract liabilities - deferred revenue

Contract liabilities - deferred revenue represented the annual membership dues received in advance before the usage of golf course by customers. The increase in this balance by $3,797 or 2% was mainly due to annual membership dues being received in advance outweighed the revenue recognized during the year ended December 31, 2024.

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Bank and Other Borrowings

The Company borrowed loans from various financial institutions for working capital purposes. Our borrowings are as follows as of December 31, 2024 and 2023:

Initiation date	Loan No.	Principal Amount	Maturity date	Fixed Interest Rate	December 31, 2024	December 31, 2023
May 13, 2020	#1	$500,000	April 13,2050	3.75%	$-	$488,961
May 17, 2022	#2	$25,050	August 1,2025	5.50%	5,022	13,975
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	40,438	91,202
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	66,413	74,089
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	80,505	117,088
Total loans payable					192,378	785,315
Current portion					(94,007)	(135,970)
Long-term portion					$98,371	$649,345

The overall decrease in bank and other borrowings was mainly due to the repayment of loans of $592,937 during the year ended December 31, 2024.

Operating lease liabilities

The operating leases liabilities represented the leases for golf carts and golf equipment for terms of four to five years. The decrease in the operating leases - current was mainly due to the amortization for the year ended December 31, 2024.

Amounts due to related parties

Amounts due to related parties consists of the following:

Name	Relationship	Nature	December 31, 2024	December 31, 2023
Mr. Cheung Ching Ping	Shareholder of the Company	Interest-free listing expense loans(1)	$1,021,617	$520,964
Mr. Cheung Ching Ping	Shareholder of the Company	Interest-free shareholder’s loans(2)	607,272	472,272
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Interest-free shareholder’s loans(2)	485,917	377,817
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Director’s remunerations(3)	295,900	185,900
Mr. Cheung Yick Chung	Shareholder of the Company	Interest-free shareholder’s loans(2)	121,454	94,454
			$2,532,160	$1,651,407

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of the listing of our common stock on Nasdaq, or December 31, 2025. As of December 31, 2024 and 2023, amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $1,021,617 and $520,964.

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(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of December 31, 2024, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $607,272, $485,917 and $121,454, respectively. As of December 31, 2023, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $472,272, $377,817 and $94,454, respectively.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the years ended December 31, 2024 and 2023, the Company charged $110,000 and $110,000, respectively, as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits on the statements of operations. The balance is interest-free, unsecured and repayable on demand. As of December 31, 2024 and 2023, outstanding director’s remuneration was $295,900 and $185,900, respectively.

Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung signed an undertaking that no demand on repayment from the Company since December 31, 2022 and all the outstanding balances, other than the director’s remuneration of $295,900 to Mr. Cheung Chi Ping and expected to be settled within one year, were fully settled in subsequent between February and March 2025.

The following table summarizes our cash and working capital as of June 30, 2025 and December 31, 2024:

	June 30,	December 31,
	2025	2024	Changes	%
Current assets
Cash and cash equivalents	$7,625,413	$457,142	$7,168,271	1,568%
Accounts receivable – net	23,981	20,778	3,203	15%
Short-term investment	-	6,778	(6,778)	(100)%
Inventories, net	37,805	55,817	(18,012)	(32)%
Deferred offering costs	-	582,679	(582,679)	(100)%
Prepaid expenses	234,310	-	234,310	100%
Other current assets	21,564	2,078	19,486	938%
Total currents assets	$7,943,073	$1,125,272	$6,817,801	606%

Current liabilities
Accounts payable and accrued liabilities	$554,721	$420,005	$134,716	32%
Contract liabilities – deferred revenue	154,386	162,226	(7,840)	(5)%
Bank and other borrowings – current	-	94,007	(94,007)	(100)%
Operating lease liabilities – current	199,652	195,115	4,537	2%
Due to related parties	244,368	2,532,160	(2,287,792)	(90)%
Total current liabilities	$1,153,127	$3,403,513	$(2,250,386)	(66)%

Working Capital Assets (Deficiency)	$6,789,946	$(2,278,241)	$9,068,187	(398)%

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Accounts receivable

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for expected credit loss. Increase in balance was mainly due to the more customers who paid by credit cards near the period end.

Inventories

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears. The Company keeps low inventories since the turnaround time is short.

Deferred offering costs

Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the IPO. Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of income. The deferred offering costs was offset against the equity upon the listing during the current period which resulted in nil balance as of June 30, 2025.

Prepaid expenses

Prepaid expenses represent the prepayment for (i) the non-refundable consultancy service of $150,000; (ii) the non-refundable prepaid annual listing fee to Nasdaq of $64,166; (iii) the refundable director’s and officer’s liability insurance premium of $56,000; and (iv) the refundable prepaid rental of $10,000. Regarding the consultancy service expense, the Company has engaged a third-party consultant to provide business development regarding the acquisition of a new golf property and golf property management in Asia for a total consideration of $450,000 with service period of 36 months from March 15, 2025 to March 14, 2028. As of June 30, 2025, an aggregate of $450,000 was paid. The total amount in the contract will be amortized ratable to the service period since the services are expected to be provided evenly throughout the contract period. During the six months ended June 30, 2025, $43,750 of consultancy service fee was recognized in statement of operations and the remaining prepaid amount was recognized as prepaid expenses with current portion of $150,000 and non-current portion of $256,250. Regarding the annual listing fee starting from February 12, 2025 (the date that the common stock of the Company commencing public trading) after listing and prepaid obligation insurance for directors and officers starting from February 12, 2025, the service contract has one year term and the prepaid amount was amortized throughout the contract period starting from the date of contract and the amortization costs were recognized as other general and administration expenses while the remaining balance amounting to $84,310 in aggregate was recognized as current portion of prepaid expenses.

Accounts payable and accrued liabilities

Accounts payable and accrued liabilities represented the payable to the vendors for the course upkeep costs, credit cards charge payables, sales tax payables and property tax payable. Increase in accounts payable and accrued liabilities balance by $164,716 or 32% from $420,005 as of December 31, 2024 to $554,721 as of June 30, 2025 was mainly due to the increase in other payable by approximately $200,000 for the greens renovation in Remington Golf Club and offset by the decrease in property tax payable by approximately $52,000 due to the settlement of $102,000 during the current period.

Contract liabilities - deferred revenue

Contract liabilities – deferred revenue represented the annual membership dues received in advance before the usage of golf course by the customers. The decrease in this balance by $7,840 or 5% was mainly due to revenue recognized during the six months ended June 30, 2025 outweighed the annual membership dues being received in advance.

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Bank and Other Borrowings

The Company borrowed loans from various financial institutions for working capital purpose. The decrease in bank and other borrowings was mainly due to full settlement of all bank and other borrowing during the six months ended June 30, 2025 upon listing in February 2025.

Operating lease liabilities

The operating leases liabilities represented the leases for corporate office, golf cars and golf equipment for terms of four to five years. The operating leases – current remained stable at $199,652 and $195,115 as of June 30, 2025 and December 31, 2024, respectively.

Amounts due to related parties

Amounts due to related parties consist of the following:

Name	Relationship	Nature	June 30, 2025	December 31, 2024
Mr. Cheung Ching Ping	Shareholder and Director of the Company	Interest-free listing expense loans(1)	$-	$1,021,617
Mr. Cheung Ching Ping	Shareholder and Director of the Company	Interest-free shareholder’s loans(2)	-	$607,272
Mr. Cheung Ching Ping	Shareholder and Director of the Company	Director’s remuneration (3)	30,000	-
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Interest-free shareholder’s loans(2)	-	485,917
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Director’s remunerations(4)	214,368	295,900
Mr. Cheung Yick Chung	Shareholder of the Company	Interest-free shareholder’s loans(2)	-	121,454
			$244,368	$2,532,160

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000 which was then increased to $1,100,000 in January 2025. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of within 30 days from the date the Company’s common stock listed on Nasdaq, or December 31, 2025. As of December 31, 2024, the amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $1,021,617. The loan was fully settled during the six months ended June 30, 2025 upon listing.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of December 31, 2024, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $607,272, $485,917 and $121,454, respectively. The outstanding balances were fully settled during the six months ended June 30, 2025 upon listing.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the six months ended June 30, 2025 and 2024, the Company charged $30,000 and $40,000, respectively, as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits on the statements of operations. The balance is interest-free, unsecured and repayable on demand. As of June 30, 2025 and December 31, 2024, outstanding director’s remuneration was $214,368 and $295,900, respectively. The director’s remuneration payable to Mr. Cheung Chi Ping was fully settled in July 2025.

(4)	For the six months ended June 30, 2025, the Company charged $30,000 as director’s remuneration to Mr. Cheung Ching Ping and recognized under salaries and benefits on the statements of operations. The balance is interest-free, unsecured and repayable on demand. As of June 30, 2025, outstanding director’s remuneration was $30,000. The director’s remuneration payable to Mr. Cheung Ching Ping was fully settled in July 2025.

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Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the years ended December 31, 2024, 2023 and 2022:

	For the Years Ended			2024 vs 2023	2023 vs 2022
	December 31,			Changes	Changes
	2024	2023	2022	$	$
Cash provided by Operating Activities	$89,676	$848,032	$576,256	$(758,356)	$271,776
Cash used in Investing Activities	(133,457)	(251,389)	(207,582)	117,932	(43,807)
Cash used in Financing Activities	(145,371)	(643,500)	(364,781)	498,129	(278,719)
Net change in cash and cash equivalents	$(189,152)	$(46,857)	$3,893	$(142,295)	$(50,750)

Cash Flow from Operating Activities

During the fiscal year ended December 31, 2024, our net cash provided by operating activities was approximately $89,676, primarily arising from net loss of $183,700, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash items mainly consisted of depreciation of $201,113 and unpaid director’s remuneration of $110,000. Changes in operating assets and liabilities mainly include (i) a decrease in accounts receivables of $15,521 due to decrease in customers who paid by credit cards near the year end; (ii) a decrease in accounts payable and accrued liabilities of $75,925 due to decrease in accounts payable by $121,708 as a result of settlement of payables to vendors outweighed the costs incurred to vendors and offset by the increase in accrued expenses of $65,042 in relation to the audit fee; and (iii) increase in deferred tax liabilities of $11,958 due to increase in the temporary difference derived from the accelerated depreciation of property and equipment.

During the fiscal year ended December 31, 2023, our net cash provided by operating activities was approximately $848,032, primarily arising from net income of $386,128, and adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash item mainly consisted of depreciation of $174,207 and unpaid director’s remuneration of $100,000. Changes in operating assets and liabilities mainly include (i) an increase in deferred tax assets of $162,557 due to $274,075 being recognized during the year for the NOLs and partially offset by the utilization of NOLs for the current year ended December 31, 2023 as mentioned above; (ii) an increase in accounts payable and accrued liabilities of $187,536 due to increase in accounts payable to vendors for the course upkeep costs; and (iii) an increase in contract liabilities of $138,973 due to a large portion of annual membership dues being received in the third quarter of 2023 for services to be used by customers partly in fiscal year 2024.

During the fiscal year ended December 31, 2022, our net cash provided by operating activities was approximately $576,256, which was driven by net income of $323,193, and adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash item mainly consisted of depreciation of $163,371 and unpaid director’s remuneration of $30,000. Changes in operating assets and liabilities mainly include (i) a decrease in deferred tax assets of $99,765 due to the prior year tax credits; (ii) an increase in inventory of $33,742 due to an increase in unsold merchandise goods; and (iii) a decrease in accounts payable and accrued liabilities of $39,424 due to a decrease in accounts payable.

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Cash Flows from Investing Activities

During the fiscal year ended December 31, 2024, cash flows used in investing activities were mainly for the purchase of property and equipment of $126,679 including pump station and the installation of new air-conditioner system and our investment in money market funds which comprises of United States short-term treasury bills of $6,778.

During the fiscal year ended December 31, 2023, cash flows used in investing activities were for the purchase of property and equipment and prepayment for acquisition of property and equipment of $147,953 and $103,436, respectively. The purchase and the prepayment for acquisition of property and equipment was due to payments for clubhouse renovations such as roof replacement, clubhouse exterior wall painting, down payment for a new pump station to replace the old one and down payment for a new air-conditioner system to be installed to replace the old one.

During the fiscal year ended December 31, 2022, cash flows used in investing activities were for the purchase of property and equipment of $207,582, it is mainly due to payments for the course renovations, roof replacement and bridge improvement.

Cash Flows from Financing Activities

During the fiscal year ended December 31, 2024, cash used in financing activities was the result of deferred offering costs of $329,715 and repayments of bank and other borrowings of $592,937 and partially offset by net proceeds from related party loans of $770,753.

During the fiscal year ended December 31, 2023, cash used in financing activities was the result of net repayments of related party loans of $514,136 and deferred offering costs of $252,964 offset by net proceeds from bank and other borrowings of $123,600.

During the fiscal year ended December 31, 2022, cash used in financing activities was the result of net repayments of related party loans of $466,000 offset by net proceeds from bank and other borrowings of $101,219.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Capital Expenditures

We incurred capital expenditures of $126,679, $251,389 and $207,582 for the years ended December 31, 2024, 2023 and 2022, respectively, which mainly related to the purchase of pump station, cooler and freezer, air-conditioning system, restaurant equipment and clubhouse improvements.

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Contractual Obligations

Lease Agreements

Future minimum lease payments under operating leases as of December 31, 2024 were as follows:

Year ending December 31,
2025	$228,430
2026	200,125
2027	161,880
2028	161,880
2029	107,920
Thereafter	-
$860,235
Less imputed interest	(84,689)
Operating lease liabilities	$775,546

Cash Flow Sufficiency

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs and through (i) maintaining stable relationships with banks in order to renew the bank borrowings upon maturity or to arrange for additional banking facilities for use when necessary; (ii) closely monitoring the collection status of accounts receivable and actively following up with our customers for settlements; (iii) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; (iv) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary; (v) obtaining financial support from our Controlling Shareholder and investors to meet short-term operating expenses; and (vi) continuing to focusing on improving operational efficiency and cost reductions and enhancing efficiency.

The Company successfully raised a total gross proceed of $12,000,000, before deducting underwriting discounts and other offering expenses, from its initial public offering on February 13, 2025.

The Company believes that, taking into consideration the present available banking facilities and internal financial resources we have, including the current levels of cash and cash flows from operations, and the measures mentioned above, will be sufficient to meet its anticipated cash needs for at least the twelve months following May 15, 2025.

The following table summarizes our cash flows from operating, investing and financing activities:

	For the six months ended
	June 30,
	2025	2024	Changes
Cash (used in) provided by Operating Activities	$(337,364)	$394,512	$(731,876)
Cash used in Investing Activities	$(448,740)	$(108,595)	$(340,145)
Cash provided by (used in) Financing Activities	$7,954,375	$(133,133)	$8,087,508
Net change in cash and cash equivalents	$7,168,271	$152,784	$7,015,487

Cash Flow from Operating Activities

During the six months ended June 30, 2025, our net cash used in operating activities was approximately $337,364, primarily arising from net loss of $23,049, and adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash items mainly consisted of depreciation of $102,797 and unpaid director’s remuneration of $60,000. Changes in operating assets and liabilities mainly include (i) an increase in prepaid expenses of $490,560 due to the prepaid consultancy fee, prepaid annual listing fee to Nasdaq and prepaid director’s and officer’s liability insurance premium during the current period as mentioned above; (ii) a decrease in accounts payable and accrued liabilities of $64,846 due to the decrease in property tax payable by approximately $52,000; and (iii) a decrease in deferred tax assets of $95,059 due to the utilization of NOLs in the current period.

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During the six months ended June 30, 2024, our net cash provided by operating activities was approximately $394,512, which was driven by net income of $260,283, and adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash items mainly consisted of depreciation of $100,038 and unpaid director’s remuneration of $40,000. Changes in operating assets and liabilities mainly include (i) a decrease in deferred tax assets of $124,310 due to the utilization of NOLs for the prior period; (ii) an increase in accounts receivables of $21,695 due to more customers who paid by credit cards near the period end; and (iii) an increase in contract liabilities of $21,629 due to a large portion of annual membership dues being received during the prior period of 2024 for services to be used by customers partly in fiscal year 2024; and (iv) a decrease in accounts payable and accrued liabilities of $187,834 due to a decrease in accounts payable as a result of settlement of payables to vendors outweighed the costs incurred to vendors.

Cash Flows from Investing Activities

During the six months ended June 30, 2025, cash flows used in investing activities were for the purchase of property and equipment and advances for property of $330,816 and $124,702, respectively. The purchase and payment for acquisition of property and equipment was due to payments for the renovation and upgrading of our golf courses, clubhouse and facilities, greens renovation and roof replacement.

During the six months ended June 30, 2024, cash flows used in investing activities were for the purchase of property and equipment of $108,595, it is mainly due to the payment for the pump station.

Cash Flows from Financing Activities

During the six months ended June 30, 2025, cash provided by financing activities was the result of net proceeds from issue of common stocks of $10,654,093 and partially offset by net repayments of related party loans of $2,336,160, repayments of bank and other borrowings of $192,378 and payment of deferred offering costs of $171,180 during the period right before the successful listing.

During the six months ended June 30, 2024, cash used in financing activities was the result of payment for deferred offering costs of $306,409 and repayments of bank and other borrowings of $538,671 and partially offset by net proceeds from related party loans of $711,947.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Capital Expenditures

We incurred capital expenditures of $455,518 and $108,595 for the six months ended June 30, 2025 and 2024, respectively, which mainly related to the renovation and upgrading of our golf courses, clubhouse and facilities, greens renovation, roof renovation and purchase of pump station, respectively.

Contractual Obligations

Lease Agreements

The Company has six leases classified as right of use operating leases for corporate office, golf cars and golf equipment.

Future minimum lease payments under operating leases at June 30, 2025 were as follows:

Year ending December 31,	Total
2025 (excluding six months ended June 30, 2025)	$115,145
2026	204,211
2027	165,966
2028	165,966
2029	112,006
2030	1,362
$764,656
Less imputed interest	(69,084)
Operating lease liabilities	$695,572

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Future minimum lease payments under operating leases as of December 31, 2024 were as follows:

Year ending December 31,	Total
2025	$228,430
2026	200,125
2027	161,880
2028	161,880
2029	107,920
$860,235
Less imputed interest	(84,689)
Operating lease liabilities	$775,546

Cash Flow Sufficiency

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs and through (i) maintaining stable relationships with banks in order to renew the bank borrowings upon maturity or to arrange for additional banking facilities for use when necessary; (ii) closely monitoring the collection status of accounts receivable and actively following up with our customers for settlements; (iii) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; (iv) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary; (v) obtaining financial support from our Controlling Shareholder and investors to meet short-term operating expenses; and (vi) continuing to focusing on improving operational efficiency and cost reductions and enhancing efficiency.

The Company successfully raised a total net proceed of $10.65 million, after deducting underwriting discounts and commission and other offering expenses, from its initial public offering on February 13, 2025.

The Company believes that, taking into consideration the successful listing in February 2025 and internal financial resources we have, including the current levels of cash and cash flows from operations, and the measures mentioned above, will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

Quantitative and Qualitative Disclosure About Market Risk

Credit Risk

The Company’s principal financial assets are cash and cash equivalents, accounts receivables and prepaid expenses. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. The Company has not experienced losses on their accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

The Company mitigates its credit risk on receivables by actively managing and monitoring its receivables. The Company mitigates credit risk by evaluating the creditworthiness of customers prior to conducting business with them and monitoring its exposure for credit losses with existing customers. Since all accounts receivable as of June 30, 2025 and December 31, 2024 are aged within one year and collected all receivables subsequent to year end, minimum credit risk was noted for accounts receivable.

Vendor concentration risk

As of June 30, 2025 and December 31, 2024, the Company owed 74% and 84% of accounts payable to a key supplier, respectively.

For the six months ended June 30, 2025 and 2024, one vendor accounted for 26% and 31% of our total operating costs, respectively. No other vendor accounts for more than 10% of our total operating costs for the six months ended June 30, 2025 and 2024, respectively.

For the three months ended June 30, 2025 and 2024, one vendor accounted for 25% and 35% of our total operating costs, respectively. No other vendor accounts for more than 10% of our total operating costs for the three months ended June 30, 2025 and 2024, respectively.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as its financial liabilities carry interest at fixed rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including through operations and financial support from our stockholders and financial institutions. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency, as well as servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. Our market risk exposure is generally limited to those risks that arise in the normal course of business, as we do not engage in speculative, non-operating transactions, nor do we utilize financial instruments or derivative instruments for trading purposes.

Trend information

Other than as disclosed in “Risk factors” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our operating revenue, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily be indicative of future operating results or financial position.

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BUSINESS

Overview

We own and operate two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. We believe our golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of our golf-courses are aesthetically complemented by nearby waterways of which we believe provide both our golf-courses with scenic backdrops and enhance our customers’ golfing experience. Our golf country clubs also host local golf leagues, golf-tournaments, and private events. We believe the natural elements and diverse challenges of our golf-courses, services and amenities offers a compelling value to our customers and will allow our facilities to maintain customer loyalty while being an attractive tourist destination in the greater Orlando Florida region. Moreover, we believe that “green fees” or entry fees at our golf-courses are priced affordably compared to Orlando’s resort area courses, and as a result are popular especially during our peak winter season in the greater Central Florida region. The property underlying both of our golf country clubs and the owner of that property is part of and subject to the Association, a not-for-profit corporation homeowners association. Leveraging our two golf country clubs, we plan to (i) continue to develop customer loyalty and capture a greater share of the golf-players who live in- or visit-the greater Orlando region and (ii) increase our revenue from the operation of our golf country clubs. We believe the quality of our golf-courses and the amenities we offer will continue to enhance our ability to attract and retain golf-players across a number of demographic groups and skill levels.

Each of our golf country clubs is organized into four principal business segments: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities. Each of the golf-courses featured at our golf country clubs present a different set of physical and strategic challenges depending on the layout and where we place the position of a ball-hole and flagstick on a green from time to time during the golf-season. We believe this variation helps to create an enjoyable experience for our customers, no matter how many times they have visited our golf-courses before. Our golf country clubs are less than a mile away from one another, providing our customers with an excellent option for a 36-hole day of golf at both of our facilities. Our customers will encounter similar elements at our golf-courses that may be found at most golf courses which include but are not limited to what we consider to be the essential parts of a golf-course: greens, fairways, and hazards-such as bunkers or the rough.

The “tee” is located in the “tee box” where each hole of a golf-course begins. The “green” is where the hole and flagstick are located. The “fairway” is a stretch of short grass between the tee box and the putting green. The goal of the game of golf is to get the golf ball from the tee, and into the hole on the green with the fewest strokes possible. Every hole of each course ends at the green. The tee box is a close-cut area of grass at the starting point of the hole. Our golf-courses have several tee boxes available for our customers to choose from based on a customer’s skill level. Usually, tees near the fairway are meant for beginners, while more advanced golf-players are better suited to hit a golf-ball from the back tees at the beginning of each hole on a golf-course. For example, our tee boxes are marked by colors which correlate to a recommended skill level to make it easy for our customers to decide where to start. Once a customer has chosen where to “tee off” or drive the ball towards the green, they can place a ball on a tee and take a swing.

Our golf-courses include a number of intentionally designed obstacles our customers should strategically avoid on the golf-course which are known as “hazards” or areas referred to “the rough”. We believe these hazards keep each round of golf interesting and challenging for our customers. Our customers should strategically avoid landing a golf ball near or on hazards such as water or bunkers, which are narrow pits filled with sand. Similarly, our customers should avoid hitting a ball near or around the rough, which is a manicured and longer-cut area of grass surrounding our fairways and greens because it is usually difficult and unpredictable to hit a ball from the rough. If a customer has their ball in the rough or in a sand trap, they often move the ball back to the fairway or into the green with golf country clubs known as sand wedges, lob wedges, or pitching wedges. However, if a customer cannot hit the ball, they must take a one-stroke penalty and either hit the ball again or drop their golf ball near the hazard, but not closer to the hole.

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The grass we place on our greens is the most highly manicured area on the course. We maintain the greens so that the grass contained therein is short so that the ball can easily roll. Before a customer takes a shot on the green, they must read the ground conditions. To read the conditions of the green, a customer often makes note of the highest point on the surface because golf-putts (or shorter golf-ball taps) will usually roll away from that point. For example, sometimes wet, humid conditions like those in Florida will cause a green to slow a golf-ball down which may cause golf-putts to stick to the grass. Our greens superintendent regularly measures the rolling speed of our greens using a “stimpmeter” to assess the “stimp” of our putting greens which helps us determine whether additional topdressing of sand is needed on each of our greens to keep the roll fast and consistent. The stimp represents the numerical value that represents how fast the golf ball rolls on the putting surface while a “Stimpmeter” device is used to measure the speed of a golf course green by applying a known velocity to a golf ball and measuring the distance traveled in feet. The lower the stimp, the slower the greens while, the higher the stimp, the faster the greens. We believe manicuring the greens is important to our customers and that the manicured greens create a more enjoyable experience at our golf country clubs.

We acquired both of our golf country clubs in 2014, and since then, our management team has grown alongside the business. Similarly, our revenue has increased steadily during the last five years due to efforts from our greens superintendent as well as the executive management team. We believe recent capital improvements at both golf country clubs will help the facilities and our golf-courses progressively grow in stature and reputation in order to keep up to date with future infrastructure needs that can meet future demand and structural wherewithal. As a result of these upgrades and our management’s plans for growth, we believe they have gained valuable experience and are well-equipped to take on additional assets and continue to enhance the performance of both golf country clubs since our initial acquisition in 2014. The following provides an overview of the unique features and services offered by both of our golf country clubs.

The Kissimmee Bay Country Club

The Kissimmee Bay Country Club (“Kissimmee Bay”), located south of Orlando, Florida, was designed by Clifton, Ezell & Clifton and hosts a par 71 18-hole course with five colored sets of tee boxes with increasing difficulty designated by color with a total yardage of 6,830, lined with oak trees that we believe date back a hundred years that blend with classic palm trees to anchor and frame the vistas across Kissimmee Bay. In 2017, we upgraded Kissimmee Bay’s greens with highly manicured “champion G12” grass, a new cultivar of champion ultradwarf Bermuda grass which now line the greens on Kissimmee Bay’s course. To that end, due to the course’s acclaimed beauty and value, in 2023 Kissimmee Bay was appropriately recognized and named by Golf Digest magazine as one of “Best Courses in Orlando under $100.”1

While open to the public daily, Kissimmee Bay is also intertwined with the local community through our membership in the Association and maintains 100 members as of December 31, 2024. It is specifically located in a neighborhood in Kissimmee, Florida near the intersection of Irlo Bronson Hwy (US192) and the Florida Turnpike. This golf-course opened for play in 1990 and is situated approximately fifteen minutes’ drive from Orlando International Airport and just west of East Lake Tohopekaliga. For the twelve months ended 2023, 40,623 rounds of golf were played.

In addition to standard recreational golf and related services, Kissimmee Bay guests enjoy accommodations that include a full kitchen, antique-display, bar, and banquet room where we offer what we believe are popular crowd-pleasing menu-items. Kissimmee Bay’s event space can comfortably seat large golf events as well as private events including weddings, galas, banquets, business meetings, and holiday parties. These events generate significant business for our club, and help to drive club visibility, while increasing our food and beverage sales and facility utilization. Kissimmee Bay’s clubhouse walls also feature a display adorned with rare golf antiques that we believe are rare in the golf world. Kissimmee Bay hosts a local rotary club’s weekly meetings which maintains possession of those golf antiques. The antiques are not held by Kissimmee Bay.

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The Remington Golf Club

The Remington Golf Club (“Remington”) was designed by architects Clifton, Ezell & Clifton and hosts a par 72 18-hole course with five colored sets of tee boxes with increasing difficulty designated by color with a total yardage of 7,111. Remington is designed along hardwood trees, palm trees and classic and tropical flora and was built in 1996.

Remington Golf Club is specifically located in Kissimmee Florida near the intersection of Irlo Bronson Hwy (US192) and the Florida Turnpike. Remington opened for play in May 1996. Remington is also intertwined with the local community through our membership in the Association and has 28 members as of the date of this prospectus. Approximately 34,493 rounds of golf were played at Remington for the twelve months ended December 31, 2024.

Remington’s clubhouse features a full kitchen, a bar, a pro-shop and three of our offices. Remington offers customers a no-frills golf experience for casual recreational play. We offer hot and cold food options at Remington’s clubhouse.

1 The best courses you can play in Orlando under $100. Golf Digest. (January 21, 2023). https://www.golfdigest.com/courses/guides/best-public-golf-courses-orlando-under-100-dollars

The property underlying both of our golf country clubs and the owner of that property is part of and subject to the Association, a not-for-profit corporation homeowners association. The Association is the governing homeowners’ association which is responsible for the operation of the Kissimmee Bay community in which the Association’s voting membership is made up of owners, and in which membership is a mandatory condition of property ownership in the community. Each household within the association is entitled to cast one vote and the owner of our golf country clubs is entitled to cast ten votes at each Association meeting where Association-wide matters may be voted on. As of March 1, 2024, there were approximately 293 households in the Association and the golf country club owner’s vote represents approximately 3% of the total votes that may be cast. The Association is governed by a “Master Declaration of Covenants, Conditions, Restrictions, Easements and Reservations” for Kissimmee Bay (the “CCR”) that, among other things, (i) limits certain of our property use, (ii) imposes several reciprocal and non-reciprocal easements on us, (iii) outlines design guidelines on our property that we and the Association owners must adhere to and (iv) creates the Association that has the power to levy assessments and liens, review proposed architectural changes and govern common amenities. We provide club memberships to a group of legacy members who are part of the Association pursuant to the CCR who enjoy the lifestyle of patronizing Kissimmee Bay and Remington year-round. The Association’s CCR does not materially interfere with the ordinary course of business of the Company or any of its subsidiaries.

Corporate Structure and History

Aureus Greenway Inc. was incorporated in the State of Nevada on December 22, 2023, under The Nevada Revised Statutes (the “NRS”). Our principal executive offices are located at 2995 Remington Boulevard Kissimmee, Florida 34744, and our telephone number is (407) 344 4004. Our current registered office and current principal place of business in Nevada are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701. Our website address is www.aureusgreenway.com.

Aureus Greenway is a holding company incorporated in Nevada and headquartered in Florida. As a holding company with no material operations of its own, Aureus Greenway conducts operations through its subsidiaries in the State of Florida, in the United States.

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The following diagram illustrates our current corporate structure as of the date of this prospectus:

Our Business Model

We are the manager and operator of golf country clubs just south of Orlando, Florida. We believe that our golf country clubs are designed to appeal to a wide-ranging population that attracts customers across a number of local and tourism-driven demographic groups. We believe the combination of our geographic location and approachable golf-courses allow us to capture a greater share of a broad base of customers’ discretionary leisure spending. We believe our golf country clubs are designed to provide customers with lush and serene backdrops where they can enjoy leisure and social activities.

Both of our golf-courses are conveniently located just south of Orlando, Florida and both Remington and Kissimmee Bay are an approximate 23-minute drive to popular attractions such as Walt Disney World Resort. Similarly, both our golf-courses are easily accessible via major highways and in close proximity to Orlando International Airport. According to Frost & Sullivan Limited, whom we commissioned in December 2023 to produce a report which covers and analyzes the golf club industry for a period of 2018-2022, Orlando, Florida is one of the most visited cities in the world for leisure travelers with domestic and international visitors combined rising from 111.8 million in 2018 to 137.4 million in 2022. Further, both our golf-courses are open for play to the general public provided, however, Kissimmee Bay and Remington maintain club memberships in order to provide exclusive benefits to those members, including but not limited to, reduced green and food and beverage fees. For the fiscal year ended December 31, 2024, Kissimmee Bay accounted for 58% of our total club revenue and business, Remington accounted for 42% of our total club revenue and business.

We are a service-oriented business, but we depend on a number of third-party suppliers in order to comprehensively operate our golf country clubs and its and supply our customers with enjoyable leisure experiences. Our large suppliers include equipment and service suppliers, all of whom are independent third parties. These third-party vendors include but are not limited to our golf-course maintenance, equipment, professional service providers, golf cart supplier, golf merchandise suppliers, and food and beverage suppliers. Moreover, as a leisure business, we do not depend on any individual customer. Instead, our primary goal is to continuously enhance our quality and services to ensure every customer has a positive experience in order to recommend and revisit either of our golf country clubs. Our golf-courses provide a broad variety of golf services to appeal to a diverse group of families and individuals who lead an active lifestyle and seek flexible access to a public golf-course near Orlando, Florida. Our operations are seasonal in nature, and we experience annual peak and shoulder seasons which are determined by the climate in Central Florida, as well as factors that we believe include regional and holiday-driven tourism, discretionary leisure spending associated with larger national or regional macroeconomic trends. The shoulder season is comprised of months before and after the peak season and historically includes mid-April to May, and October to December, while our peak season historically includes January through mid-April. Slow season historically takes place during Florida’s summers, inclusive of June through September. Our operations, services and revenue streams are organized into four principal business sectors: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities.

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Golf Recreation

Green Fees. For the years ended December 31, 2024 and December 31, 2023, we generated approximately 65% and 70% of our gross revenue from collecting daily green fees which each golfer is charged for every round of eighteen holes that golfer plays, respectively. Green fee rates differ by the day of the week, time of day, or season. In both Kissimmee Bay and Remington, our club golf cart rentals are included with green fees which we believe allow our customers to traverse each round with ease and keep traffic flowing throughout our golf clubs. We also feature practice putting greens at both clubs in order for our customers to practice their short distance golf-games. Short-game is where golf-players practice finesse-related skills due to the need for accuracy over short distances. Practice greens, also called putting greens are included with green fees and are popular amongst those customers warming up before a round of golf. For the fiscal years ended December 31, 2024, and 2023, our green fees revenue decreased from $2,475,133 to $2,139,636, respectively representing a year over year decrease of approximately 14%.

Driving Ranges. Both Remington and Kissimmee Bay offer driving ranges for golfers to practice their long golf-game. Our driving ranges are unique because they are both aquatic ranges and provide an exciting opportunity for our guests to practice their long-range golf swings over waterways. In the long game aspect of golf that is practiced at our golf ranges, power and distance are required so that a golf-player’s ball can approach the putting green in as few strokes as possible. We believe our aquatic ranges offer our customers a dynamic experience distinct from traditional golf ranges due to the fact that our ranges require golfers to rent and drive a particular type of golf ball into a large body of water such as a lake or pond. To enjoy a successful aquatic driving range experience, customers often rent special types of floater range balls that are preferred when golfing at our unique ranges. We believe floater range balls are approximately 5% lighter to allow for flotation and are unlike traditional golf balls. We believe renting the aquatic balls to our customers is advantageous to our operations because they allow our golf country clubs to reuse the floater range balls at a higher rate than traditional golf balls and without high operational intensity. This is because, after a floater range ball is driven by a customer into the waterway, that ball is retrieved by club operations and reused with minimal effort as compared with those typically required to retrieve traditional golf balls from an extensive grass-based driving range.

As of the date of this prospectus, we sell our floater range balls at $9  per bucket to our customers. Part of our daily operations includes the retrieval and replenishment of floater range balls to limit inventory turnover and keep operations at our ranges running smoothly.

Retail Golf Products and Equipment and Facilities Rental

Pro shops. We maintain pro shops at both of our golf country clubs, which offer golf apparel, equipment, and information about our golf-courses. Our pro shops include unique retail options such as golf balls, golf-gloves, logoed hats and polos. At our pro shops, we only sell golf clubs on a prepaid custom-order-basis, which avoids our need to maintain a large inventory and prevents long turnovers of ordered equipment.

Golf product rental. We maintain multiple sets of new or gently used golf country clubs on premises for guest rental purposes. We annually purchase and replenish eight to ten sets of new Wilson Sporting Goods branded golf clubs to rent out to our Kissimmee Bay guests. Annually, any golf clubs over a year in age are transferred to Remington for customer rentals. Our annual replenishment of golf country clubs is designed to provide new clubs for rentals at both of our golf facilities. We believe new golf clubs retain higher golf club rental rates and provide customers with a better golfing experience in order to generate reasonable returns for each golf club rental.

Golf cart rental. As of the date of this prospectus, we lease approximately 76  golf carts from Yamaha Golf-Car Company (“Yamaha”) at each golf-course in January 2020. Historically, we have renewed our Yamaha leases every four years. However, in 2023 and due to Yamaha’s supply chain issues, our current golf cart leases have gone beyond four years. In the third quarter of 2024, we renewed our golf cart leases with Yamaha. Golf cart rentals are included in the price of green fees, and we believe including the golf carts with each round of golf provides our customers with a comfortable and enjoyable experience. We believe the use of golf carts at our golf country clubs allows our customers to swiftly and easily travel between the eighteen holes at each of our golf-courses without delaying or interfering with other customers use of the same golf-course.

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Membership Dues

We provide club memberships to a group of legacy members who are part of the Association pursuant to the CCR who enjoy the lifestyle of patronizing Kissimmee Bay and Remington year-round. As part of that membership, our members pay an annual fee and in return have the ability to play unlimited rounds of golf at Kissimmee Bay and Remington throughout the year. Members also enjoy select discounts at Kissimmee Bay and Remington. Our overall revenue and future growth does not heavily rely on our members because we do not advertise our two membership programs at Kissimmee Bay and Remington. We believe more tee times for daily golfers will be freed up, particularly during peak seasons by not widely advertising our memberships.

We believe we have a great relationship with all of our members and in turn our members provide stable recurring revenue throughout the year. As of the date of this Annual Report, Kissimmee Bay had approximately 100 memberships and Remington had approximately 30 memberships. For the years ended December 31, 2024, and December 31, 2023, membership dues totaled $303,541 and $168,723, respectively each of which represented approximately 9% and 5% of our total revenues.

Food and Beverage Services

Our food and beverage services provide what we believe to be high-quality, freshly prepared food, snacks, and non-alcoholic and alcoholic beverages to our customer base. As of the date of this Annual Report, both of our golf country clubs maintain liquor licenses issued by the state of Florida. Our chef, Michael Meaux, brings over ten years of culinary experience from a local restaurant close to Kissimmee Bay. At Kissimmee Bay, Mr. Meaux prepares freshly made menu items, ensuring our patrons enjoy a variety of food options. We receive fresh food materials from our vendors every week, which we believe ensures a consistent supply of ingredients. Bars at both clubhouses are a popular attraction, especially for those golfers looking to relax during their visit. Our bars serve as a central gathering place for members, golfers, and their guests. Additionally, we organize weekly evening residential events at both of our golf country clubs to provide members with special offerings and community benefits.

Golfers on our courses make up our primary customer base for food and beverages, who are often looking for a convenient meal after a round of golf. Alternatively, those interested in hospitality in our leisurely clubhouses also frequent our clubhouse restaurant. Food and beverage services are a highly profitable area for our operations, and we believe that by continually improving our menu and food quality while minimizing waste, we can maximize food and beverage sales. We aim to achieve a net margin of approximately 33% in our food and beverage services and believe this goal is particularly attainable at Kissimmee Bay because we offer daily lunch services with a focus on popular comfort food items prepared on-site by Chef Michael Meaux. Similarly, we believe our clubhouse bars offer hubs for socializing while our experienced bartenders foster a friendly and engaging atmosphere. We do not permit any of our customers to bring any outside alcoholic beverages onto either of our properties.

We also maintain beverage carts at each golf-club, which are operational on a seasonal basis. For example, our beverage carts are in operation every day during peak season. In shoulder seasons, they operate on weekends. In slower seasons, they operate upon request, typically for large tournaments or outings. Remington similarly offers hot and cold food along with drinks at the clubhouse bar.

For the fiscal years ended December 31, 2023 and 2024, food and beverage revenue increased from $682,281 to $648,738 or 5%, which accounts for approximate 19% and 20% of our total revenue, respectively.

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Ancillary Services and Amenities

Outside of golfing, both of our golf country clubs provide a variety of additional amenities and services that we believe appeal to families and individual customers alike, such as well-appointed clubhouses, a variety of dining options, event and meeting spaces and outdoor gathering spaces. We believe our golf country clubs have quality facilities, a breadth of amenities and the ability to host several relevant functions and events.

Kissimmee Bay and Remington each have their own clubhouse, featuring a pro-shop, kitchen, bar, and dining area. At Kissimmee Bay, the kitchen and bar areas are larger than Remington and includes a dividable banquet room with a maximum capacity of 200 persons. This banquet room can be split into two smaller event spaces, allowing for simultaneous events. This banquet room is a rentable space for private events and related event services. We believe this strategic service offering capitalizes on the club’s scenic landscapes and spacious ballroom, which has rapidly gained popularity among couples seeking an extraordinary and scenic wedding experience. Our club offers a number of pre-planned and flexible packages, catering to the individual needs of each client to create a custom event. This ancillary service not only diversifies our revenue streams but positions us as a competitive operator in what we believe to be a lucrative event and wedding industry within the greater Orlando, Florida region. Remington’s clubhouse is smaller in comparison, but despite its size, it has a fully functional kitchen with a walk-in cooler and freezer.

We also annually host dozens of tournaments and outings at our golf country clubs under which we charge by the person for use of our golf-courses and driving range, if requested. We also charge an outside food service fee for those events where outside food is typically brought in, as well as other service-related fees associated with room rentals at our facilities. Customers that host events at our golf country clubs range from corporations to non-profits or local chapters of social clubs. As part of any tournament or outing, we provide the event with golf-club bag drop services, scorecards and placards with hole assignments for all participants included with the rented golf-carts. In order to provide stability for tournaments and outings, we require prospective events to pay at least two weeks ahead of the event. Moreover, if events are cancelled within ninety days of the event date, we require fifty percent of the event costs to be paid to make-up for any anticipated losses our golf country clubs may experience due to such cancellation.

Competition

Our Company competes in a sporting and leisure-based industry tied to consumer discretionary spending. We believe that we compete for these discretionary consumer dollars against such businesses as amusement parks, spectator sports, ski and mountain resorts, fitness and recreational sports centers, gaming and casinos, hotels and restaurants. We believe most of our competition is regionally or locally based and the level of competition for both of our golf country clubs depends on their golf facilities, location and proximity relative to the location of our customers. We believe competitors of ours include six well-known public golf-courses within a two-hour drive from our golf-courses and that many of these local competitors have clubhouses with large banquet rooms and modern greens, with most of them being constructed approximately a decade ago. One of these six competitors include our closest competitor Royal St. Cloud Golf Links which is approximately a 20-minute drive from both of our golf country clubs. The remaining five competing golf country clubs include the Ritz-Carlton Orlando Grande Lakes, Disney’s Magnolia Golf Course, Shingle Creek Golf Club, Waldorf Astoria Golf Club - Signia, and Celebration Golf Club.

We believe the golf country club industry in United States is competitive with than more 16,000 clubs in United States in 2022. We believe that competition among golf country clubs can be fierce, as they strive to attract and retain members in the area around each golf-club’s location, course quality, facilities and amenities, membership structure and fees, member services and experience, marketing and branding. We believe there were more than 1,200 golf-courses in Florida, which collectively host more than 48 million rounds on a yearly basis in 2022.

To stay competitive, we have made significant improvements at Kissimmee Bay, upgrading its greens to the newest Champion G12 greens in 2017 and contracting DTE for golf-course maintenance. As a result, Kissimmee Bay’s golf-course condition has noticeably improved in recent years. However, our clubhouse, including the banquet room and parking lot, requires substantial upgrades to align with the quality of our golf-course and provide a consistent experience to our customers. Once these upgrades are completed, we believe we will be better positioned to compete with our competitors, especially given our affordable pricing.

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At Remington, the greens have never been upgraded and are susceptible to diseases and mutations due to their age. To remain competitive in the greater Orlando region, we overseed our greens during peak golf season. Seeding involves applying new grass seeds on our greens to cover any dormant Bermuda greens on our golf-courses. We believe this seeding process nourishes our greens in order to maintain their condition for golfers. Additionally, we keep our green fees relatively competitive to the market for example,:

Our structured green fees for the end of the shoulder season during early to mid-January 2025* was as follows:

Golf-Club	Weekday
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$69.95	$39.95	$29.95	$24.95
Remington	$54.95	$39.95	$29.95	$24.95

Golf-Club	Weekend
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$84.95	$39.95	$29.95	$24.95
Remington	$64.95	$39.95	$29.95	$24.95

Our structured green fees for the peak season during mid-January through April 2024* was as follows:

Golf-Club	Weekday
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$84.95	$59.95	$34.95	$24.95
Remington	$74.95	$49.95	$34.95	$24.95

Golf-Club	Weekend
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$84.95	$59.95	$34.95	$24.95
Remington	$74.95	$49.95	$34.95	$24.95

* Rates are subject to change due to market conditions and competitor rates during each period stated above.

We upgraded the greens in both Remington and Kissimmee Bay in the third quarter of 2024 because we believe this improvement will attract more golfers and make their golfing experience more enjoyable. While Remington’s clubhouse layout may not accommodate large banquet events, we believe improving the golf-course conditions may lead to an increase in our daily golfers and seasonal tournaments.

We recognize the competitive landscape of the golf industry in the greater Orlando region and plan to take steps to enhance the aesthetics and function of both our golf-courses and facilities to remain competitive in our local market because we believe it will attract a broader customer base.

Sales and Marketing

We promote our golf country clubs through marketing and partnerships with tee-time booking platforms that are designed to appeal to our existing members and prospective members. We primarily use digital media marketing channels including social media and digital advertising services where we purchase and boost certain of our digital advertisements on social media platforms, such as Facebook to drive traffic to our well-designed websites or tee-time booking partners. Boosting our digital advertisements promotes visibility of our digital advertising which we believe drives internet engagement to our websites. Additionally, we strategically engage Google Ads Services during certain periods during each golf-season and believe both Kissimmee Bay and Remington have achieved high rankings on Google searches generally related to “Kissimmee” and “golf”. Moreover, during past peak seasons, we purchased additional Google keyword search advertisements to maintain our visibility and prevent competitors from securing top positions in search results for similar search terms.

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In addition to traditional digital marketing, we partner with one of the preeminent tee-time booking platforms GolfNow.com, managed by GolfNow Inc., (“GolfNow”). GolfNow maintains an online reservations and revenue management platform featuring our golf-courses among others. In fact, we believe GolfNow’s booking and search engine is a dominant platform in the Florida golf market, making it easy for golfers to find our golf country clubs and book tee times at our golf-courses through GolfNow mobile App. GolfNow also provides our management with operational dashboards, email databases of our customers, and reports regarding the status of tee times at our golf country clubs. We believe we are able to leverage this insight to increase retail bookings and revenue through the insight GolfNow provides. Not only can we easily track tee times and improve any ongoing deals to our golfing clientele, we are also able to make promotional announcements to GolfNow’s email listserv once a month. With this insight, we have collaborated with GolfNow to advertise three barter tee times on the GolfNow platform daily. GolfNow sells these barter tee times at prices lower than our publicly published rates.

Other of our marketing partners include two golf wholesale vendors, Tee Times USA and Golfpac Travel. We have partnered with these wholesale vendors in order to attract a significant percentage of golfers during our peak season. Both wholesale vendors have circulated promotion emails to their large customer-base around the country and advertised our golf-courses on their social media platforms.

Seasonality

Our golf country clubs operations are seasonal in nature and we anticipate that our golf country clubs will experience annual seasonality. Due to the warm weather in Florida, our peak season begins in the first quarter, starting in January and running through mid-April. Our shoulder seasons include the second and fourth quarters. We historically see that our revenue significantly declines during the third quarter because of the humid and hot weather in Florida. However, during our peak season, we typically host over 200 golfers per day every day for approximate 90 days in a row. During the peak season, both international and national tourists visit Florida for a golfing vacation.

After our peak season, golfing tourism noticeably slows however, our membership dues provide revenue that is historically less affected by seasonality than our green fees from those non-member golfers. We believe non-member local golfers are more particular than tourists about which times of the year they will- or will not-golf. To that end, keeping our golf-courses in good condition during both peak and non-peak season is key to attracting and engaging local patrons so they may view our golf country clubs favorably and become repeat customers at our golf-courses. As a result of these factors, we anticipate we will annually generate a disproportionate share of our revenues and cash flows in the peak season of each year or during quarter one and have lower revenues and profits in Central Florida’s warmer months such as during the third quarter.

Regulations

General. The Company is subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wage requirements, overtime and other working conditions and citizenship requirements. Some of the Company’s resort and golf-course employees may receive the federal minimum wage and any increase in the federal minimum wage would increase the Company’s labor costs.

Our Company is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, seating capacity, and building requirements. Each of our golf-course clubhouses requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each clubhouse requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. The failure of a restaurant to retain liquor or food service licenses could have a material adverse effect on operations. In addition, the Company is subject to certain state “dram-shop” laws, which provide a person injured by an intoxicated individual the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual.

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The Company is also subject to the Americans with Disabilities Act of 1990, the Equal Employment Opportunity Act and the Age Discrimination in Employment Act and similar state laws. The Company believes it is operating in substantial compliance with applicable laws and regulations governing its operations. We are also subject to regulation by the United States Occupational Safety and Health Administration and similar health and safety laws in Florida. These regulations impact a number of aspects of operations, including golf-course maintenance and food handling and preparation. Our facilities, website and operations are subject to the Americans with Disabilities Act (the “ADA”). The rules implementing the ADA have been further revised by the ADA Amendments Act of 2008, which included additional compliance requirements for golf facilities and recreational areas. The ADA generally requires that we remove architectural barriers when readily achievable so that our facilities are made accessible to people with disabilities. Noncompliance could result in imposition of fines or an award of damages to private litigants. Federal legislation or regulations may further amend the ADA to impose more stringent requirements with which we would have to comply.

Homeowners’ Association. Our properties are subject to the rules and CCR of the Association which consist of various restrictions or guidelines regarding use and maintenance of the property, including, among others, easements, rights-of-way, restrictions, Association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries.

Environmental, Health and Safety. Our facilities and operations are subject to a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources-including the health of ponds and littoral shelves on our properties, discharges to air, water and land, the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, batteries, solvents, motor oil and gasoline, handling and disposal of solid and hazardous waste, and the cleanup of properties affected by regulated materials. Under these and other environmental requirements, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from operated facilities. Our facilities are also subject to inspection by the South Florida Water Management District (“SFWMD”), a regional governmental district that oversees water resources in sixteen counties in Central and South Florida. The SFWMD works to improve the Kissimmee River and its floodplain, Lake Okeechobee and South Florida’s coastal estuaries where our properties are located. The SFWMD has made recommendations to our Company to improve the overall health of the littoral shelves on our properties, such as recommending we plant additional native aquatic plants around our ponds and lakes. These planting recommendations are subject to a “Permit Mitigation Plan” the SFWD has prescribed for Osceola County, Florida-where our properties are situated. Pursuant to that Permit Mitigation Plan it is also recommended we remove any unwanted invasive plants that can cause concerns to nearby homeowners and to the overall health of littoral shelves on our properties. The planting is intended to help control water flow during rain events on our property as to assist with treatment of the waters flowing into the nearby waterways before discharging into those waterways. We continue to review the SFWMD’s Permit Mitigation Plan as guidance and plant native aquatic plants accordingly with the recommendations stated therein.

Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. We use certain substances and generate certain wastes that may be deemed hazardous or toxic under such laws, and under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removing hazardous substances that are released on or in its property and for remediation of its property. Such laws often impose liability regardless of whether a property owner or operator knew of, or was responsible for, the release of hazardous materials. In addition, the failure to remediate contamination at a property may adversely affect the ability of a property owner to sell such real estate or to pledge such property as collateral for a loan. The Company believes that it is in compliance in all material respects with applicable federal, state and local environmental laws and regulations and may from time to time in the future incur, costs related to cleaning up contamination or hazardous materials resulting from historical uses of certain of our current or former properties or our treatment, storage or disposal of wastes or hazardous materials at Company facilities. Our facilities are also subject to risks associated with mold, asbestos and other indoor building contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing for our property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

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Zoning and Land Use. The ownership and operation of our facilities, as well as our re-development and expansion of clubs, subjects us to federal, state and local laws regulating zoning, land development, land use, building design and construction, and other real estate-related laws and regulations.

Other. We are also subject to various local, state and federal laws, regulations and administrative practices affecting our business. As of the date of this prospectus, we believe we are in compliance with provisions regulating environmental protection, water usage, health and safety standards, equal employment, minimum wages, and licensing requirements and regulations for the sale of food and alcoholic beverages and clubhouses.

Our Employees

As of the date hereof, we had approximately 31 employees, all of whom are full-time employees. Our employees are non-unionized. We believe we have a good working relationship with our employees and have yet to experience an interruption of business as a result of labor disputes.

The following table sets forth the breakdown of our employees by function as of the date of this prospectus:

Functional Area	Number of Employees(1)
Pro Shop	4
Golf Operations	16
Food and Beverage	11
Total	31

(1)	This figure does not include our approximately thirteen independently contracted employees of SSS Down to Earth Opco, LLC, as of the date of this prospectus.

Description of Property

Our principal premises are located at 2995 Remington Blvd. Kissimmee, FL 34744. We own the underlying real estate for both of our golf country clubs consisting of over 289 acres of fee simple real estate.

As of the date of this Annual Report, we believe our corporate office space at Remington Golf Club is well maintained and occupies sufficient space to meet our operating needs.

The following tables illustrate our golf country clubs by segment, location, type of club, and size in terms of golf holes.

Golf Country Clubs Segment by Region	Type of Club	Market	State	Golf Holes

Kissimmee Bay Country Club	Public Golf Country Club	Kissimmee	FL	18
Remington Golf Club	Public Golf Country Club	Kissimmee	FL	18

Insurance

We believe that our properties are covered by adequate property, casualty and commercial liability insurance with what we believe are commercially reasonable deductibles and limits for our industry. In addition, although we carry flood insurance on our properties in an amount and with deductibles that we believe are commercially reasonable, such policies are subject to limitations in certain active flood zones. Certain of the properties in our portfolio are located in areas known to be active flood zones. See “Risk Factors-Risks Related to Our Business and Operations-The level of insurance coverage that we purchases may prove to be inadequate”. Changes in the insurance market over the past few years have increased the risk that affordable insurance may not be available to us in the future. While we believe that our insurance coverage is adequate, if we were held liable for amounts and claims exceeding the limits of our insurance coverage or outside the scope of our insurance coverage, our business, results of operations and financial condition could be materially and adversely affected.

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Intellectual Property

We are committed to protecting our intellectual property and, where appropriate, filing trademark applications to protect our brand. Since our establishment, we have focused on building an established brand for our golf-courses to achieve brand recognition and to increase our market share. We believe that increased brand awareness will increase our sales margins and improve customer loyalty. We have consistently marketed our golf-courses under the “Kissimmee Bay Country Club” and “Remington Golf Club” brands. While there can be no assurance that we can successfully register or maintain ownership for trademarks under those names, we are not currently aware of any facts that would negatively impact our continuing use of any of the foregoing tradenames.

We rely on trademarks and registered domains to protect our intellectual property rights and as of the date of this Annual Report, we have one registered United States trademark and four United States trademark applications pending with the United States Patent and Trademark Office (“USPTO”), and ten registered domain names. As of the date of this Annual Report, each of the Company’s trademark applications have been preliminary approved by the USPTO and are in the publication period, pending third party opposition. As of the date of this Annual Report, we are not aware of any oppositions filed against our proposed trademarks.

Trademarks

We own the following United States trademarks as of the registration dates noted below:

No.	Trademark	Owner	Country	Serial Number(s)	Class(es)	Application Date(s)	Registration Number(s)	Registration Date
1.	Kissimmee Bay Country Club	FSC Clearwater LLC	United States	98310045, 98310046	(i) International Class 041: Country clubs; Entertainment in the nature of golf outings and golf tournaments; Golf club services; Golf courses; Golf fitness instruction; Golf instruction; Organization of golf tournaments; Providing golf facilities International (ii) Class 043: Providing social meeting, banquet and social function facilities; Rental of banquet and social function facilities for special occasions, namely, weddings, corporate events, and parties; Restaurant services	12/12/2023	7649004	1/14/2025
2.	Remington Golf Club	FSC Clearwater II LLC	United States	98326337, 98348963	International Class 041: Country clubs; Entertainment in the nature of golf outings and golf tournaments; Golf club services; Golf courses; Golf fitness instruction; Golf instruction; Organization of golf tournaments; Providing golf facilities International.	12/21/2023, 1/09/2024	7606737	12/17/2024

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Domain names.

We have registered and have the right to use the domain names listed below in the United States. We believe these domains allow golfers to easily find us on internet search engines and any other tee-time booking platforms. Domain names are generally renewable every year or every two years upon expiring.

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	10/23/2023	10/23/2026	GoDaddy Operating Company, LLC.	aureusgreenway.com	Aureus Greenway
2	8/10/2022	8/10/2027	GoDaddy Operating Company, LLC.	golf-kissimmee.com	Aureus Greenway
3	4/22/2021	4/22/2026	GoDaddy Operating Company, LLC.	golfkissimmeebay.com	Aureus Greenway
4	4/22/2021	4/22/2026	GoDaddy Operating Company, LLC.	golfremington.com	Aureus Greenway
5	1/29/2023	1/29/2026	GoDaddy Operating Company, LLC.	kissimmee-golf.com	Aureus Greenway
6	11/5/2015	11/5/2025	GoDaddy Operating Company, LLC.	kissimmeebay.golf	Aureus Greenway
7	9/3/2009	9/3/2025	GoDaddy Operating Company, LLC.	playgolfinkissimmee.com	Aureus Greenway
8	4/28/2017	4/29/2026	GoDaddy Operating Company, LLC.	playgolfinremington.com	Aureus Greenway
9	2/3/2018	2/3/2026	GoDaddy Operating Company, LLC.	playgolfremington.com	Aureus Greenway
10	11/5/2015	11/5/2025	GoDaddy Operating Company, LLC.	Remington.golf	Aureus Greenway

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Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

MANAGEMENT

Set forth below is information concerning our directors, and executive officers.

Name	Age	Position
Executive Officers:
Mr. C. P. Cheung	57	Director and Chief Executive Officer
Mr. S. Cheung	53	Director and Chairman of the Board of Directors
Mr. Sam Wai Sing Lui	36	Chief Financial Officer
Non-Executive Directors:
Mr. Matthew J. Saker (1)(2)(3)	62	Independent Director and Chair of Compensation Committee
Mr. Vuk Jeremić (1)(2)(3)	50	Independent Director and Chair of Nominating and Corporate Governance Committee
Ms. Xinyue Jasmine Geffner (1)(2)(3)	53	Independent Director and Chair of the Audit Committee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Each of our directors serves for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his or her successor is elected and qualified or until his death, resignation or removal. Our Board appoints our officers, and each officer is to serve until his or her successor is appointed and qualified or until his or her death, resignation or removal.

Mr. C. P. Cheung, Chief Executive Officer and Director

Mr. C. P. Cheung is our executive director and Chief Executive Officer, and is responsible for overall operation and management of our business and formulation of our business plans and growth strategies.

Mr. C. P. Cheung worked at Deutsche Bank as Chief Operating Officer, Americas, Loan Exposure Management Group between May 1999 and April 2014. Previously, he worked at Bear Stearns & Co between August 1994 and May 1999 in the Financial Analytics and Structure Transaction Group. Mr. C. P. Cheung worked at Soros Associates between March 1993 and August 1994 involved in commodities transportation logistics modelling.

Mr. C. P. Cheung obtained his bachelor’s degree in science from the University of California, Berkeley, California in 1992 and his executive MBA from the University of Connecticut, Stamford in 2008.

Mr. Sam Wai Sing Lui, Chief Financial Officer

Mr. Lui is our Chief Financial Officer and has served in this role since November 2023.

Mr. Lui is responsible for the following matters relating to our Group:

●	financial reporting of our managing accounting operations, statutory financial audit reporting and coordinating corporate tax submissions;
●	preparation of budget and financial forecasts; and
●	development and implementation of financial policies and procedures in business process.

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Mr. Lui has approximately 7 years’ professional experiences in auditing. From December 2020 to September 2023, Mr. Lui worked as a financial controller at Zeal Technology Solutions Limited, where he was in charge of financial analysis and reporting. He served as company secretary for Guan Chao Holdings Limited, a Hong Kong-listed company (stock code: 1872) and company secretary for Cool Link (Holdings) Limited, a Hong Kong-listed company (stock code: 8491), from January 2018 and from March 2017 to September 2020, respectively. From January 2015 to January 2017, he worked as a senior auditor at Deloitte Touche Tohmatsu. Prior to that, Mr. Lui worked as an assistant manager at BDO Limited from June 2011 to January 2015, where he was engaged in placing and acquisitions projects, audit for various listed companies in Hong Kong and overseas audit in New York. From June 2009 to February 2011, Mr. Lui worked as audit assistant at Philp Poon & Partners CPA Limited, where he performed annual audit to multi-national companies and small and medium size companies.

Mr. Sam Lui obtained his bachelor’s degree in business administration from Lingnan University in Hong Kong in 2009. He is a member of Hong Kong Institute of Certified Public Accountants.

Mr. S. Cheung, Director and Chairman of the Board

Mr. S. Cheung is our designated executive director and Chairman of the Board and is responsible for daily operation and management of our Company. Prior to joining our Group as an executive director in 2024, since May 2000 Mr. S. Cheung has worked as associate director at UOB Kay Hian (Hong Kong) Ltd., where he provides brokerage and financial counseling services to clients on equity and derivative products. Prior to working at UOB Kay Hian, Mr. S. Cheung worked as a dealer representative in the institution sales department of Bank of China International Securities Ltd. from March 1997 to May 2000.

Mr. S. Cheung attained his bachelor’s degree in business administration from Boston University in December 1996.

Mr. Vuk Jeremić, Independent Director, Chair of the Nominating Committee and member of the Audit Committee and Compensation Committee

Vuk Jeremić is the President of the Center for International Relations and Sustainable Development (CIRSD), a global public policy think-tank, and Editor-in-Chief of the quarterly magazine “Horizons - Journal of International Relations and Sustainable Development.” Since 2013, Mr. Jeremić has operated Vuk Jeremić ent Consulting Agency Belgrade. From November 2022 to September 2023, Mr. Jeremić served as an director of Onconetix, Inc. (Nasdaq: ONCO, previously named as Blue Water Vaccines Inc.) From August 2019 to December 2021, Mr. Jeremić served on the board of managers of Atomic 47 LLC. In 2016, Mr. Jeremić participated in the official election for United Nations (UN) Secretary-General. After six rounds of voting in the UN Security Council, he finished in the second place, behind Mr. Antonio Guterres. In June 2012, Mr. Jeremić was directly elected by the majority of world’s nations to be the President of the 67th session of the UN General Assembly. During his term in office, he played a leading role in steering the UN towards the establishment of the Sustainable Development Goals (SDGs). Mr. Jeremić served as Serbia’s Minister of Foreign Affairs from 2007 to 2012. In 2007, he chaired the Council of Europe’s Committee of Ministers. Mr. Jeremić has lectured at major universities, think-tanks, and institutes around the world, as well as published opinion pieces in leading outlets including The New York Times, The Washington Post, The Wall Street Journal, The Financial Times and Le Monde. Mr. Jeremić was named a Young Global Leader by the World Economic Forum in 2013 and appointed to the Leadership Council of the UN Sustainable Development Solutions Network (UN SDSN) in 2014. Mr. Jeremić served as the President of the Serbian Tennis Federation from 2011 to 2015.

Mr. Jeremić holds a bachelor’s degree in theoretical physics from Cambridge University in 1998 and a master’s degree in public administration in international development from Harvard University’s John F. Kennedy School of Government in 2003. Mr. Jeremić was named a Young Global Leader by the World Economic Forum in 2013, and appointed to the Leadership Council of the United Nations Sustainable Development Solutions Network (UN SDSN) in 2014.

Mr. Matthew J. Saker, Independent Director, Chair of the Compensation Committee and member of the Audit Committee and Nominating Committee

Matthew J. Saker is a senior vice president in CBRE’s global advisory & transaction services group since 2003, bringing over 23 years of experience with the firm. His tenure includes his time as a managing director at Insignia ESG, which was acquired by CBRE in July 2003. Prior to joining CBRE, Mr. Saker served as vice president at Peter Elliot & Co. from 1997 to April 2002, and earlier in his career, he worked in advisory & transaction services at Grubb & Ellis from 1995 to 1996. Mr. Saker obtained his bachelor of science degree in business & economics at St. Joesph’s University in 1985 and his master of science degree in real estate development at School of Architecture, Planning & Preservation, Columbia University in 1991.

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Ms. Xinyue Jasmine Geffner, CPA, Independent Director, Chair of the Audit Committee and member of the Compensation Committee and Nominating Committee

Ms. Geffner is an independent director of the Company and has served as an independent director of the Company since November 2024. Ms. Geffner is the chair of the audit committee and as member of the compensation and nominating and corporate governance committees.

Ms. Geffner has more than 20 years of experience in management, financing, fund raising and mergers and acquisitions. Ms. Geffner is currently an Executive Director and Chief Executive Officer of Hang Sang (Siu Po) International Holding Company Limited (HKSE: 3626) since May 2025. She is also Managing Director of Hong Kong-based Austen Capital International Limited, a Securities and Futures Commission (SFC) licensed corporation specializing in investment advisory and asset management, which provides alternative investment services to professional investors, with coverage in private fund and private equity globally.

Ms. Geffner is an independent director of Helport AI Limited (Nasdaq: HPAI) since August 2024. Ms. Geffner was previously an independent director of NWTN Inc. (Nasdaq: NWTN) from November 2022 to December 2024, Tristar Acquisition I Corp. (NYSE: TRIS) from August 2023 to August 2024, and China Finance Online Co. Limited (Nasdaq: JRJC) from May to November 2021, respectively.

She had served as chief financial officer of various listed companies, including (i) Dorsett Hospitality International Services Limited (part of Far East Consortium International Limited (HKSE: 035), from February 2019 to March 2025; (ii) GreenTree Hospitality Group Limited (NYSE: GHG), from October 2017 to December 2018; and (iii) Carnival Group International Holdings Limited (HKSE: 0996, delisted on December 7, 2023), from August 2014 to March 2016. She served as the vice president in charge of corporate finance and development in Asia Pacific with LeEco from October 2016 to August 2017. Apart from the aforementioned work experiences, Ms. Geffner also has experiences working in regional and international banks such as ANZ Hong Kong, HSBC and Crédit Agricole.

Ms. Geffner received a bachelor’s degree in international marketing and finance from Baruch College at the City University of New York in February 1994 and an MBA degree from the Stern School of Business at New York University in September 1997. She is a Certified Public Accountant (CPA) of the American Institute of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants, and a Chartered Financial Analyst (CFA).

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

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Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We have adopted a charter for each of the three committees. Copies of our committee charters are posted on our corporate investor relations website.

Each committee’s members and functions are described below.

Audit Committee. Our Audit Committee consists of Mr. Matthew J. Saker, Mr. Vuk Jeremić, and Ms. Xinyue Jasmine Geffner. Ms. Geffner is the chair of our audit committee. We have determined that these directors satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our board of directors has determined that Ms. Geffner qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	monitoring management’s communication and implementation of the Company’s anti-fraud policy;

●	reviewing the Company’s cybersecurity mitigation measures and practices periodically;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our Compensation Committee consists of Mr. Matthew J. Saker, Mr. Vuk Jeremić, and Ms. Xinyue Jasmine Geffner. Mr. Saker is the chair of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination Committee. Our Nomination Committee consists of Mr. Matthew J. Saker, Mr. Vuk Jeremić, and Ms. Xinyue Jasmine Geffner. Mr. Jeremić is the chair of our nomination committee. The nomination committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

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Family Relationships

Other than Mr. C. P. Cheung and Mr. S. Cheung, who are brothers, there are no family relationships among any of our directors or executive officers.

Certain Legal Proceedings

To our knowledge, no director, independent director, or executive officer of the Company has been a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Compensation Recovery Policy

In 2025, we adopted an executive compensation recovery policy or “Clawback Policy” in compliance with Nasdaq rules. Under our Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under any United States securities laws, we will be entitled to recover (and will seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the listing of our common stock on Nasdaq, a current copy of this code will be available on our website at www.aureusgreenway.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Insider Trading Policies

Effective October 23, 2000, the SEC adopted rules related to insider trading. Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense through the creation of formal 10b5-1 plans under which executives and other insiders may arrange the sale of securities of publicly traded companies on a regular pre-arranged basis pursuant to written 10b5-1 plans. Such 10b5-1 plans are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Our board of directors has adopted an insider trading policy that allows insiders to sell securities of our Company pursuant to pre-arranged trading plans.

Limitation on Liability and Indemnification of Directors and Officers

Our Articles of Incorporation limit our directors’ liability to the fullest extent permitted by the laws of the State of Nevada. Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we will indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

If the Nevada Revised Statutes is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

The Nevada Revised Statutes and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation, Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.

For the year ended December 31, 2024, our chief executive officer and principal executive officer, principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded $100,000 (the “named executive officers” or “NEOs”) were:

●	Mr. C. P. Cheung, director and chief executive officer of the Company; and

●	Mr. Sam Wai Sing Lui, chief financial officer of the Company.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

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Compensation of Directors and Named Executive Officers

The following table presents information regarding the total compensation (excluding equity-based compensation reported) awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All other Compensation ($)	Total ($)
C. P. Cheung	2024	$60,000	$50,000	$-	$110,000	(1)
Director and Chief Executive Officer	2023	$110,000	$-	$-	$110,000	(1)

Sam Wai Sing Lui	2024	$18,000	$-	$-	$18,000
Chief Financial Officer	2023	$18,000	$-	$-	$18,000

(1)	As of December 31, 2024, and December 31, 2023, outstanding director’s remuneration was deferred for the amount of $295,900, and $185,900, respectively.

Employment Agreements with Named Executive Officers

We have entered into executive agreements with Mr. C. P. Cheung, our chief executive officer and director, and Sam Wai Sing Lui, our Chief Financial Officer. A summary of the terms of each of these executive agreements is set forth below. Currently, the annual compensation of each of the executive officers is fixed by the board of directors. The named executive officers are also entitled to participate in the Company’s benefit plans, which benefits are generally available to all full-time employees.

Employment Agreement between Mr. C. P. Cheung and our Company

Retroactively effective as of January 1, 2022, Mr. C. P. Cheung entered into an employment agreement with the Company. The agreement provides for an annual base salary in the amount of $100,000, together with an additional discretionary bonus. As of January 1, 2023, we increased the annual base salary to $110,000. On April 10, 2024 we entered into an amended employment agreement with Mr. C. P. Cheung whereby we decreased Mr. C. P. Cheung’s annual base salary to $60,000. Mr. C. P. Cheung is also entitled to a bonus for every financial year of the Company equal to ten percent (10%) of the net profits earned by the Company during that year. However, the bonus will not be less than US$50,000. If Mr. C. P. Cheung serves the Company for only part of the financial year, the bonus will be prorated accordingly, except in cases where employment is terminated whereby no bonus is payable. Net profits for calculating the bonus are determined after deducting all usual business charges and expenses, including remuneration based on the previous year’s net profits, but before any taxes or duties are deducted. Any capital profits or losses not in the ordinary course are excluded. Any disputes regarding the bonus amount are referred to the company’s auditors, whose certification will be final and conclusive. Mr. C. P. Cheung’s employment began for an initial term of 3 years. The initial term of the employment agreement will automatically renew for successive 3-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until Mr. C. P. Cheung’s successor in his capacity as a director of the Company is duly elected and qualified. The agreement also provides that Mr. C. P. Cheung shall not, during the term of the agreement and for 6 months after cessation of employment, carry on business in competition with us.

Employment Agreement between Mr. Lui and our Company

Retroactively effective as of January 1, 2023, Mr. Lui entered into an employment agreement with the Company, the Chief Financial Officer of the Company. The agreement provides for an annual base salary in the amount of $18,000. Under the terms of the agreement, Mr. Lui’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 30 days’ prior written notice or the equivalent salary in lieu of such notice.

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Directors’ Agreements

We have entered into director offer letters with each of our executive directors and independent director.

On April 10, 2024, Mr. S. Cheung entered into an employment agreement with the Company that became effectual as of November 12, 2024. The agreement provides for an annual base salary, in the amount of $60,000, together with such additional discretionary bonus. Mr. S. Cheung’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Mr. S. Cheung shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with us

Each of our independent directors has entered into a director’s agreement with our Company. We have entered into directorship agreements with each of our independent directors Mr. Matthew J. Saker, Mr. Vuk Jeremić, and Ms. Xinyue Jasmine Geffner. Each agreement with our independent directors offers an annual compensation of $18,000 in cash for each of them respectively. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual stockholders’ meeting and, upon re-election, the terms, and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the stockholders holding more than 50% of the Company’s issued and outstanding shares of common stock entitled to vote. Under the directors’ agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the directors’ performance of their duties, other than any such losses incurred as a result of the directors’ gross negligence or willful misconduct.

In addition, our directors will be entitled to participate in any share option plan as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director. Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

PRINCIPAL AND SELLING STOCKHOLDERS

Principal Stockholders

The following table provides information with respect to the beneficial ownership of our Common Stock as of the date of this prospectus, by:

●	each of our executive officers and directors;

●	all of our current directors and executive officers as a group; and

●	each person or entity, or group of persons or entities, known by us to own beneficially more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

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Percentage of is based on 14,608,988 shares of common stock outstanding as of August 1, 2025.

	Common stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Percentage of Voting Power
Name of Beneficial Owner	Number (1)	% (2)	Number (1)	% (2)%

Directors and Named Executive Officers
Mr. S. Cheung	3,290,000	22.5%	-	-%	1.5%
Mr. C. P. Cheung	2,352,000	16.1%	-	-%	1.1%
Independent Directors:
Mr. Matthew J. Saker	-	-%	-	-%	-%
Mr. Vuk Jeremić	-	-%	-	-%	-%
Ms. Xinyue Jasmine Geffner	-	-%	-	-%	-%

All directors and named executive officers as a group	5,642,000	38.6%	-	-%	2.6%
Principal Stockholders holding 5% or more:
American Ventures LLC, Series XVI AGH(3)	89,655,171	86.6%	-	-%	41.7%
Ace Champion Investments Limited(4)	3,290,000	22.5%		-%	1.5%
Chrome Fields Asset Management(5)	2,352,000	16.1%		-%	1.1%
The Steven Scopellite 2021 Irr(6)	650,000	4.5%	10,000,000	100%	93.5%

*	Designates less than 1%
(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock and Series A Preferred Stock actually outstanding on August 1, 2024.
(2)

The percentage is calculated based on (i) 14,608,988 shares of common stock that were outstanding as of August 1, 2025, and (ii) shares of common stock deemed to be beneficially owned by such person or group if the person or group has the right to acquire the common stock within 60 days of the date as of which the information is provided and, solely for calculating the Series A Preferred Stock Beneficially Owned, (iii) 10,000,000 shares of Series A Preferred Stock that were outstanding as of August 1, 2025. Estimated with the assumption that only the common stock offered under this prospectus are issued without consideration of pre-funded warrants held by certain of the selling stockholder, or the selling stockholders’ exercise of common warrants A and common warrants B, and placement agent warrants as set out on the cover page.

(3)	Includes 29,885,057 common warrants A and 29,885,057 common warrants B to purchase common stock at an exercise price of $1.00 and $1.25, respectively. The business address of American Ventures LLC, Series XVI AGH is 110 Front Street, Suite 300, Jupiter, Florida 33477. American Ventures LLC, Series XVI AGH’s principal business is that of a private investor. Eric Newman is the manager of American Ventures LLC, Series XVI AGH, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this selling stockholder. Eric Newman disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by this selling stockholder. American Ventures LLC, Series XVI AGH has a limitation on the amount of its beneficial ownership in the Company pursuant to which American Ventures LLC, Series XVI AGH will not exercise its common warrants A and common warrants B if, following such exercise, American Ventures LLC, Series XVI AGH would own more than 4.99% or 9.99% of the Company’s issued and outstanding shares of common stock.
(4)	Mr. S. Cheung has sole voting and dipositive power over the shares held by Ace Champion Investments Limited.
(5)	Mr. C. P. Cheung has sole voting and dispositive power over the shares held by Chrome Fields Asset Management LLC.
(6)	The Steven Scopellite 2021 Irr is managed by Michael Canarick as Trustee. The business address of the Steven Scopellite 2021 Irr is 2550 Constance Drive, Manasquan, NJ 08736-2304.

The information as to shares beneficially owned, not being within our knowledge, has been furnished by the officers and directors.

As of August 1, 2025, we had 14 registered holders of our common stock. This number does not include stockholders for whom shares are held in “nominee” or “street” name. The actual number of holders of our common stock is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees.

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SELLING STOCKHOLDERS

We are registering shares of common stock held by the selling stockholders. This prospectus and any prospectus supplement will only permit the selling stockholders to sell the number of shares of common stock identified in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”. The shares of common stock owned by the selling stockholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the selling stockholders the opportunity to sell those shares of common stock.

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the pre-funded warrants, common warrants A and common warrants B, and placement agent warrants. Except for the ownership of the shares common stock, the common warrants A and common warrants B, and the placement agent warrants, and the fact that certain selling stockholders or their affiliates acted as underwriters in connection with our initial public offering completed in February, 2025, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by such selling stockholders, based on its ownership of either common stock, common warrants A and common warrants B, or placement agent warrants as of the date hereof, assuming exercise of the common warrants A and common warrants B or and placement agent warrants held by such selling stockholders on such date, without regard to any limitations on conversions or exercises. The information appearing in the table below is based on information provided by or on behalf of the named selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Under the terms of the common warrants A and common warrants B, a selling stockholder may not exercise the warrants to the extent such exercise or conversion would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. Under the terms of the placement agent warrants, each placement agent warrant is exercisable for one share of common stock at an exercise price of $1.00 per share, has a term of five years from the date of issuance, and is subject to customary transfer restrictions. The selling stockholders may sell all, some or none of their shares in this offering. As the exercise price of the common warrants A and common warrants B can never be greater than $1.00 and $1.25, respectively, at any time that the market price is over $1.00 or $1.25, respectively, the total possible profit that the selling stockholders can realize on a per share basis will be equal to the market price at such time minus the exercise price of $1.00 or $1.25, respectively. There is no upper limit on the potential profit that the selling stockholders can realize in such cases. See “Plan of Distribution.”

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(7)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering(8)
American Ventures LLC, Series XVI AGH (1)	89,655,171	86.6	%(2)	89,655,171	—
Dominari Securities LLC(3)	1,195,402	7.9	%(4)	1,195,402	—
Revere Securities LLC(5)	1,195,402	7.9	%(6)	1,195,402	—

Notes:

(1)	Includes 29,885,057 common warrants A and 29,885,057 common warrants B to purchase common stock at an exercise price of $1.00 and $1.25, respectively. The business address of American Ventures LLC, Series XVI AGH is 110 Front Street, Suite 300, Jupiter, Florida 33477. American Ventures LLC, Series XVI AGH’s principal business is that of a private investor. Eric Newman is the manager of American Ventures LLC, Series XVI AGH, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this selling stockholder. Eric Newman disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by this selling stockholder. American Ventures LLC, Series XVI AGH has a limitation on the amount of its beneficial ownership in the Company pursuant to which American Ventures LLC, Series XVI AGH will not exercise its common warrants A and common warrants B if, following such exercise, American Ventures LLC, Series XVI AGH would own more than 4.99% or 9.99% of the Company’s issued and outstanding shares of common stock.

(2)	Assumes that the selling stockholder exercises all common warrants A and common warrants B to purchase common stock at an exercise price of $1.00, and $1.25, respectively pursuant to this prospectus. Includes common stock offered that may held by the selling stockholder that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion or put would result in beneficial ownership greater than 4.99% or 9.99% of the total common stock issued and outstanding as of the date of such exercise or conversion.

(3)	Includes 1,195,402 shares of common stock underlying 1,195,402 placement agent warrants issuable upon the full exercise of the placement agent warrants at an exercise price of $1.00 pursuant to this prospectus. Dominari Securities LLC is managed by Soo Yu, its Chief Operating Officer, and she is deemed to have beneficial ownership of Dominari Securities LLC. Soo Yu disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by this selling stockholder. The business address of Dominari Securities LLC is 725 Fifth Avenue, 23rd Floor, New York, NY 10022.

(4)	Assumes that the selling stockholder exercises all 1,195,402 placement agent warrants to purchase common stock at an exercise of $1.00 pursuant to this prospectus.

(5)	Includes 1,195,402 shares of common stock underlying 1,195,402 placement agent warrants issuable upon the full exercise of the placement agent warrants at an exercise price of $1.00 pursuant to this prospectus. Mr. William “Bill” Moreno, Chairman of Revere Securities LLC has control and investment discretion over the securities registered pursuant to this prospectus that are held by Revere Securities LLC. As a result, Mr. William “Bill” Moreno may be deemed to have beneficial ownership of the placement agent warrants registered pursuant to this prospectus that are held by Revere Securities LLC. The business address of Revere Securities LLC is 16th Floor, 560 Lexington Avenue, New York, NY 10022.

(6)	Assumes that the selling stockholder exercises all 1,195,402 placement agent warrants to purchase common stock at an exercise of $1.00 pursuant to this prospectus.

(7)	The percentage is calculated based on (i) 14,608,988 shares of common stock that were outstanding as of August 1, 2025, and (ii) shares of common stock deemed to be beneficially owned by such person or group if the person or group has the right to acquire the common stock within 60 days of the date as of which the information is provided.

(8)	Assumes for each selling stockholder the sale of all shares offered by that particular selling stockholder under this prospectus.

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PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales that are not in violation of Regulation SHO;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM- 2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities sold under this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

RELATED PARTY TRANSACTIONS

Other than employment and other agreements set out elsewhere in this prospectus, the following summarizes those of transactions since December 31, 2021 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

As of the four years ended December 31, 2024, the Company owed two loans each dated April 24, 2014 for $1,447,739.16 and $1,307,619.69 made by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung to us in connection with the acquisition of Kissimmee Bay and Remington (the “2014 Loans”). Such loans to were made by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Yick Chung Cheung (“Mr. Y. C. Cheung”, the father of Mr. C. P. Cheung and Mr. S. Cheung) in proportions of 50%, 40%, and 10% consisting of loans from (i) Mr. S. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $723,869.58, and $653,809.85, respectively, (ii) Mr. C. P. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $579,095.66, and $523,047.87, respectively, and (iii) Mr. Y. C. Cheung for an unsecured, non-interest-bearing demand loan with a principal balance of $144,773.91, and $130,761.97, respectively. Both of the 2014 Loans were repayable upon the listing of our common stock on Nasdaq. For the twelve months ended December 31, 2024, (i) the largest aggregate amount of principal outstanding with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung were for amounts of $472,271, $377,817, and $94,454, respectively, and (ii) the amount of principal paid by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung included amounts equaling $115,000, $92,000, and $23,000, respectively. On March 11, 2025, March 12, 2025 and March 12, 2025 each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Yick Chung Cheung repaid the principal balance of the 2014 loans in the amounts of $357,272, $285,917 and $71,454, respectively. As of the date of this prospectus, we had no outstanding balance with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung.

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On September 7, 2023, the Company entered into a loan facility agreement or the “Expense Loan” with Mr. S. Cheung for a loan facility of up to $1,000,000. In January 2025, the principal amount due under the Expense Loan was increased by $100,000 to a principal amount of $1,100,000. The Expense Loan is interest free, repayable within 30 days from the date our shares were listed on Nasdaq or December 31, 2025, whichever is earlier. For the twelve months ended December 31, 2024 the largest aggregate amount of principal outstanding under the Expense loan was $1,077,097. On February 19, 2025, 2025 Mr. S. Cheung repaid the principal balance of the Expense Loan in the amount of $1,021,617. As of the date of this prospectus, we had no outstanding balance under the Expense Loan with Mr. S. Cheung.

On January 17, 2024, we issued (i) a total of 6,528,000 shares of common stock to Ace Champion Investments Limited (as to 5,440,000 shares of common stock), and Trendy View Assets Management (as to 1,088,000 shares of common stock), for total consideration of $8,160, (ii) a total of 10,000,000 shares of our Series A Preferred Stock to Ace Champion Investments Limited (as to 5,000,000 shares of Series A Preferred Stock), Trendy View Assets Management ((a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Y. C. Cheung and Ms. Chan Lee, parents of Mr. S. Cheung, and Mr. C. P. Cheung) as to 1,000,000 shares of Series A Preferred Stock)), and Chrome Fields Asset Management LLC (as to 5,000,000 shares of Series A Preferred Stock), for total consideration of $10,000, and (iii) 4,352,000 shares of common stock to Chrome Fields Asset Management LLC, in exchange for the right to receive 100 ordinary shares, par value $1.00 of Pine Ridge Group Limited.

On April 15, 2024, the Company entered into a loan facility agreement in connection with the repayment of a Paycheck Protection Program due to the United States Small Business Administration (the “2024 Loan”) with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung in proportions of 50%, 40%, and 10% for a loan facility of up to $500,000 consisting of loans from (i) Mr. S. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $250,000, (ii) Mr. C. P. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $200,000, and (iii) Mr. Y. C. Cheung for an unsecured, non-interest-bearing demand loan with a principal balance of $50,000. The 2024 Loan was repayable upon the listing of our common stock on Nasdaq. For the twelve months ended December 31, 2024, the largest aggregate amount of principal outstanding with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung were for amounts of $250,000, $200,000, and $50,000, respectively On March 11, 2025, 2025, March 12, 2025, 2025 and March 12, 2025, 2025 each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Yick Chung Cheung repaid the principal balance of the 2014 loans in the amounts of $250,000, $200,000, and $50,000, respectively. As of the date of this prospectus, we had no outstanding balance with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung under the 2024 Loan.

On July 23, 2025, the Company entered into the Private SPA with Trendy View Assets Management, Ace Champion Investments Limited, and Chrome Fields Asset Management LLC (collectively, the “Sellers”), and various institutional and individual investors listed on Schedule II to the Private SPA (the “Buyers”). Pursuant to the Private SPA, the Sellers agreed to sell, and the Buyers agreed to purchase, an aggregate of 10,000,000 shares of the Company’s Series A Preferred Stock, at a purchase price of $0.01 per share, and 4,000,000 shares of the Company’s common stock, at a purchase price of $0.975 per share. The transaction closed on July 25, 2025. Although the Company was a party to the Private SPA and facilitated the closing, no proceeds were paid to the Company, as the shares were sold by the Sellers in a private secondary transaction. The terms of the Private SPA, including the representations, warranties, covenants, and indemnification provisions, were negotiated and agreed among the parties and are customary for transactions of this nature. The transaction was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) and Regulation D Rule 506(b). The board of directors of the Company reviewed and approved the transaction in accordance with the Company’s related party transaction policy, which is designed to ensure that transactions with related parties are conducted on terms no less favorable than could be obtained from independent third parties. The Company believes that the terms of the Private SPA are fair and reasonable and were negotiated on an arm’s length basis. The Private SPA is filed as Exhibit 10.7 to this registration statement. For information about beneficial ownership and the relationships of the Sellers and Buyers to the Company, see “Principal and Selling Stockholders” in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary only and not meant to be complete, but is subject to and qualified in its entirety by our amended and restated articles of incorporation and bylaws, as amended from time to time, and by the provisions of the applicable Nevada law. Reference is made to our amended and restated articles of incorporation, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

Authorized Stock

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of 450,000,000 shares of common stock, par value of $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value of $0.001 per share. As of the date of this prospectus, there are 14,608,988 shares of common stock and 10,000,000 shares of Series A Preferred Stock issued and outstanding. The shares of common stock are held by fourteen stockholders of record and the shares of Series A Preferred Stock are held by one stockholder of record.

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Common Stock

Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing at least one-third our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

On January 26, 2024, the Company filed a Certificate of Designation to our Articles of Incorporation with the Secretary of State of the State of Nevada to reflect the designation of our Series A Preferred Stock. As a result, as of the date of this prospectus the capital stock of the Company consists of 450,000,000 authorized shares of common stock, $0.001 par value, and 50,000,000 authorized shares of preferred stock. 20,000,000 shares were designated as Series A Preferred Stock out of the 50,000,000 shares of preferred stock.

Series A Preferred Stock

We have one designated class of preferred stock known as Series A Preferred Stock. Each share of Series A Preferred Stock entitles the holder to twenty (20) votes, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. The holders of Series A Preferred Stock shall not be entitled to receive dividends of any kind. The Series A Preferred Stock shall not be subject to conversion into common stock or other equity authorized to be issued by the Company.

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Reverse Stock Split

On June 12, 2024, as approved by the board of directors and the majority shareholder of the Company, the Company effected a reverse split of our outstanding common stock at a ratio of 1.25-for-1. All references to common stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse stock split of our issued and outstanding common stock as if these events had occurred at the beginning of the earliest period presented.

Warrants and Options

On July 25, 2025 the Company issued 29,885,057 common warrants A, each to acquire a share of common stock, and 29,885,057 common warrants B, each to acquire a share of common stock in connection with the Private Placement. Each common warrant A has an exercise price of $1.00 per share, and each common warrant B has an exercise price of $1.25 per share. Each common warrant will be immediately exercisable and will have a term of exercise equal to five years from the initial exercise date. The common warrants are exercisable on a standard cashless basis at anytime that a registration statement for the resale of the shares of common stock underlying such common warrants is not effective or available for use. The exercise prices and the number of shares issuable upon exercise are subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations, and similar corporate events, as set forth in the warrant agreements. No portion of a common warrant may be exercised if such exercise causes the holder thereof to have a beneficial ownership of our common stock that exceeds 4.99% (or at the election of holder, 9.99%) of our outstanding shares of Common Stock after such issuance. As of the date of this prospectus, no such warrants have been exercised and the common warrants A and common warrants B are those for which the underlying shares are being registered hereunder. Holders of the warrants have no rights as stockholders with respect to the shares covered thereby until the warrants are exercised and the underlying shares are issued.

In connection with the Private Placement, the Company also issued 29,156,069 pre-funded warrants, each exercisable for one share of common stock. Each pre-funded warrant has a remaining exercise price of $0.0001 per share, is exercisable immediately upon payment of any outstanding exercise price, and may be exercised at any time until fully exercised. The pre-funded warrants permit cashless exercise and limit beneficial ownership to the 4.99% threshold stated above.

In connection with the Private Placement the Company entered into a placement agent agreement the Placement Agents, who agreed to use reasonable best efforts to facilitate the Private Placement. As partial compensation, the Company issued warrants to purchase up to 2,390,804 shares of common stock, representing 8% of the shares of our common stock and pre-funded warrants sold in the Private Placement. Each placement agent warrant is exercisable for one share of common stock at an exercise price of $1.00 per share, has a term of five years from the date of issuance, and is subject to customary transfer restrictions.

Holders of the pre-funded warrants, common warrants, and placement agent warrants have no voting, dividend, or other rights as stockholders with respect to the shares underlying such warrants until the warrants are exercised and shares are issued.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders;

or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (iii) 10% or more of the earning power or net income of the corporation, and (iv) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Market for our Securities

Our common stock is presently quoted on the Nasdaq Capital Market under the symbol “AGH”. As of July 31, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.99 per share. The market for our common stock is limited and may become volatile and sporadic. There is no market for our common warrants A or common warrants B, or placement agent warrants and we do not intend to apply for or create any such market for such warrants.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer LLC. The address is 18 Lafayette Pl, Woodmere, NY 11598. The telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, (assuming that we issue 29,885,057 shares of common stock issuable upon the exercise of 29,885,057 common warrants A and 29,885,057 shares of common stock issuable upon the exercise of 29,885,057 common warrants B, and 2,390,804 shares of common stock issuable upon the exercise of placement agent warrants that were issued and sold to an investor and placement agents in the Private Placement) we will have 105,925,975 shares of common stock outstanding. All of the shares of common stock sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Shares of our common stock are quoted on the Nasdaq Capital Market under the symbol “AGH.”

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those securities, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares of common stock were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares of common stock that is not more than the greater of:

●	1% of the number of common stock then outstanding, which will equal 437,651 shares immediately after this offering, or

●	the average weekly trading volume of our common stock on the Nasdaq Capital Market or other relevant national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases shares of our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Shares of our common stock by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Shares of our common stock pursuant to this offering and hold such shares of our common stock as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our common stock; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our common stock who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences relating to an investment in such common stock will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our common stock.

Persons considering an investment in our common stock should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our common stock, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Sale, Exchange or Other Disposition of Our Common Stock

A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our common stock in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the shares of our common stock. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the shares of our common stock were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our common stock will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our common stock. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our common stock.

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Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the United States Internal Revenue Service (“IRS”) with respect to an investment in our common stock, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). A U.S. Holders paying more than $100,000 for our common stock may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our common stock may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any shares of our common stock under the laws of their country of citizenship, residence, or domicile.

The foregoing is a discussion on certain Cayman Islands income tax consequences of an investment in shares of our common stock. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands laws.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Ortoli Rosenstadt LLP.

EXPERTS

The consolidated financial statements for the years ended December 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm as stated in their report appearing herein and elsewhere in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. WWC, P.C. is headquartered at 2010 Pioneer Court, San Mateo, CA 94403, USA.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of common stock in our Company which is material to that person, or has a material, direct or indirect economic interest in our Company or that depends on the success of the offering.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the common stock offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our common stock. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “SEC Filings” at https://www.aureusgreenway.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Aureus Greenway Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aureus Greenway Holdings Inc. and its subsidiaries (collectively the “Company”) as of December 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2023

San Mateo, California

March 28, 2025

F-2

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$457,142	$646,294
Accounts receivable, net	20,778	36,299
Short-term investment	6,778	-
Inventories, net	55,817	55,704
Deferred offering costs	582,679	252,964
Other current assets	2,078	125
Total current assets	1,125,272	991,386

Non-current assets
Property and equipment, net	3,083,923	3,054,921
Prepayment for acquisition of property and equipment	-	103,436
Operating lease right-of-use assets	775,546	363,296
Deferred tax assets	227,152	236,130
Total non-current assets	4,086,621	3,757,783
Total Assets	$5,211,893	$4,749,169

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$420,005	$495,930
Contract liabilities - deferred revenue	162,226	158,429
Bank and other borrowings – current	94,007	135,970
Operating lease liabilities – current	195,115	222,275
Due to related parties	2,532,160	1,651,407
Total current liabilities	3,403,513	2,664,011

Non-current liabilities
Bank and other borrowings - non-current	98,371	649,345
Operating lease liabilities - non-current	580,431	141,021
Deferred tax liabilities	60,114	48,156
Total non-current liabilities	738,916	838,522
Total Liabilities	4,142,429	3,502,533

Commitments and contingencies (Note 13)

Stockholder’s Equity
Preferred stock: 50,000,000 shares authorized; $0.001 par value, 20,000,000 shares of series A preferred stock designated; 10,000,000 shares issued and outstanding as of December 31, 2024 and 2023	10,000	10,000
Common stock: 450,000,000 shares authorized; $0.001 par value, 10,880,000 shares issued and outstanding as of December 31, 2024 and 2023	10,880	10,880
Additional paid-in capital	2,082,456	2,082,456
Subscription receivables	(11,632)	(18,160)
Accumulated deficit	(1,022,240)	(838,540)
Total Stockholder’s Equity	1,069,464	1,246,636
Total Liabilities and Stockholder’s Equity	$5,211,893	$4,749,169

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AUREUS GREENWAY HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Expressed in U.S. dollars, except for the number of shares)

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	For the Years Ended December 31,
	2024	2023	2022
Revenue
Golf operations	2,443,178	2,643,856	2,310,615
Sales of food and beverage	648,738	682,281	517,694
Sales of merchandise	115,262	138,450	99,366
Ancillary revenue	91,183	90,125	80,979
Total revenue	3,298,361	3,554,712	3,008,654

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	1,367,958	1,189,889	1,015,852
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	186,602	209,226	167,614
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	54,876	92,675	56,228
Salaries and benefits	724,157	683,941	556,880
Depreciation	201,113	174,207	163,371
Other general and administration expenses	945,587	951,616	580,463
Total operating costs	3,480,393	3,301,554	2,540,408

(Loss) income from operations	(182,032)	253,158	468,246

Other income (expense)
Interest expense	(25,550)	(30,393)	(36,196)
Other income	44,818	28,098	8,900
Total other income (expense), net	19,268	(2,295)	(27,296)

(Loss) income before income tax	(162,764)	250,863	440,950

Income tax expenses (benefits)	20,936	(135,265)	117,757

Net (Loss) Income	(183,700)	386,128	323,193

Comprehensive (Loss) Income	(183,700)	386,128	323,193

(Loss) earnings per common stock
Basic and diluted	(0.02)	0.04	0.03

Weighted average number of common stocks outstanding
Basic and diluted	10,880,000	10,880,000	10,880,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Preferred Stock		Common Stock		Additional paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	capital	receivables	deficit	Total

Balance, December 31, 2021	1,000,000	10,000	10,880,000	10,880	2,082,456	(18,160)	$(1,547,861)	$537,315

Net income	-	-	-	-	-	-	323,193	323,193
Balance, December 31, 2022	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(1,224,668)	$860,508

Net income	-	-	-	-	-	-	386,128	386,128
Balance, December 31, 2023	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(838,540)	$1,246,636

Proceeds from stockholders for settlement of subscription receivables	-	-	-	-	-	6,528	-	6,528
Net loss	-	-	-	-	-	-	(183,700)	(183,700)
Balance, December 31, 2024	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(11,632)	$(1,022,240)	$1,069,464

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	For the Years Ended December 31,
	2024	2023	2022

Cash Flows from Operating Activities:
Net (loss) income	(183,700)	386,128	323,193
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	201,113	174,207	163,371
Unpaid director’s remuneration	110,000	100,000	30,000
Changes in operating assets and liabilities:
Accounts receivable	15,521	(7,080)	7,197
Other current assets	(1,953)	(125)	7,279
Inventories	(113)	3,658	(33,742)
Deferred tax assets	8,978	(162,557)	99,765
Accounts payable and accrued liabilities	(75,925)	187,536	(39,424)
Contract liabilities - deferred revenue	3,797	138,973	625
Deferred tax liabilities	11,958	27,292	17,992
Net Cash Provided by Operating Activities	89,676	848,032	576,256

Cash Flows from Investing Activities:
Purchase of property and equipment	(126,679)	(147,953)	(207,582)
Prepayment for acquisition of property and equipment	-	(103,436)	-
Short-term investment	(6,778)	-	-
Net Cash Used in Investing Activities	(133,457)	(251,389)	(207,582)

Cash Flows from Financing Activities:
Proceeds from stockholders for settlement of subscription receivables	6,528	-	-
Proceeds from related party loan	980,753	520,964	-
Repayments to related party loan	(210,000)	(1,035,100)	(466,000)
Proceeds from bank and other borrowings	-	181,721	270,905
Repayments of bank and other borrowings	(592,937)	(58,121)	(169,686)
Deferred offering costs	(329,715)	(252,964)	-
Net Cash Used in Financing Activities	(145,371)	(643,500)	(364,781)

Net change in cash and cash equivalents	(189,152)	(46,857)	3,893
Cash and cash equivalents, beginning of year	646,294	693,151	689,258
Cash and cash equivalents, end of year	457,142	646,294	693,151

Supplemental cash flow information:
Cash paid for interest	25,550	30,393	36,169

Cash paid for tax	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Business

Business

Aureus Greenway Holdings Inc. (the “Company” or “Aureus”) was incorporated on December 22, 2023 in the state of Nevada. We conduct business activities principally through our wholly-owned subsidiaries, Chrome Fields I, Inc. and Chrome Fields II, Inc. engaging in operation of golf course and selling of merchandise and food and beverages.

As of December 31, 2024, we own and operate two golf clubs in Florida that consisting of over 289 acres of multi-service recreational property.

Pine Ridge Group Limited (“Pine Ridge”) was acquired by Mr. Cheung Chi Ping from independent third parties on December 31, 2013.

Chrome Field I, Inc. (“Chrome I”) was incorporated on December 24, 2013 in the State of Delaware. Chrome I the is sole member of FSC Clearwater, LLC (“Clearwater I”) which was incorporated in the State of Florida on January 21, 2014. Clearwater I owns and operates Kissimmee Bay Country Club, a privately-owned golf course that is open to the general public.

Chrome Field II, Inc. (“Chrome II”) was incorporated on April 13, 2014 in the State of Delaware. Chrome II the is sole member of FSC Clearwater II, LLC (“Clearwater I”) which was incorporated in the State of Florida on March 20, 2014. Clearwater II owns and operates Remington Golf Club, a privately-owned golf course that is open to the general public.

A group reorganization of the legal structure was completed on January 17, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of operations and comprehensive (loss) income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the years ended December 31, 2024, 2023 and 2022.

F-7

As at the date of this report, details of the subsidiaries of the company are as follows:

Name	Place and date of formation	Ownership	Principal activity
Pine Ridge Group Limited (“Pine Ridge”)	British Virgin Islands (“BVI”)	100% (directly)	Investment holding
Chrome Fields I, Inc. (“Chrome I”)	Delaware	100% (indirectly)	Investment holding
Chrome Fields II, Inc. (“Chrome II”)	Delaware	100% (indirectly)	Investment holding
FSC Clearwater, LLC (“Clearwater I”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Kissimmee Bay Country Club)
FSC Clearwater II, LLC (“Clearwater II”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Remington Golf Club)

Initial Public Offering

On February 13, 2025, the Company announced the closing of its initial public offering (“IPO”) of 3,000,000 shares of common stock, US$0.001 par value per stock share at an offering price of US$4.00 per stock share for a total of US$12,000,000 in gross proceeds. The Company raised total net proceeds of approximately US$10.6 million after deducting underwriting discounts and commissions and offering expenses. The common stock of the Company began trading on the Nasdaq Capital Market afterwards under the ticker symbol “AGH”.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Basis of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The consolidated financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company transactions and balances between members of the Group are eliminated upon consolidation.

F-8

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for expected credit loss, allowance for deferred tax assets, the useful lives and impairment assessment of property and equipment and estimated incremental borrowing rate of lease. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents include cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. As of December 31, 2024 and 2023, the Company had cash of $457,142 and $646,294, respectively, and did not have cash equivalents.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of December 31, 2024, was approximately $66,524. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable, net

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for expected credit losses. The credit cards payment is to be settled either within few days after the year end date due to the timing difference for the payment transfer from credit card center to the bank accounts of the Company or within one month after the services were utilized by the customers who have authorized the Company to make the payment through their credit cards. The Company reviews accounts receivable periodically for collectability and establishes an allowance for expected credit losses and records provision for allowance for expected credit losses expense when deemed necessary. The Company records an allowance for expected credit losses that is based on historical trends, customer knowledge, any known disputes, future expectation, future economic situation consideration and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts receivable are written off against the allowance after all attempts to collect a receivable have failed. As of December 31, 2024 and 2023, the Company had no allowance for expected credit losses due to no experiences on default from customers or failure of transfer from credit card center after payment authorization was made by customers and all outstanding accounts receivable as of December 31, 2024 and 2023 were subsequently settled before this report date.

F-9

Short term investment

Short term investment represents the investment in money market funds which comprise of U.S. short-term treasury bills with fixed return of dividends and interests. The short term investment was recognized at fair value with the change in dividend and interest income crediting the statements of operations once credited to the money account. The short term investment was measured at level 1 fair value and there was no change in the level hierarchy during the year.

Inventories, net

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears, food and beverages and we value inventories using the lower first-in, first-out (“FIFO”) method and net realizable value, which is generally based on the selling price expectations of the merchandise goods. We regularly review inventories to determine if the carrying value of the inventory exceeds net realizable value and, when determined necessary, record a reserve to reduce the carrying value to net realizable value. Changes in customer merchandise preference, current and anticipated demand, consumer spending, weather patterns, economic conditions, business trends or merchandising strategies could cause our inventory to be exposed to obsolescence or slow-moving merchandise. For foods and beverages, the turnaround time is short, usually within one to two weeks. For the merchandise goods, all goods are aged less than one year and the Company will offer discounts to customers to boost the selling but higher than that of purchase price. As of December 31, 2024 and 2023, no obsolescent goods were noted.

Deferred offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to stockholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of operations. As of December 31, 2024 and 2023, the Company deferred $582,679 and $252,964 of offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds and recognized in equity of the Company.

Property and Equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and any impairment losses. Property and equipment, consisting of land, buildings and recreational facilities, properties improvements, equipment, furniture and fixture. We capitalize costs that materially add value and appreciably extend the useful life of an asset. With respect to golf course improvements (included in land improvements), only costs associated with original construction, complete replacements, or the addition of new trees, sand traps, fairways or greens are capitalized while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Land is not depreciated.

Depreciation is calculated using the straight-line method based on the following estimated useful lives:

Depreciable land improvements	15 years
Building and recreational facilities	39 years
Properties improvements	5-7 years
Equipment, furniture and fixture	5-7 years

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for Long-Lived Assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. If an impairment is identified, The Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

F-10

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires the Company to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded, may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued liabilities, current portion of bank and other borrowings and lease liabilities and amount due to related parties are approximate fair value due to their short-term nature. Non-current portion of bank and other borrowings and lease liabilities have been calculated by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities. The changes in fair value as a result of the Group’s own non-performance risk for bank and other borrowings and lease liabilities as of December 31, 2024 and 2023 were assessed to be insignificant.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group as of December 31, 2024 and 2023 are accounted for as operating leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

F-11

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

Accrued Liabilities

Accrued liabilities primarily include accrued property tax and sales tax and other accrual and payable for the operation of the ordinary course of business.

Bank and Other Borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of operations over the period of the borrowings using the effective interest method.

Related Parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The details of related party transactions during the years ended December 31, 2024, 2023 and 2022 and balances as of December 31, 2024 and 2023 are set out in Note 8.

Revenue Recognition

All revenue recognized in the consolidated statements of operations is considered to be revenue from contracts with customers in accordance with Accounting Standards Codification (“ASC”) 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services are transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

F-12

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are incurred as the Company satisfies the related performance obligations.

Revenue from golf operations

There are two types of service charges maintained by the Company, the players can either (1) subscribe to the entertainment services for a period of time of one year at a discount (i.e. annual subscription green fees); or (2) purchase the services at the counter by one-time payment (i.e. one-time green fees). The golf courses are open to public and hence our customers include both local and overseas citizens. The charges comprise of both the cart fee and fees for playing in the golf course, which is fixed without variable consideration, and the customers either pay via cash or credit card. The entire service fee from customers is non-refundable and required to be paid in advance.

The Company sells annual green fee subscriptions to local patrons. The performance obligation of the annual subscription is for the Company to provide a patron with access to the golf course and cart, subject to availability of a tee time for a patron to play a single round on the 18-hole course; the round of golf is expected to be completed before sunset of the day of the booking of that tee time. The Company recognizes revenue from these annual subscriptions on a monthly basis over twelve months. The annual subscriptions are non-refundable. Payments for subscriptions in the form of cash or credit card are received in advance, and are recorded as contract liabilities-deferred revenue, and recognized to revenue at the end of each month. Management believes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar for each month, even though the exact volume of services may vary. The Company concludes that the annual green fees subscription satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The annual subscriptions fees are fixed and there is no variable consideration, significant financing components or noncash consideration. There is no contract asset related to these annual green fee subscriptions. As of December 31, 2024 and 2023, the Company recorded contract liabilities - deferred revenue of $162,226 and $158,429, respectively.

One-time green fees require the Company to provide to a patron access to a designated 18-hole golf course and cart to play a single round of golf subject to non-hazardous weather conditions that is expected to be completed before sunset of the day of booking of that tee time. Management believes access to the golf course and the card constitute a single performance obligation as either service is not available to be purchased separately. Payments for tee times are non-refundable and are received via cash or credit card immediately prior to the initiation of the patron playing the round of 18-hole golf; therefore, and one-time green fees are not refundable. Typically, in the event that weather is not expected to permit the patron to play and complete the single round of golf, the Company will not undertake the transaction and take payment from the patron. The one-time green fees are fixed and there is no variable consideration.

Sales of merchandise, food and beverage

Golf course patrons regularly buy golf balls, clothing, paraphernalia, and gloves, or will enjoy food and beverage offered at the clubhouses. Patrons make orders at the counter. The price is fixed without variable consideration. The Company recognizes revenue when the merchandise or food and beverage are delivered, net of discounts, if any and control of the product has been passed to the customer. If the clothing or wearables have product defects, they are subject to exchange, but all sales are final and not subject to return. Product delivery is evidenced by a payment receipt record. Payments are settled via cash or credit card. The respective revenue is recognized at a point in time. There are no warranties, sales returns and refunds after the orders are delivered to the customers at the counter.

F-13

Ancillary revenue

Ancillary revenue represented the lease of its clubhouse for several hours for events held by associations or individuals such as golf tournaments and lease of golf club to individuals for one day playing golf in the Company’s golf course. The revenue was recognized upon services were rendered (i.e. on daily basis when the venue or golf club was used that day). Deposit was received in advance for booking of clubhouse and recognized as contract liabilities – deferred income upon receipt and recognized as revenue in the statements of income when service was rendered or no show after booking. Deposit received is non-refundable.

Operating Costs

Golf operating costs consist of costs associated with golf course upkeep expenses and are expended as incurred.

Other General and Administrative Expense

Other General and administrative expense consists of audit fees for initial public offering, costs associated with corporate and administrative functions that support development and operations.

Income Tax

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2024 and 2023, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements, respectively.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the years ended December 31, 2024, 2023 and 2022, respectively.

(Loss) Earnings Per Share

The Company computes (loss) earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net (loss) income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024, 2023 and 2022, there were no dilutive shares.

F-14

Segment Information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment. All assets of the Company are located in Florida and all revenue is generated from Florida.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently Issued Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to compare entities subject more easily to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

F-15

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (CODM), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s consolidated financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. We are currently evaluating the impact the adoption of ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of operations and comprehensive (loss) income and statements of cash flows.

F-16

Note 3 – Inventories, net

As of December 31, 2024 and 2023, the inventories of finished goods consisted of the following:

	As of December 31,
	2024	2023
Merchandise goods	$31,114	$34,336
Food and beverage	24,703	21,368
	55,817	55,704
Less: Impairment of obsolete goods	-	-
	$55,817	$55,704

Note 4 – Property and Equipment, net

As of December 31, 2024 and 2023, the property and equipment consisted of the following:

	As of December 31,
	2024	2023
Land	$444,906	$444,906
Buildings and recreational facilities	2,262,814	2,242,904
Properties improvements	1,939,018	1,790,213
Furniture and equipment	190,288	128,888
	4,837,026	4,606,911
Less - accumulated depreciation	(1,753,103)	(1,551,990)
	$3,083,923	$3,054,921

Depreciation expenses for the years ended December 31, 2024, 2023 and 2022, were $201,113, $174,207 and $163,371, respectively.

Note 5 – Accounts Payables and Accrued Liabilities

As of December 31, 2024 and 2023, the accounts payable and accrued liabilities consisted of the following:

	As of December 31,
	2024	2023
Accounts payable	$207,947	$329,655
Credit cards payables	22,897	49,019
Sales tax payable	21,636	20,050
Property tax payable	102,483	97,206
Accrued expenses	65,042	-
	$420,005	$495,930

F-17

Note 6 – Bank and Other Borrowings

As of December 31, 2024 and 2023, the bank and other borrowings consisted of the following:

		Principal		Fixed Interest	As of December 31,
Initiation date	Loan No.	Amount	Maturity date	Rate	2024	2023
May 13, 2020	#1	$500,000	April 13, 2050	3.75%	$-	$488,961
May 17, 2022	#2	$25,050	August 1,2025	5.50%	5,022	13,975
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	40,438	91,202
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	66,413	74,089
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	80,505	117,088
Total loans payable					192,378	785,315
Current portion					(94,007)	(135,970)
Non-current portion					$98,371	$649,345

Notes:

(1)	Loan #1 is guaranteed by Cheung Chi Ping (“Mr. Cheung”), director of the Company, and Chrome I and secured by all intangible and tangible personal property of Mr. Cheung.
(2)	Loan #2 is secured by the land of the golf course of the Company.
(3)	Loan #3 is secured by the buildings of the golf clubs of the Company.
(4)	Loan #4 is secured by the golf course of the Company and repayable in eight years
(5)	Loan #5 is secured by the land and building of the golf clubs of the Company.

During the years ended December 31, 2024, 2023 and 2022, the Company recognized interest expenses of $25,550, $30,393 and $36,196, respectively.

Future minimum payments under bank and other borrowings as of December 31, 2024 were as follows:

Year ending December 31,	Total
2025	$94,204
2026	49,205
2027	9,501
2028	10,138
2029	10,817
Thereafter	18,513
Total bank and other borrowings	$192,378

Note 7 – Leases

During the years ended December 31, 2024, 2023 and 2022, the Company had six operating agreements for a period of 4 years to 5 years. The leases were for corporate office, golf carts and golf equipment.

The components of leases related expenses charged to statements of operations were as follows:

	Years Ended December 31,
	2024	2023	2022
Operating lease cost	$247,109	$230,865	$183,382

F-18

Supplemental cash flow information related to leases was as follows:

	Years Ended December 31,
	2024	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$247,109	$230,865	$183,382
Weighted average discount rate	4.95%	3.44%	3.26%
Weighted average remaining lease term (years)	4.26	2.08	2.85

Supplemental balance sheet information related to leases was as follows:

	As of December 31,
	2024	2023
Operating lease right-of-use asset	$775,546	$363,296
Operating lease liabilities:
Current portion	195,115	222,275
Non-current portion	580,431	141,021
	$775,546	$363,296

Future minimum lease payments under operating leases as of December 31, 2024 were as follows:

Year ending December 31,
2025	$228,430
2026	200,125
2027	161,880
2028	161,880
2029	107,920
$860,235
Less imputed interest	(84,689)
Operating lease liabilities	$775,546

Note 8 – Related Party Transactions

Relationships with related parties

Name	Relationship
Mr. Cheung Ching Ping	Shareholder of the Company
Mr. Cheung Chi Ping	Shareholder and Director of the Company
Mr. Cheung Yick Chung	Shareholder of the Company

F-19

Amounts due to related parties

Amounts due to related parties consists of the following:

		As of December 31,
Name	Nature	2024	2023
Mr. Cheung Ching Ping	Interest-free listing expense loans(1)	$1,021,617	$520,964
Mr. Cheung Ching Ping	Interest-free shareholder’s loans(2)	607,272	472,272
Mr. Cheung Chi Ping	Interest-free shareholder’s loans (2)	485,917	377,817
Mr. Cheung Chi Ping	Director’s remuneration(3)	295,900	185,900
Mr. Cheung Yick Chung	Interest-free shareholder’s loans(2)	121,454	94,454
		$2,532,160	$1,651,407

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000 which was then increased to $1,100,000 in January 2025. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of within 30 days from the date the Company’s common stock listed on Nasdaq, or December 31, 2025. As of December 31, 2024 and 2023, amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $1,021,617 and $520,964.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of December 31, 2024, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $607,272, $485,917 and $121,454, respectively. As of December 31, 2023, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $472,272, $377,817 and $94,454, respectively.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the years ended December 31, 2024 and 2023, the Company charged $110,000 and $110,000, respectively, as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits on the statements of operations. The balance is interest-free, unsecured and repayable on demand. As of December 31, 2024 and 2023, outstanding director’s remuneration was $295,900 and $185,900, respectively.

Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung signed an undertaking that no demand on repayment from the Company since December 31, 2022 and all the outstanding balances, other than the director’s remuneration of $295,900 to Mr. Cheung Chi Ping and expected to be settled within one year, were fully settled in subsequent between February and March 2025.

Note 9 – Revenue

Revenues disaggregated by major revenue streams and timing of revenue recognition for the years months ended December 31, 2024, 2023 and 2022 are disclosed in the table below:

	Years ended December 31
	2024	2023	2022
Over time:
Golf operations – annual subscription green fees	$303,542	$168,723	$230,874

Point in time:
Golf operations – one-time green fees	2,139,636	2,475,133	2,079,741
Sales of food and beverage	648,738	682,281	517,694
Sales of merchandise	115,262	138,450	99,366
Ancillary revenue	91,183	90,125	80,979
	2,994,819	3,385,989	2,777,780

	$3,298,361	$3,554,712	$3,008,654

F-20

Note 10 – Stockholders’ Equity

Preferred stock

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001. 20,000,000 preferred shares have been designated.

Series A Preferred Stock

The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of series A preferred stock would have 20 voting rights for each series A preferred stock on any matter which action of the stockholders of the corporation is sought. The series A preferred stock will vote together with the common stock. Common stock and series A preferred stock are not convertible into each other. Holders of series A preferred stock are not entitled to receive dividends. The series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

On January 17, 2024, 5,000,000 shares of Series A Preferred Stock was issued to Ace Champion, 4,000,000 shares of Series A Preferred Stock was issued to Chrome Fields Asset Management LLC, wholly-owned by Mr. Cheung Chi Ping and 1,000,000 shares of Series A Preferred Stock was issued to Trendy View, at an aggregate cash consideration of $10,000. As a result, as of December 31, 2024, 2023 and 2022, 10,000,000 shares of Series A Preferred Stock are issued and outstanding. This has been retrospectively reflected in the consolidated financial statements as discussed in Note 1

Common stock

The Company has authorized 450,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the shareholders of the Company is sought.

The Company issued 5,440,000 shares of common stock for the exchange of 100 ordinary shares owned by the shareholder of our acquired subsidiary, Pine Ridge.

On January 17, 2024, the Company allotted 6,800,000 shares of common stock at par value $0.001 of the Company to Ace Champion Investments Limited (“Ace Champion”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Ching Ping, brother of Mr. Cheung Chi Ping; and the Company allotted 1,360,000 shares of common stock at par value $0.001 to Trendy View Assets Management (“Trendy View”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Yick Chung and Ms. Chan Lee, parents of Mr. Cheung Chi Ping. Total consideration for the subscription was $8,160. Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are collectively considered as Mr. Cheung’s family. After the allotment, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are ultimately holding 50%, 40% and 10% of the common stock of the Company.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

As a result, as of December 31, 2024 and 2023, 10,880,000 shares of common stock are issued and outstanding. All the above transactions have been retrospectively reflected in the consolidated financial statements as discussed in Note 1.

F-21

Note 11 – Income Tax

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company is incorporated in the State of Nevada and is not subject to tax on income or capital gains under current Nevada law. In addition, upon payments of dividends by these entities to their shareholders, no Nevada withholding tax will be imposed.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new federal statutory rate of 21% and state of Florida tax rate of 5.5% to the income tax amount recorded for the years ended December 31, 2024, 2023 and 2022 are as follows:

Taxation in the statements of income represents:

	For the Years Ended December 31,
	2024	2023	2022

Tax provision for the year:
Current	-	-	-
Deferred
● Federal statutory tax
- Deferred tax assets
- recognition of prior year NOLs	-	(217,364)	-
- utilization of NOLs brought forward	8,632	24,587	75,512
- utilization of NOLs recognized during the year for prior year NOLs	-	66,300	-
- Deferred tax liabilities
- recognition for the year	7,959	19,115	17,685
	16,591	(107,362)	93,197

● State of Florida tax
- Deferred tax assets
- recognition of prior year NOLs	-	(56,711)	-
- utilization of NOLs brought forward	346	7,025	24,253
- utilization of NOLs recognized during the year for prior year NOLs	-	13,606	-
- Deferred tax liabilities
- recognition for the year	3,999	8,177	307
	4,345	(27,903)	24,560

Total income tax expenses (benefits)	20,936	(135,265)	117,757

F-22

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of income to the federal statutory rate of 21% for the years ended December 31, 2024, 2023 and 2022 is as follows:

	For the Years Ended December 31,

	2024	2023	2022

Federal statutory tax rate	21.0%	21.0%	21.0%
Effect of state of Florida tax	5.5%	11.5%	5.6%
Effect of state of Nevada tax*	(38.5)%	22.4%	0.0%
Effect of BVI tax	0.0%	0.0%	0.0%
Permanent difference	(0.9)%	0.4%	0.1%
Effect of deferred tax assets for prior years NOLs recognized in the current year at Federal statutory tax rate	0.0%	(86.6)%	0.0%
Effect of deferred tax assets for prior years NOLs recognized in the current year at state of Florida tax rate	0.0%	(22.6)%	0.0%
Effective tax rate	(12.9)%	(53.9)%	26.7%

*	Effect of state of Nevada tax represented the audit fee expenses in relation to IPO incurred by the Company which is incorporated in the state of Nevada which is not subject to state income tax.

Significant components of the deferred tax assets and deferred tax liabilities are presented below:

	As of December 31
	2024	2023
Deferred tax liabilities:
Accelerated depreciation
Federal statutory tax:
Beginning of the period/year	$40,173	$21,058
Recognized during the period/year	7,959	19,115
End of the period/year	48,132	40,173
State of Florida tax:
Beginning of the period/year	7,983	(194)
Recognized during the period/year	3,999	8,177
End of the period/year	11,982	7,983
Deferred tax liabilities	$60,114	$48,156

Deferred tax assets:
Net operating losses
Federal statutory tax:
Beginning of the period/year	$195,391	$68,914
Recognized during the period/year	-	217,364
Utilized during the period/year	(8,632)	(90,887)
End of the period/year	186,759	195,391

State of Florida tax:
Beginning of the period/year	$40,739	4,659
Recognized during the period/year	-	56,711
Utilized during the period/year	(346)	(20,631)
End of the period/year	40,393	40,739

Less: valuation allowance	-	-
Deferred tax assets, net	$227,152	$236,130

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized.

As of December 31, 2024 and 2023, the Company had $857,177 and $891,057, respectively, of NOLs which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

F-23

Note 12 – Risk and Uncertainties

Credit Risk

The Company’s principal financial assets are cash and cash equivalents and accounts receivables. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. The Company has not experienced losses on their accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

The Company mitigates its credit risk on receivables by actively managing and monitoring its receivables. The Company mitigates credit risk by evaluating the creditworthiness of customers prior to conducting business with them and monitoring its exposure for credit losses with existing customers. Since all accounts receivable as of December 31, 2024 and 2023 are aged within one year and collected all receivables subsequent to year end, minimum credit risk was noted for accounts receivable.

Vendor concentration risk

As of December 31, 2024 and 2023, the Company owed 84% and 85% of accounts payable to a key supplier, respectively.

For the years ended December 31, 2024, 2023 and 2022, one vendor accounted for 31%, 29% and 32% of our total operating costs, respectively. No other vendor accounts for more than 10% of our total operating costs for the years ended December 31, 2024, 2023 and 2022, respectively.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as its financial liabilities carry interest at fixed rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including through operations and financial support from our stockholders and financial institutions. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency, as well as servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Note 13 – Commitments and Contingencies

Lease Commitments

We entered into operating leases for corporate office, golf carts and golf equipment for terms of four to five years. Our commitments for minimum lease payment under these operating leases as of December 31, 2024 are listed in section “Note 7 — “Leases”.

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in the aggregate, is reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

Note 14 – Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2024 up through March 28, 2025, which is the date that these consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these consolidated financial statements other than disclosed below.

On February 13, 2025, the Company announced the closing of its IPO of 3,000,000 shares of common stock, US$0.001 par value per stock share at an offering price of US$4.00 per stock share for a total of US$12,000,000 in gross proceeds. The Company raised total net proceeds of approximately US$10.6 million after deducting underwriting discounts and commissions and offering expenses.

F-24

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-25

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$7,625,413	$457,142
Accounts receivable, net	23,981	20,778
Short-term investment	-	6,778
Inventories, net	37,805	55,817
Deferred offering costs	-	582,679
Prepaid expenses	234,310	-
Other current assets	21,564	2,078
Total current assets	7,943,073	1,125,272

Non-current assets
Property and equipment, net	3,311,942	3,083,923
Advances for property	324,264	-
Operating lease right-of-use assets	695,572	775,546
Deferred tax assets	132,093	227,152
Prepaid expenses	256,250	-
Total non-current assets	4,720,121	4,086,621
Total Assets	$12,663,194	$5,211,893

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$554,721	$420,005
Contract liabilities - deferred revenue	154,386	162,226
Bank and other borrowings – current	-	94,007
Due to related parties	244,368	2,532,160
Operating lease liabilities	199,652	195,115
Total current liabilities	1,153,127	3,403,513

Non-current liabilities
Bank and other borrowings - non-current	-	98,371
Operating lease liabilities - non-current	495,920	580,431
Deferred tax liabilities	55,866	60,114
Total non-current liabilities	551,786	738,916
Total Liabilities	1,704,913	4,142,429

Commitments and contingencies (Note 13)	-	-

Stockholder’s Equity
Preferred stock: 50,000,000 shares authorized; $0.001 par value, 20,000,000 shares of series A preferred stock designated; 10,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024	10,000	10,000
Common stock: 450,000,000 shares authorized; $0.001 par value, 13,880,000 and 10,880,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	13,880	10,880
Additional paid-in capital	11,979,690	2,082,456
Subscription receivables	-	(11,632)
Accumulated deficit	(1,045,289)	(1,022,240)
Total Stockholder’s Equity	10,958,281	1,069,464
Total Liabilities and Stockholder’s Equity	$12,663,194	$5,211,893

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue
Golf operations	$415,868	$458,728	$1,444,808	$1,679,609
Sales of food and beverage	147,587	146,824	373,390	392,085
Sales of merchandise	20,904	24,732	65,408	75,824
Ancillary revenue	17,873	18,253	46,997	54,654
Total revenue	602,232	648,537	1,930,603	2,202,172

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	326,232	315,464	649,491	706,695
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	59,162	43,232	125,044	114,040
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	12,671	9,968	35,969	34,084
Salaries and benefits	248,953	141,795	522,940	377,643
Depreciation	52,013	50,031	102,797	100,038
Other general and administration expenses	329,704	182,822	567,828	484,337
Total operating costs	1,028,735	743,312	2,004,069	1,816,837

(Loss) income from operations	(426,503)	(94,775)	(73,466)	385,335

Other income (expense)
Interest expense	-	(6,296)	(4,491)	(16,482)
Other income	83,724	9,825	145,719	29,267
Total other income, net	83,724	3,529	141,228	12,785

(Loss) income before income tax	(342,779)	(91,246)	67,762	398,120

Income tax (benefits) expenses	(53,518)	(22,145)	90,811	137,837

Net (Loss) Income	$(289,261)	$(69,101)	$(23,049)	$260,283

Comprehensive (Loss) Income	$(289,261)	$(69,101)	$(23,049)	$260,283

(Loss) Earnings per common stock
Basic and diluted	$(0.021)	$(0.006)	$(0.002)	$0.024

Weighted average number of common stocks outstanding
Basic and diluted	13,880,000	10,880,000	13,167,293	10,880,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’

EQUITY

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	Preferred Stock		Common Stock		Additional paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	capital	receivables	deficit	Total

Balance, December 31, 2023 (Audited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(838,540)	$1,246,636

Net income	-	-	-	-	-	-	329,384	329,384
Balance, March 31, 2024 (Unaudited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(509,156)	$1,576,020

Net loss	-	-	-	-	-	-	(69,101)	(69,101)
Balance, June 30, 2024 (Unaudited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(578,257)	$1,506,919

Balance, December 31, 2024 (Audited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(11,632)	$(1,022,240)	$1,069,464

Issue of common stocks	-	-	3,000,000	3,000	9,897,234	-	-	9,900,234
Proceeds from stockholders for settlement of subscription receivables	-	-	-	-	-	11,632	-	11,632
Net income	-	-	-	-	-	-	266,212	266,212
Balance, March 31, 2025 (Unaudited)	1,000,000	$10,000	13,880,000	$13,880	$11,979,690	$-	$(756,028)	$11,247,542

Net loss	-	-	-	-	-	-	(289,261)	(289,261)
Balance, June 30, 2025 (Unaudited)	1,000,000	$10,000	13,880,000	$13,880	$11,979,690	$-	$(1,045,289)	$10,958,281

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	For the six months ended
	June 30,
	2025	2024

Cash Flows from Operating Activities:
Net (loss) income	$(23,049)	$260,283
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	102,797	100,038
Unpaid director’s remuneration	60,000	40,000
Changes in operating assets and liabilities:
Accounts receivable	(3,203)	21,695
Prepaid expenses	(490,560)	-
Other current assets	(19,486)	-
Inventories	18,012	864
Deferred tax assets	95,059	124,310
Accounts payable and accrued liabilities	(64,846)	(187,834)
Contract liabilities - deferred revenue	(7,840)	21,629
Deferred tax liabilities	(4,248)	13,527
Net Cash (Used in) Provided by Operating Activities	(337,364)	394,512

Cash Flows from Investing Activities:
Receipt of short-term investment	6,778	-
Purchase of property and equipment	(330,816)	(108,595)
Advances for property	(124,702)	-
Net Cash Used in Investing Activities	(448,740)	(108,595)

Cash Flows from Financing Activities:
Proceeds from issue of common stocks	10,654,093	-
Proceeds from related party loan	55,485	921,947
Repayments to related party loan	(2,391,645)	(210,000)
Repayments of bank and other borrowings	(192,378)	(538,671)
Deferred offering costs	(171,180)	(306,409)
Net Cash Provided by (Used in) Financing Activities	7,954,375	(133,133)

Net change in cash and cash equivalents	7,168,271	152,784
Cash and cash equivalents, beginning of period	457,142	646,294
Cash and cash equivalents, end of period	$7,625,413	$799,078

Supplemental cash flow information:
Cash paid for interest	$4,491	$16,482
Cash paid for taxes	$-	$-

Supplemental non-cash financing activity:
Prepaid offering costs net off with additional paid-in capital	$582,679	$-
Initial recognition of lease obligations related to right-of-use assets	18,076	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

Aureus Greenway Holdings Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

June 30, 2025 and 2024

Note 1 - Organization and Business

Business

Aureus Greenway Holdings Inc. (the “Company” or “Aureus”) was incorporated on December 22, 2023 in the state of Nevada. We conduct business activities principally through our wholly-owned subsidiaries, Chrome Fields I, Inc. and Chrome Fields II, Inc. engaging in operation of golf course and selling of merchandise and food and beverages.

As of June 30, 2025, we own and operate two golf clubs in Florida that consisting of over 289 acres of multi-service recreational property.

Pine Ridge Group Limited (“Pine Ridge”) was acquired by Mr. Cheung Chi Ping from independent third parties on December 31, 2013.

Chrome Field I, Inc. (“Chrome I”) was incorporated on December 24, 2013 in the State of Delaware. Chrome I the is sole member of FSC Clearwater, LLC (“Clearwater I”) which was incorporated in the State of Florida on January 21, 2014. Clearwater I owns and operates Kissimmee Bay Country Club, a privately-owned golf course that is open to the general public.

Chrome Field II, Inc. (“Chrome II”) was incorporated on April 13, 2014 in the State of Delaware. Chrome II the is sole member of FSC Clearwater II, LLC (“Clearwater I”) which was incorporated in the State of Florida on March 20, 2014. Clearwater II owns and operates Remington Golf Club, a privately-owned golf course that is open to the general public.

A group reorganization of the legal structure was completed on January 17, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of operations and comprehensive (loss) income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the six months ended June 30, 2024.

As at the date of this report, details of the subsidiaries of the company are as follows:

Name	Place and date of formation	Ownership	Principal activity
Pine Ridge Group Limited (“Pine Ridge”)	British Virgin Islands (“BVI”)	100% (directly)	Investment holding
Allied Target Limited	BVI	100% (directly)	Investment holding
Chrome Fields I, Inc. (“Chrome I”)	Delaware	100% (indirectly)	Investment holding
Chrome Fields II, Inc. (“Chrome II”)	Delaware	100% (indirectly)	Investment holding
FSC Clearwater, LLC (“Clearwater I”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Kissimmee Bay Country Club)
FSC Clearwater II, LLC (“Clearwater II”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Remington Golf Club)
Great Harvest Finance Limited	Hong Kong	100% (indirectly)	Inactive

F-30

Initial Public Offering

On February 13, 2025, the Company announced the closing of its initial public offering (“IPO”) of 3,000,000 common stocks, US$0.001 par value per stock at an offering price of $4.00 per share for a total of US$12,000,000 in gross proceeds. The Company raised total net proceeds of approximately $10.65 million, which was reflected in the statement of cash flows, after deducting underwriting discounts and commissions and outstanding offering expenses upon the completion of listing. During the process of IPO, the Company incurred an aggregate of approximately $2.1 million for underwriting discounts and commissions and total offering expenses, among which approximately $0.6 million offering expenses were paid just before successful listing and recognized as deferred offering costs. At the date of closing of IPO, the underwriting discounts and commissions and total offering expenses of approximately $2.1 million were offset against the gross offering proceeds of $12 million resulted in net amount of approximately $9.9 million which was recognized in additional paid-in capital.

The common stock of the Company began trading on the Nasdaq Capital Market afterwards under the ticker symbol “AGH” from February 13, 2025.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The consolidated financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company transactions and balances between members of the Group are eliminated upon consolidation.

The unaudited condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted in accordance with SEC rules and regulations. In the opinion of the Company’s management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of June 30, 2025, and results of operations and cash flows for the six months ended June 30, 2025 and 2024. The unaudited condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

F-31

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for expected credit loss, allowance for deferred tax assets, the impairment assessment of property and equipment and estimated incremental borrowing rate of lease. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Recently Adopted Accounting Standards

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures required under ASC 280. The ASU is effective for fiscal years beginning after December 15, 2023 and interim periods beginning after December 15, 2024. The guidance is applied retrospectively to all periods presented in the financial statements, unless it is impracticable. The Company adopted this standard from January 1, 2025, which did not have a material impact on its consolidated financial statements and related disclosures.

Cash and Cash Equivalents

Cash and cash equivalents include cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. As of June 30, 2025 and December 31, 2024, the Company had cash of $7,625,413 and $457,142, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of June 30, 2025, was approximately $6,556,293. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

F-32

Accounts Receivable, net

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for expected credit losses. The credit cards payment is to be settled either within few days after the period end date due to the timing difference for the payment transfer from credit card center to the bank accounts of the Company or within one month after the services were utilized by the customers who have authorized the Company to make the payment through their credit cards. The Company reviews accounts receivable periodically for collectability and establishes an allowance for expected credit losses and records provision for allowance for expected credit losses expense when deemed necessary. The Company records an allowance for expected credit losses that is based on historical trends, customer knowledge, any known disputes, future expectation, future economic situation consideration and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts receivable are written off against the allowance after all attempts to collect a receivable have failed. As of June 30, 2025 and December 31, 2024, the Company had no allowance for expected credit losses due to no experiences on default from customers or failure of transfer from credit card center after payment authorization was made by customers and all outstanding accounts receivable as of June 30, 2025 and December 31, 2024 were subsequently settled before this report date.

Prepaid expenses

Prepaid expenses represent the prepayment for (i) the non-refundable consultancy service of $150,000; (ii) the non-refundable prepaid annual listing fee to Nasdaq of $64,166; (iii) the refundable director’s and officer’s liability insurance premium of $56,000; and (iv) the refundable prepaid rental of $10,000. Regarding the consultancy service expense, the Company has engaged a third-party consultant to provide business development regarding the acquisition of a new golf property and golf property management in Asia for a total consideration of $450,000 with service period of 36 months from March 15, 2025 to March 14, 2028. As of June 30, 2025, an aggregate of $450,000 was paid. The total amount in the contract will be amortized ratable to the service period since the services are expected to be provided evenly throughout the contract period. During the six months ended June 30, 2025, $43,750 of consultancy service fee was recognized in statement of operations and the remaining prepaid amount was recognized as prepaid expenses with current portion of $150,000 and non-current portion of $256,250. Regarding the annual listing fee starting from February 12, 2025 (the date that the common stock of the Company commencing public trading) after listing and prepaid obligation insurance for directors and officers starting from February 12, 2025, the service contract has one year term and the prepaid amount was amortized throughout the contract period starting from the date of contract and the amortization costs were recognized as other general and administration expenses while the remaining balance amounting to $84,310 in aggregate was recognized as current portion of prepaid expenses. As of June 30, 2025 and December 31, 2024, the Company had no allowance for expected credit losses.

Inventories, net

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears and we value inventories using the lower first-in, first-out (“FIFO”) method and net realizable value, which is generally based on the selling price expectations of the merchandise goods. We regularly review inventories to determine if the carrying value of the inventory exceeds net realizable value and, when determined necessary, record a reserve to reduce the carrying value to net realizable value. Changes in customer merchandise preference, current and anticipated demand, consumer spending, weather patterns, economic conditions, business trends or merchandising strategies could cause our inventory to be exposed to obsolescence or slow-moving merchandise. All goods are aged less than one year and the Company will offer discounts to customers to boost the selling but higher than that of purchase price. As of June 30, 2025 and December 31, 2024, no obsolescent goods were noted.

Deferred offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to stockholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of operations. As of December 31, 2024, the Company deferred $582,679 of offering costs. As of June 30, 2025, all deferred offering costs were charged against the gross proceeds upon the completion of IPO on February 13, 2025.

F-33

Property and Equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and any impairment losses. Property and equipment, consisting of land, buildings and recreational facilities, properties improvements, equipment, furniture and fixture. We capitalize costs that materially add value and appreciably extend the useful life of an asset. With respect to golf course improvements (included in land improvements), only costs associated with original construction, complete replacements, or the addition of new trees, sand traps, fairways or greens are capitalized while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Land is not depreciated.

Depreciation is calculated using the straight-line method based on the following estimated useful lives:

Depreciable land improvements	15 years
Building and recreational facilities	39 years
Properties improvements	5-7 years
Equipment, furniture and fixture	5-7 years

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for Long-Lived Assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. If an impairment is identified, The Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

F-34

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires the Company to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded, may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued liabilities, current portion of bank and other borrowings and lease liabilities and amount due to related parties are approximate fair value due to their short-term nature. Non-current portion of bank and other borrowings and lease liabilities have been calculated by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities. The changes in fair value as a result of the Group’s own non-performance risk for bank and other borrowings and lease liabilities as of June 30, 2025 and December 31, 2024 were assessed to be insignificant.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group as of June 30, 2025 and December 31, 2024 are accounted for as operating leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

Accrued Liabilities

Accrued liabilities primarily include accrued property tax and sales tax and other accrual and payable for the operation of the ordinary course of business.

Bank and Other Borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of operations over the period of the borrowings using the effective interest method. All bank and other borrowings have been fully repaid upon listing.

Related Parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

F-35

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The details of related party transactions during the six months ended June 30 ,2025 and 2024 and balances as of June 30, 2025 and December 31, 2024 are set out in Note 8.

Revenue Recognition

All revenue recognized in the consolidated statements of operations is considered to be revenue from contracts with customers in accordance with Accounting Standards Codification (“ASC”) 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services are transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are incurred as the Company satisfies the related performance obligations.

Revenue from golf operations

There are two types of service charges maintained by the Company, the players can either (1) subscribe to the entertainment services for a period of time of one year at a discount (i.e. annual subscription green fees); or (2) purchase the services at the counter by one-time payment (i.e. one-time green fees). The golf courses are open to public and hence our customers include both local and overseas citizens. The charges comprise of both the cart fee and fees for playing in the golf course, which is fixed without variable consideration, and the customers either pay via cash or credit card. The entire service fee from customers is non-refundable and required to be paid in advance.

The Company sells annual green fee subscriptions to local patrons. The performance obligation of the annual subscription is for the Company to provide a patron with access to the golf course and cart, subject to availability of a tee time for a patron to play a single round on the 18-hole course; the round of golf is expected to be completed before sunset of the day of the booking of that tee time. The Company recognizes revenue from these annual subscriptions on a monthly basis over twelve months. The annual subscriptions are non-refundable. Payments for subscriptions in the form of cash or credit card are received in advance, and are recorded as contract liabilities-deferred revenue, and recognized to revenue at the end of each month. Management believes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar for each month, even though the exact volume of services may vary. The Company concludes that the annual green fees subscription satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The annual subscriptions fees are fixed and there is no variable consideration, significant financing components or noncash consideration. There is no contract asset related to these annual green fee subscriptions. As of June 30, 2025 and December 31, 2024, the Company recorded contract liabilities - deferred revenue of $154,386 and $162,226, respectively.

F-36

One-time green fees require the Company to provide to a patron access to a designated 18-hole golf course and cart to play a single round of golf subject to non-hazardous weather conditions that is expected to be completed before sunset of the day of booking of that tee time. Management believes access to the golf course and the card constitute a single performance obligation as either service is not available to be purchased separately. Payments for tee times are non-refundable and are received via cash or credit card immediately prior to the initiation of the patron playing the round of 18-hole golf; therefore, and one-time green fees are not refundable. Typically, in the event that weather is not expected to permit the patron to play and complete the single round of golf, the Company will not undertake the transaction and take payment from the patron. The one-time green fees are fixed and there is no variable consideration.

Sales of merchandise, food and beverage

Golf course patrons regularly buy golf balls, clothing, paraphernalia, and gloves, or will enjoy food and beverage offered at the clubhouses. Patrons make orders at the counter. The price is fixed without variable consideration. The Company recognizes revenue when the merchandise or food and beverage are delivered, net of discounts, if any and control of the product has been passed to the customer. If the clothing or wearables have product defects, they are subject to exchange, but all sales are final and not subject to return. Product delivery is evidenced by a payment receipt record. Payments are settled via cash or credit card. The respective revenue is recognized at a point in time. There are no warranties, sales returns and refunds after the orders are delivered to the customers at the counter.

Ancillary revenue

Ancillary revenue represented the lease of its clubhouse for several hours for events held by associations or individuals such as golf tournaments and lease of golf club to individuals for one day playing golf in the Company’s golf course. The revenue was recognized upon services were rendered (i.e. on daily basis when the venue or golf club was used that day). Deposit was received in advance for booking of clubhouse and recognized as contract liabilities – deferred income upon receipt and recognized as revenue in the statements of income when service was rendered or no show after booking. Deposit received is non-refundable.

Operating Costs

Golf operating costs consist of costs associated with golf course upkeep expenses and are expended as incurred.

Other General and Administrative Expense

Other General and administrative expense consists of audit fees for initial public offering, costs associated with corporate and administrative functions that support development and operations.

Income Tax

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of June 30, 2025 and December 31, 2024, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements, respectively.

F-37

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the six months ended June 30, 2025 and 2024, respectively.

Earnings Per Share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common stock outstanding for the period. Diluted EPS presents the dilutive effect on a per common stock basis of the potential common stocks (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stocks that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended June 30, 2025 and 2024, there were no dilutive common stocks.

Segment Information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CEO is the CODM. Management, including the CODM, reviews operation results by revenue, operating expenses and income from operations of different services, while revenue is the profitability measure used by the CODM in making decisions about allocating resources and assessing performances. Based on management’s assessment, the Company has determined that it has only one operating segment as defined by ASC 280, because the Company provides golf operations, sales of merchandise, food and beverage and provides ancillary services to customers in most instances, and has only one team to provide products and services to customers. All assets of the Company are located in Florida and all revenue is generated from Florida.

The following table presents summary information of the Company’s single segment for the three months and six months ended June 30, 2025 and 2024, respectively:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Measure of profit or loss

Revenue	602,232	648,537	1,930,603	2,202,172

Reconciliation to net (loss) income before taxes

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	326,232	315,464	649,491	706,695
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	59,162	43,232	125,044	114,040
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	12,671	9,968	35,969	34,084
Salaries and benefits	248,953	141,795	522,940	377,643
Depreciation	52,013	50,031	102,797	100,038
Other general and administration expenses*	329,704	182,822	567,828	484,337
	1,028,735	743,312	2,004,069	1,816,837

Other reconciliation items
Interest expense	-	(6,296)	(4,491)	(16,482)
Other income	83,724	9,825	145,719	29,267
Total other income, net	83,724	3,529	141,228	12,785

Net (loss) income before taxes	(342,779)	(91,246)	67,762	398,120

Income tax (benefits) expenses	(53,518)	(22,145)	90,811	137,837

Net (Loss) Income	(289,261)	(69,101)	(23,049)	260,283

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Other segment disclosures
Total Assets	12,663,194	5,211,893

*	Other general and administrative expenses included professional fees, insurance, rental expenses, bank and credit cards charges, travelling expenses, and office expenses and etc..

F-38

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently Issued Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to compare entities subject more easily to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (CODM), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s consolidated financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively. We have adopted ASU 2023-06 during the current period and there is no material impact on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. We are currently evaluating the impact the adoption of ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of operations and comprehensive (loss) income and statements of cash flows.

Note 3 – Inventories, net

As of June 30, 2025 and December 31, 2024, the inventories consisted of the following:

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Purchased goods	$37,805	$55,817
Less: Impairment of obsolete goods	-	-
	$37,805	$55,817

F-39

Note 4 – Property and Equipment, net

As of June 30, 2025 and December 31, 2024, the property and equipment consisted of the following:

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Land	$444,906	$444,906
Buildings and recreational facilities	2,543,071	2,262,814
Properties improvements	1,978,759	1,939,018
Furniture and equipment	201,104	190,288
	5,167,840	4,837,026
Less - accumulated depreciation	(1,855,898)	(1,753,103)
	$3,311,942	$3,083,923

Depreciation expenses for the six months ended June 30, 2025 and 2024, were $102,797 and $100,038, respectively.

Note 5 – Accounts Payables and Accrued Liabilities

As of June 30, 2025 and December 31, 2024, the accounts payable and accrued liabilities consisted of the following:

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Accounts payable	$238,490	$207,947
Payable for acquisition of property and equipment	199,562	-
Credit cards payables	32,811	22,897
Sales tax payable	12,375	21,636
Property tax payable	50,724	102,483
Accrued expenses	20,759	65,042
	$554,721	$420,005

Note 6 – Bank and Other Borrowings

As of June 30, 2025 and December 31, 2024, the bank and other borrowings consisted of the following:

		Principal		Fixed Interest	June 30,	December 31,
Initiation date	Loan No.	Amount	Maturity date	Rate	2025	2024
					(Unaudited)	(Audited)
May 13, 2020	#1	$500,000	April 13, 2050	3.75%	$-	$-
May 17, 2022	#2	$25,050	August 1,2025	5.50%	-	5,022
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	-	40,438
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	-	66,413
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	-	80,505
Total loans payable					-	192,378
Current portion					-	(94,007)
Non-current portion					$-	$98,371

Notes:

(1)	Loan #1 is guaranteed by Cheung Chi Ping (“Mr. Cheung”), director of the Company, and Chrome I and secured by all intangible and tangible personal property of Mr. Cheung.
(2)	Loan #2 is secured by the land of the golf course of the Company.
(3)	Loan #3 is secured by the buildings of the golf clubs of the Company.
(4)	Loan #4 is secured by the golf course of the Company and repayable in eight years
(5)	Loan #5 is secured by the land and building of the golf clubs of the Company.

F-40

During the six months ended June 30, 2025 and 2024, the Company recognized interest expenses of $4,491 and $16,482, respectively. All bank and other borrowings have been early repaid upon listing.

Note 7 – Leases

During the six months ended June 30, 2025 and 2024, the Company had six operating lease agreements for a period of 4 years to 5 years. The leases were for corporate office, golf carts and golf equipment.

The components of leases related expenses charged to statements of operations were as follows:

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating lease cost	58,345	98,133	$116,009	$155,849

Supplemental cash flow information related to leases was as follows:

	For the six months ended
	June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$116,009	$155,849
Weighted average discount rate	5.00%	3.52%
Weighted average remaining lease term (years)	3.89	1.59

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Operating lease right-of-use asset	$695,572	$775,546
Operating lease liabilities:
Current portion	199,652	195,115
Non-current portion	495,920	580,431
	$695,572	$775,546

Future minimum lease payments under operating leases as of June 30, 2025 were as follows:

Year ending December 31,
2025 (excluding six months ended June 30, 2025)	$115,145
2026	204,211
2027	165,966
2028	165,966
2029	112,006
2030	1,362
$764,656
Less: imputed interest	(69,084)
Operating lease liabilities	$695,572

F-41

Note 8 – Related Party Transactions and Balances

Relationships with related parties

Name	Relationship
Mr. Cheung Ching Ping	Shareholder of the Company
Mr. Cheung Chi Ping	Shareholder and Director of the Company
Mr. Cheung Yick Chung	Shareholder of the Company

Amounts due to related parties

Amounts due to related parties consist of the following:

		June 30,	December 31,
Name	Nature	2025	2024
		(Unaudited)	(Audited)
Mr. Cheung Ching Ping	Interest-free listing expense loans (1)	$-	$1,021,617
Mr. Cheung Ching Ping	Interest-free shareholder’s loans (2)	-	607,272
Mr. Cheung Ching Ping	Director’s remuneration (3)	30,000	-
Mr. Cheung Chi Ping	Interest-free shareholder’s loans (2)	-	485,917
Mr. Cheung Chi Ping	Director’s remuneration (4)	214,368	295,900
Mr. Cheung Yick Chung	Interest-free shareholder’s loans (2)	-	121,454
		$244,368	$2,532,160

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000 which was then increased to $1,100,000 in January 2025. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of within 30 days from the date the Company’s common stock listed on Nasdaq, or December 31, 2025. As of December 31, 2024, the amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $1,021,617. The loan was fully settled during the six months ended June 30, 2025 upon listing.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of December 31, 2024, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $607,272, $485,917 and $121,454, respectively. The outstanding balances were fully settled during the six months ended June 30, 2025 upon listing.

(3)

For the six months ended June 30, 2025, the Company charged $30,000 as director’s remuneration to Mr. Cheung Ching Ping and recognized under salaries and benefits on the statements of operations. The balance is interest-free, unsecured and repayable on demand. As of June 30, 2025, outstanding director’s remuneration was $30,000. The director’s remuneration payable to Mr. Cheung Ching Ping was fully settled in July 2025.

(4)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the six months ended June 30, 2025 and 2024, the Company charged $30,000 and $40,000, respectively, as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits on the statements of operations. The balance is interest-free, unsecured and repayable on demand. As of June 30, 2025 and December 31, 2024, outstanding director’s remuneration was $214,368 and $295,900, respectively. The director’s remuneration payable to Mr. Cheung Chi Ping was fully settled in July 2025.

F-42

Note 9 – Revenue

Revenues disaggregated by major revenue streams and timing of revenue recognition for the six months ended June 30, 2025 and 2024 are disclosed in the table below:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Over time:
Golf operations – annual subscription green fees	111,052	76,157	$145,218	$150,380

Point in time:
Golf operations – one-time green fees	304,816	382,571	1,299,590	1,529,229
Sales of food and beverage	147,587	146,824	373,390	392,085
Sales of merchandise	20,904	24,732	65,408	75,824
Ancillary revenue	17,873	18,253	46,997	54,654
	491,180	572,380	1,785,385	2,051,792

	602,232	648,537	$1,930,603	$2,202,172

Note 10 – Stockholders’ Equity

Preferred stock

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001. 20,000,000 preferred shares have been designated.

Series A Preferred Stock

The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of series A preferred stock would have 20 voting rights for each series A preferred stock on any matter which action of the stockholders of the corporation is sought. The series A preferred stock will vote together with the common stock. Common stock and series A preferred stock are not convertible into each other. Holders of series A preferred stock are not entitled to receive dividends. The series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

On January 17, 2024, 5,000,000 shares of Series A Preferred Stock was issued to Ace Champion, 4,000,000 shares of Series A Preferred Stock was issued to Chrome Fields Asset Management LLC, wholly-owned by Mr. Cheung Chi Ping and 1,000,000 shares of Series A Preferred Stock was issued to Trendy View, at an aggregate cash consideration of $10,000. As a result, as of June 30, 2025 and December 31, 2024, 10,000,000 shares of Series A Preferred Stock are issued and outstanding. This has been retrospectively reflected in the unaudited condensed consolidated financial statements as discussed in Note 1.

F-43

Common stock

The Company has authorized 450,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the shareholders of the Company is sought.

The Company issued 5,440,000 shares of common stock for the exchange of 100 ordinary shares owned by the shareholder of our acquired subsidiary, Pine Ridge.

On January 17, 2024, the Company allotted 6,800,000 shares of common stock at par value $0.001 of the Company to Ace Champion Investments Limited (“Ace Champion”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Ching Ping, brother of Mr. Cheung Chi Ping; and the Company allotted 1,360,000 shares of common stock at par value $0.001 to Trendy View Assets Management (“Trendy View”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Yick Chung and Ms. Chan Lee, parents of Mr. Cheung Chi Ping. Total consideration for the subscription was $8,160. Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are collectively considered as Mr. Cheung’s family. After the allotment, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are ultimately holding 50%, 40% and 10% of the common stock of the Company.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

On February 13, 2025, the Company announced the closing of its initial public offering (“IPO”) of 3,000,000 shares of common stock, US$0.001 par value per stock share at an offering price of US$4.00 per share for a total of US$12,000,000 in gross proceeds.

As a result, as of June 30, 2025 and December 31, 2024, 13,880,000 and 10,880,000 shares of common stock are issued and outstanding, respectively.

Note 11 – Income Tax

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company is incorporated in the State of Nevada and is not subject to tax on income or capital gains under current Nevada law. In addition, upon payments of dividends by these entities to their shareholders, no Nevada withholding tax will be imposed.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new federal statutory rate of 21% and state of Florida tax rate of 5.5% to the income tax amount recorded for the six months ended June 30, 2025 and 2024 are as follows:

F-44

Taxation in the statements of operations represents:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tax provision for the period:
Current	$-	$-	$-	$-
Deferred
● Federal statutory tax
- Deferred tax assets
- utilization of NOLs brought forward	-	-	75,109	96,631
- overprovision of DTA for first quarter	(31,280)	(22,547)	-	-
- Deferred tax liabilities
- (reversal) recognition for the period	(11,131)	4,998	(3,146)	12,598
	(42,411)	(17,549)	71,963	109,229
● State of Florida tax
- Deferred tax assets
- utilization of NOLs brought forward	-	-	19,950	27,679
- overprovision of DTA for first quarter	(7,519)	(3,464)	-	-
- Deferred tax liabilities
- (reversal) recognition for the period	(3,588)	(1,132)	(1,102)	929
	(11,107)	(4,596)	18,848	28,608

Total income tax (benefits) expenses	(53,518)	(22,145)	$90,811	$137,837

A reconciliation of the effective income tax rates reflected in the accompanying unaudited condensed consolidated statements of operations to the federal statutory rate of 21% for the three and six months ended June 30, 2025 and 2024 are as follows:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Federal statutory tax rate	21.0%	21.0%	21.0%	21.0%
Effect of state of Florida tax	3.3%	5.0%	27.8%	7.2%
Effect of state of Nevada tax*	(8.4)%	(1.7)%	84.2%	6.4%
Effect of British Virgin Islands tax	0.0%	0.0%	0.0%	0.0%
Permanent difference	0.0%	0.0%	1.0%	0.0%
Effective tax rate	15.9%	24.3%	134.0%	34.6%

*	Effect of state of Nevada tax represented the audit fee expenses in relation to IPO and operating costs incurred by the Company which is incorporated in the state of Nevada which is not subject to state income tax.

Significant components of the deferred tax assets and deferred tax liabilities are presented below:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Deferred tax liabilities:
Accelerated depreciation
Federal statutory tax:
Beginning of the period/year	$48,132	$40,173
(Reversal) recognized during the period/year	(3,146)	7,959
End of the period/year	44,986	48,132
State of Florida tax:
Beginning of the period/year	11,982	7,983
(Reversal) recognized during the period/year	(1,102)	3,999
End of the period/year	10,880	11,982
Deferred tax liabilities	$55,866	$60,114

Deferred tax assets:
Net operating losses
Federal statutory tax:
Beginning of the period/year	$186,759	$195,391
Utilized during the period/year	(75,109)	(8,632)
End of the period/year	111,650	186,759

State of Florida tax:
Beginning of the period/year	$40,393	40,739
Utilized during the period/year	(19,950)	(346)
End of the period/year	20,443	40,393

Less: valuation allowance	-	-
Deferred tax assets, net	$132,093	$227,152

F-45

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized.

As of June 30, 2025, the Company had $498,464 of NOLs which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

Note 12 – Risk and Uncertainties

Credit Risk

The Company’s principal financial assets are cash and cash equivalents and accounts receivables. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. The Company has not experienced losses on their accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

The Company mitigates its credit risk on receivables by actively managing and monitoring its receivables. The Company mitigates credit risk by evaluating the creditworthiness of customers prior to conducting business with them and monitoring its exposure for credit losses with existing customers. Since all accounts receivable as of June 30, 2025 and December 31, 2024 are aged within one year and collected all receivables subsequent to year end, minimum credit risk was noted for accounts receivable.

Vendor concentration risk

As of June 30, 2025 and December 31, 2024, the Company owed 74% and 84% of accounts payable to a key supplier, respectively.

For the six months ended June 30, 2025 and 2024, one vendor accounted for 26% and 31% of our total operating costs, respectively. No other vendor accounts for more than 10% of our total operating costs for the six months ended June 30, 2025 and 2024, respectively.

For the three months ended June 30, 2025 and 2024, one vendor accounted for 25% and 35% of our total operating costs, respectively. No other vendor accounts for more than 10% of our total operating costs for the three months ended June 30, 2025 and 2024, respectively.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as its financial liabilities carry interest at fixed rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

F-46

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including through operations and financial support from our stockholders and financial institutions. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency, as well as servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Note 13 – Commitments and Contingencies

Lease Commitments

We entered into operating leases for corporate office, golf carts and golf equipment for terms of four to five years. Our commitments for minimum lease payment under these operating leases as of June 30, 2025 are listed in section “Note 7 — “Leases”.

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in the aggregate, is reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

Note 14 – Subsequent Events

The Company evaluated all events and transactions that occurred after June 30, 2025 up through August 14, 2025, which is the date that these unaudited condensed consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these unaudited condensed consolidated financial statements other than those disclosed below which has no effect on the unaudited condensed consolidated financial statements.

On July 23, 2025, the Company has entered into definitive securities purchase agreements with accredited and institutional investors for the issuance and sale of units consisting of common stock (each a share of “Common Stock”) (or pre-funded warrants (“Pre-funded Warrants”) to purchase in lieu thereof) together with common A warrants and common B warrants (each of the common A and common B warrants a “Common Warrant”) to purchase the same number of shares of common stock (or Pre-funded Warrants) of the Company at a price of 0.87 per unit, on a brokered private placement basis, for aggregate gross proceeds of approximately $26 million, before deducting fees and offering expenses.

The Company proposed to offer and sale from time to time of up to 89,655,171 of the Company’s common stock by American Ventures LLC, Series XVI AGH, Dominari Securities LLC and Revere Securities LLC (the “Selling Stockholders”) consisting of (i) 728,988 shares of common stock and 29,156,069 pre-funded warrants in lieu thereof, each to acquire a share of common stock, (ii) 29,885,057 common warrants A, each to acquire a share of common stock, (iii) 29,885,057 common warrants B, each to acquire a share of common stock, (iv) 2,390,804 placement agent warrant shares each to acquire a single share of our common stock and (v) 2,390,804 shares of our common stock underlying placement agent warrants. If the warrants are exercised in cash, we would receive gross proceeds of approximately $69.6 million. For more details, please refer to the Company’s prospectus dated August 4, 2025.

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Up to 92,045,975 Shares of Common Stock Comprised of

728,988 Shares of Common Stock,

Up to 29,156,069 Shares of Common Stock Underlying the Pre-Funded Warrants,

29,885,057 Shares of Common Stock Underlying the Common Warrants A,

29,885,057 Shares of Common Stock Underlying the Common Warrants B and

2,390,804 Shares of Common Stock Underlying the Placement Agent Warrants

Aureus Greenway Holdings, Inc.

PROSPECTUS

September 12, 2025